PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED OCTOBER 1, 1997)

                                2,700,000 SHARES

                                     [LOGO]

                                  COMMON STOCK
                               ------------------

    Realty Income Corporation, a Maryland corporation (the "Company" or "Realty Income"), is a fully integrated, self-administered and self-managed real estate investment trust ("REIT") that acquires, owns and manages net leased, retail properties. The Company is the nation's largest publicly-traded owner of freestanding, single-tenant, retail properties diversified geographically and by industry and operated under net lease agreements and, through its predecessors, has been in the real estate investment business since 1969. As of August 31, 1997, the Company owned a diversified portfolio of 774 properties located in 42 states with over 5.7 million square feet of leasable space. Over 99 percent of the Company's single-tenant properties were leased as of August 31, 1997 pursuant to leases with an average remaining term (excluding extension options) of approximately 8.4 years.

    The Company currently pays regular monthly distributions to holders of its outstanding shares of common stock, par value $1.00 per share ("Common Stock"). The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "O." On October 8, 1997, the last reported sale price of the Common Stock on the NYSE was $27 1/16 per share.

    All of the 2,700,000 shares of Common Stock being offered hereby are being sold by Realty Income. Of the 2,700,000 shares of Common Stock offered hereby, 2,160,000 shares are being offered in the United States and Canada by the U.S. Underwriters (the "U.S. Offering") and 540,000 shares are being offered in a concurrent offering outside of the United States and Canada by the International Managers (the "International Offering" and, together with the U.S. Offering, the "Offering"). The price to public and underwriting discount per share are identical for the U.S. Offering and the International Offering. See "Underwriting."

    The shares of Common Stock are subject to certain restrictions on ownership and transfer designed to preserve the Company's status as a REIT for federal income tax purposes. See "Restrictions on Ownership and Transfers of Capital Stock" in the accompanying Prospectus.

    SEE "RISK FACTORS" BEGINNING ON PAGE S-13 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO
     WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                                          PRICE TO       UNDERWRITING      PROCEEDS TO
                                                           PUBLIC         DISCOUNT(1)      COMPANY(2)
Per Share............................................      $27.00           $1.415           $25.585
Total(3).............................................    $72,900,000      $3,820,500       $69,079,500

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses payable by the Company estimated at $400,000.

(3) The Company has granted the U.S. Underwriters and International Managers (the "Underwriters") options, exercisable within 30 days after the date hereof, to purchase up to 324,000 and 81,000 additional shares of Common Stock, respectively, in each case to cover over-allotments, if any. If all such shares are purchased, the total Price to Public, Underwriting Discount and Proceeds to Company will be $83,835,000, $4,393,575 and $79,441,425, respectively. See "Underwriting."

                         ------------------------------

    The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if issued by the Company and delivered to and accepted by the Underwriters, subject to approval of certain legal matters by counsel for the Underwriters and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Common Stock will be made in New York, New York on or about October 15, 1997.
                           --------------------------

MERRILL LYNCH & CO.
        A.G. EDWARDS & SONS, INC.
                    PAINEWEBBER INCORPORATED
                                SUTRO & CO. INCORPORATED
                                                      WHEAT FIRST BUTCHER SINGER
                                ----------------

           The date of this Prospectus Supplement is October 8, 1997.

                       Narrative Description of Colorwork

Front Inside Cover:

    Map of the continental United States depicting the number of Company properties located in each state.

    Photographs of several of the Company's properties including a Jiffy Lube, Staples, Linens 'N Things and La Petite Academy.

    As of August 31, 1997, Realty Income owned and actively managed a portfolio of 774 properties located in 42 states, consisting primarily of freestanding, single-tenant, net leased retail locations. The Company provides expansion capital to regional and national retail chain store operators in a variety of industries by acquiring, then leasing back, the location to the retailer. Realty Income is the nation's largest publicly-traded owner of freestanding, single-tenant, retail properties diversified geographically and by industry and operated under net lease agreements.

Back Inside Cover:

    Photographs of several of the Company's properties, including a Dairy Mart, Barnes & Noble Bookstore, OfficeMax, Taco Bell and Petco.

    Realty Income's acquisition and investment activities are concentrated in specific target markets as the Company focuses on middle and upper market retailers providing goods and services used by consumers every day.

                         PROSPECTUS SUPPLEMENT SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN, OR INCORPORATED BY REFERENCE INTO, THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT ASSUMES THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION IS NOT EXERCISED. UNLESS THE CONTEXT OTHERWISE REQUIRES, AS USED HEREIN THE TERMS "COMPANY" AND "REALTY INCOME" REFER TO REALTY INCOME CORPORATION AND ITS SUBSIDIARIES ON A CONSOLIDATED BASIS FOR PERIODS FROM AND AFTER AUGUST 15, 1994 (THE DATE OF THE CONSOLIDATION REFERRED TO IN NOTE (1) UNDER "--SUMMARY FINANCIAL INFORMATION" BELOW) AND TO THE COMPANY'S PREDECESSOR PARTNERSHIPS FOR PERIODS PRIOR TO AUGUST 15, 1994. UNLESS OTHERWISE INDICATED, INFORMATION REGARDING THE COMPANY'S PROPERTIES IS AS OF AUGUST 31, 1997. ALL REFERENCES TO "$" OR "DOLLARS" MEAN UNITED STATES DOLLARS.

    NO ACTION HAS BEEN OR WILL BE TAKEN IN ANY JURISDICTION BY THE COMPANY OR BY ANY UNDERWRITER THAT WOULD PERMIT THE PUBLIC OFFERING OF THE COMMON STOCK OR THE POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IN ANY JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED, OTHER THAN IN THE UNITED STATES. PERSONS INTO WHOSE POSSESSION THIS PROSPECTUS SUPPLEMENT COMES ARE REQUIRED BY THE COMPANY AND THE UNDERWRITERS TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS AS TO THE OFFERING OF THE COMMON STOCK AND THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

                                  THE COMPANY

    Realty Income Corporation, a Maryland corporation ("Realty Income" or the "Company"), is a fully integrated, self-administered and self-managed real estate investment trust ("REIT") that acquires, owns and manages net leased, retail properties. The Company is the nation's largest publicly-traded owner of freestanding, single-tenant, retail properties diversified geographically and by industry and operated under net lease agreements. As of August 31, 1997, the Company owned a diversified portfolio of 774 properties located in 42 states with over 5.7 million square feet of leasable space. Over 99% of the Company's single-tenant properties were leased as of August 31, 1997.

    Realty Income adheres to a focused strategy of acquiring freestanding, single-tenant, retail properties leased to national and regional retail chains under long-term, net lease agreements. The Company typically acquires, and then leases back, retail store locations from retail chain store operators, providing capital to the operators for continued expansion and other purposes. The Company's net lease agreements generally are for initial terms of 10 to 20 years, require the tenant to pay a minimum monthly rent and property operating expenses (taxes, insurance and maintenance), and provide for future rent increases (typically subject to ceilings) based on increases in the consumer price index or additional rent calculated as a percentage of the tenant's gross sales above a specified level.

    Since 1970 and through August 31, 1997, Realty Income has acquired and leased back to national and regional retail chains 744 properties (including 31 properties that have been sold) and has collected approximately 98% of the original contractual rent obligations on those properties. Realty Income believes that the long-term ownership of an actively managed, diversified portfolio of retail properties leased under long-term, net lease agreements can produce consistent, predictable income and the potential for long-term capital appreciation. Management further believes that long-term leases, coupled with tenants assuming responsibility for property expenses under the net lease structure, generally produce a more predictable income stream than many other types of real estate portfolios. As of August 31, 1997, the Company's single-tenant properties were leased pursuant to leases with an average remaining term (excluding extension options) of approximately 8.4 years.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK. SUCH TRANSACTIONS MAY INCLUDE STABILIZING AND THE PURCHASE OF SHARES OF COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

    The Company is a fully integrated real estate company with in-house acquisition, leasing, legal, research, financial underwriting, portfolio management and capital markets expertise. The five senior officers of the Company, who have each managed the Company's properties and operations for between six and 12 years, owned approximately 1.0% of the Company's outstanding Common Stock as of September 15, 1997. The directors and officers of the Company, as a group, owned approximately 3.5% of the Company's outstanding Common Stock as of September 15, 1997. Realty Income had 44 employees as of September 15, 1997.

                              RECENT DEVELOPMENTS

    ACQUISITION OF 43 PROPERTIES THROUGH AUGUST 31, 1997.

    During the 1997 calendar year, the Company has continued to increase the size of its portfolio through a strategic program of acquisitions. The Company acquired 43 additional properties (the "New Properties"), and selectively sold 9 properties, increasing the number of properties in its portfolio by 4.6% from 740 properties at December 31, 1996 to 774 properties at August 31, 1997. Of the New Properties, 36 were occupied as of September 15, 1997 and the remaining properties were pre-leased and under construction pursuant to contracts under which the tenants have agreed to develop the properties (with development costs funded by the Company) and to begin paying rent when the premises open for business. The New Properties were acquired for an aggregate cost of approximately $58.1 million (excluding the estimated unfunded development costs totaling $2.4 million on properties under construction) at August 31, 1997. The New Properties are located in 20 states, will contain approximately 610,100 leasable square feet and are 100% leased under net leases, with an average initial lease term of 14.4 years. The weighted average annual unleveraged return on the cost of the New Properties (including the estimated unfunded development cost of properties under construction) is estimated to be 10.3%, computed as estimated contractual net operating income (which in the case of a net leased property is equal to the base rent or, in the case of properties under construction, the estimated base rent under the lease) for the first year of each lease, divided by total acquisition and estimated development costs. Since it is possible that a tenant could default on the payment of contractual rent, no assurance can be given that the actual return on the cost of the New Properties will not differ from the foregoing percentage. During the first eight months of 1997, the Company also invested $3.1 million in 12 development properties acquired during 1996.

    ACQUISITION OF 21 PROPERTIES IN SEPTEMBER 1997.

    During the month of September 1997, the Company acquired 21 properties (the "September Properties"), all of which were completed and occupied. The September Properties were acquired for an aggregate cost of approximately $54.4 million. These properties are located in 10 states, contain approximately 344,900 leasable square feet and are 100% leased under net leases with an average initial lease term of 15 years. The September Properties added two new industries to the portfolio, footwear and apparel, and are leased to Bob's Stores, Hollywood Video, Jiffy Lube, Just For Feet, Linens 'N Things, OfficeMax, and Speedy Brake & Muffler. The weighted average annual unleveraged return on the cost of the September Properties is estimated to be 10.4%, computed as estimated contractual net operating income, which in the case of a net leased property is equal to the base rent for the first year of each lease, divided by total acquisition costs. As noted above, no assurance can be given that the actual return on the cost of the September Properties will not differ from the foregoing percentage.

    NOTES OFFERING.

    On May 6, 1997 Realty Income issued $110 million of 7 3/4% Notes due 2007 (the "Notes"). The Notes were sold at 99.929% of par for a yield to the investors of 7.76%. After taking into effect the $1.1 million gain realized on a treasury interest rate lock agreement entered into by the Company, the effective interest rate to the Company on the Notes is 7.62%. The net proceeds from the sale of the Notes were used to repay $93.7 million of outstanding borrowings under the Company's credit facility and to acquire properties. Currently, there is no formal trading market for the Notes and the Company has not listed and does not intend to list the Notes on any security exchange.

    The Company received investment grade credit ratings from Duff & Phelps Credit Rating Company, Moody's Investors Service, Inc., and Standard & Poor's Rating Group in December 1996. Duff & Phelps assigned a rating of BBB, Moody's assigned a rating of Baa3, and Standard & Poor's assigned a rating of BBB- to the Company's senior debt. These ratings are subject to change based upon, among other things, the Company's results of operations and financial condition.

                                 NEW PROPERTIES

    The following table sets forth information concerning the New Properties as of August 31, 1997.

                                                                                                           APPROX.
                                                                                         INITIAL LEASE    LEASABLE
PERIOD ACQUIRED              TENANT               INDUSTRY              LOCATION         TERM (YEARS)    SQUARE FEET
--------------------  --------------------  --------------------  --------------------  ---------------  -----------
1st Qtr 1997          Aaron Rents           Home Furnishings      Arlington, TX                 10.0         68,100
1st Qtr 1997          Aaron Rents           Home Furnishings      Cedar Park, TX                10.0         23,300
1st Qtr 1997          Aaron Rents           Home Furnishings      Houston, TX                   10.0         70,300
1st Qtr 1997          Barnes & Noble        Book Store            Tampa, FL                     14.2         30,000
1st Qtr 1997          Econo Lube            Auto Service          Greensboro, NC                15.0          2,300
1st Qtr 1997          Econo Lube            Auto Service          Columbia, SC                  15.0          2,800
1st Qtr 1997          Econo Lube            Auto Service          Durham, NC                    15.0          2,800
1st Qtr 1997          Econo Lube            Auto Service          Charleston, SC                15.0          2,800
1st Qtr 1997          Econo Lube            Auto Service          Greenville, SC                15.0          2,800
1st Qtr 1997          Jiffy Lube            Auto Service          Springboro, OH                20.0          2,400
1st Qtr 1997          OfficeMax             Office Supplies       Lakewood, CA                  14.6         28,700
2nd Qtr 1997          Aaron Rents           Home Furnishings      Ridgeland, MS                 10.0         22,300
2nd Qtr 1997          Aaron Rents           Home Furnishings      Memphis, TN                   10.0         51,500
2nd Qtr 1997          Aaron Rents           Home Furnishings      Webster, TX                   10.0         22,500
2nd Qtr 1997          Best Buy              Consumer Electronics  Smyrna, GA                    20.0         46,100
2nd Qtr 1997          Econo Lube (1)        Auto Service          Denver, CO                    15.0          2,800
2nd Qtr 1997          Econo Lube (1)        Auto Service          Duluth, GA                    15.0          2,800
2nd Qtr 1997          Econo Lube (1)        Auto Service          Garner, NC                    15.0          2,800
2nd Qtr 1997          Econo Lube            Auto Service          Pineville, NC                 15.0          2,800
2nd Qtr 1997          Jiffy Lube (1)        Auto Service          Brentwood, TN                 20.0          2,000
2nd Qtr 1997          Linens 'N Things      Home Accessories      Omaha, NE                     15.8         46,600
2nd Qtr 1997          OfficeMax             Office Supplies       Hutchinson, KS                15.0         23,500
2nd Qtr 1997          OfficeMax             Office Supplies       Salina, KS                    15.0         23,500
2nd Qtr 1997          Petco                 Pet Supplies          Dickson City, PA              14.7         16,000
2nd Qtr 1997          Quik Trip             Convenience Store     Dunwoody, GA                  11.3          3,200
2nd Qtr 1997          Quik Trip             Convenience Store     Lithonia, GA                  18.3          3,200
2nd Qtr 1997          Quik Trip             Convenience Store     Mableton, GA                  17.4          3,200
2nd Qtr 1997          Quik Trip             Convenience Store     Norcross, GA                  17.4          3,200
2nd Qtr 1997          Quik Trip             Convenience Store     Stone Mountain, GA            11.3          3,200
2nd Qtr 1997          Quik Trip             Convenience Store     Godfrey, IL                   13.3          3,200
2nd Qtr 1997          Quik Trip             Convenience Store     Granite City, IL              13.3          3,200
2nd Qtr 1997          Quik Trip             Convenience Store     Madison, IL                   13.3          3,200
2nd Qtr 1997          Quik Trip             Convenience Store     Tulsa, OK                     11.3          3,200
2nd Qtr 1997          Speedy Brake          Auto Service          Southington, CT               15.1          5,300
2nd Qtr 1997          Speedy Brake          Auto Service          Billerica, MA                 15.0          5,000
2nd Qtr 1997          Staples               Office Supplies       Helena, MT                    14.7         24,600
2nd Qtr 1997          Staples               Office Supplies       New Philadelphia, OH          14.9         24,000
3rd Qtr 1997          East Coast Oil        Convenience Store     Midlothian, VA                15.0          2,400
3rd Qtr 1997          Econo Lube(1)         Auto Service          Flagstaff, AZ                 15.0          2,800
3rd Qtr 1997          Econo Lube(1)         Auto Service          Midwest City, OK              15.0          2,800
3rd Qtr 1997          Econo Lube(1)         Auto Service          The Village, OK               15.0          2,800
3rd Qtr 1997          Econo Lube            Auto Service          Houston, TX                   15.0          2,600
3rd Qtr 1997          Hollywood Video       Video Rental          Lubbock, TX                   15.0          7,500
                                                                                                 ---     -----------
                                                                  Average/Total                 14.4        610,100
                                                                                                 ---     -----------
                                                                                                 ---     -----------

------------------------------

(1) The Company acquired these properties as undeveloped land and is funding construction and other costs relating to the development of the properties by the tenants. The tenants have entered into leases with the Company covering these properties and are contractually obligated to complete construction on a timely basis and to pay construction cost overruns to the extent they exceed the construction budget by more than a predetermined percentage.

                                   PROPERTIES

    As of August 31, 1997, the Company owned 774 properties in 42 states consisting of 98 automotive parts and accessories stores, 72 automotive service locations, one book store, 317 child care centers, 37 consumer electronics stores, 52 convenience stores, 11 home furnishings stores, five office supplies stores, one pet supplies store, 167 restaurant facilities, one video rental store and 12 other properties. Of the 774 properties, 710 or 92% were leased to national or regional middle market retail chain operators; 41 or 5% were leased to franchisees of retail chain operators; 16 or 2% were leased to other tenant types; and seven or less than 1% were available for lease. Of the 774 properties, over 98% were under net lease agreements as of August 31, 1997. Net leases typically require the tenants to be responsible for property operating costs, including property taxes, insurance and maintenance.

    The following table sets forth certain state-by-state information regarding the properties owned by the Company as of August 31, 1997.

                         NUMBER                           APPROX.                   PERCENT OF TOTAL
                           OF                            LEASABLE     ANNUALIZED       ANNUALIZED
STATE                  PROPERTIES     PERCENT LEASED    SQUARE FEET  BASE RENT(1)      BASE RENT
--------------------  -------------  -----------------  -----------  -------------  ----------------
Alabama                         6             100%          42,300   $     319,000          0.5%
Arizona                        27              99          181,200       2,407,000          3.6
California                     53              92        1,001,900      10,392,000         15.7
Colorado                       43              98          236,400       3,067,000          4.6
Connecticut                     5             100           22,500         337,000          0.5
Florida                        48             100          457,300       4,227,000          6.4
Georgia                        44             100          252,500       3,480,000          5.3
Idaho                          11             100           52,000         656,000          1.0
Illinois                       28             100          192,200       2,389,000          3.6
Indiana                        22             100          117,600       1,408,000          2.1
Iowa                            8             100           51,700         456,000          0.7
Kansas                         17             100          176,000       1,862,000          2.8
Kentucky                       11             100           33,300         847,000          1.3
Louisiana                       2             100           10,700         126,000          0.2
Maryland                        6             100           34,900         505,000          0.8
Massachusetts                   5             100           25,900         534,000          0.8
Michigan                        5             100           26,900         355,000          0.5
Minnesota                      17             100          118,400       1,713,000          2.6
Mississippi                    12             100          128,900         901,000          1.4
Missouri                       27             100          163,600       1,908,000          2.9
Montana                         2             100           30,000         276,000          0.4
Nebraska                        9             100           93,700       1,071,000          1.6
Nevada                          5             100           29,100         353,000          0.5
New Hampshire                   1             100            6,400         122,000          0.2
New Jersey                      2             100           22,700         346,000          0.5
New Mexico                      3             100           12,000         103,000          0.2
New York                        5             100           38,300         539,000          0.8
North Carolina                 22             100           87,800       1,466,000          2.3
Ohio                           49             100          234,000       3,668,000          5.6
Oklahoma                       12             100           69,000         707,000          1.1
Oregon                         17             100           92,400       1,062,000          1.6
Pennsylvania                    5             100           44,300         676,000          1.0
South Carolina                 19             100           75,000       1,152,000          1.7
South Dakota                    1             100            6,100          79,000          0.1
Tennessee                      12             100          132,400       1,281,000          1.9
Texas                         130              99        1,015,300       9,317,000         14.1

                         NUMBER                           APPROX.                   PERCENT OF TOTAL
                           OF                            LEASABLE     ANNUALIZED       ANNUALIZED
STATE                  PROPERTIES     PERCENT LEASED    SQUARE FEET  BASE RENT(1)      BASE RENT
--------------------  -------------  -----------------  -----------  -------------  ----------------
Utah                            7             100%          45,400   $     591,000          0.9%
Virginia                       17             100           81,500       1,323,000          2.0
Washington                     42              98          249,700       2,959,000          4.5
West Virginia                   2             100           16,800         147,000          0.2
Wisconsin                      11             100           60,500         738,000          1.1
Wyoming                         4             100           20,100         264,000          0.4
                              ---             ---       -----------  -------------        -----

Total/Average                 774              99%       5,788,700   $  66,129,000        100.0%
                              ---             ---       -----------  -------------        -----
                              ---             ---       -----------  -------------        -----

------------------------

(1) Annualized base rent is calculated by multiplying the monthly contractual base rent as of August 31, 1997 for each of the properties by 12, except that, for the properties under construction, estimated contractual base rent for the first month of the respective leases is used instead of base rent as of August 31, 1997. The estimated contractual base rent for the properties under construction is based upon the estimated acquisition costs of the properties. Annualized base rent does not include percentage rents (i.e., additional rent calculated as a percentage of the tenant's gross sales above a specified level), if any, that may be payable under leases covering certain of the properties.

    The following table sets forth certain information regarding the Company's properties as of August 31, 1997, classified according to the business of the respective tenants.

                                                                                   REALTY
                                                                  APPROXIMATE      INCOME       APPROXIMATE     ANNUALIZED
                                               INDUSTRY              TOTAL          OWNED         LEASABLE         BASE
TENANT(1)                                     SEGMENT(1)         LOCATIONS(2)     LOCATIONS    SQUARE FOOTAGE     RENT(3)
-------------------------------------  ------------------------  -------------  -------------  --------------  -------------
AUTOMOTIVE PARTS & ACCESSORIES
CSK Auto                                 Parts & Accessories             580             79          409,200   $   4,192,000
Discount Tire                            Parts & Accessories             310             18          104,900       1,178,000
Other                                    Parts & Accessories               -              1            3,400          49,000
                                                                                        ---    --------------  -------------
    TOTAL AUTOMOTIVE PARTS & ACCESSORIES                                                 98          517,500       5,419,000

AUTOMOTIVE SERVICE
Econo Lube 'N Tune                             Service                   210             26           71,800       1,763,000
Jiffy Lube                                     Service                 1,400             30           70,200       1,935,000
Q-Lube                                         Service                   490              4            7,600         183,000
R&S Strauss                                    Service                   110              2           31,200         431,000
Speedy Brake                                   Service                 1,080              9           51,200         722,000
Other                                          Service                     -              1            3,100          41,000
                                                                                        ---    --------------  -------------
    TOTAL AUTOMOTIVE SERVICE                                                             72          235,100       5,075,000

BOOK STORES
Barnes & Noble Bookstores                    Book Stores               1,010              1           30,000         450,000
                                                                                        ---    --------------  -------------
    TOTAL BOOK STORES                                                                     1           30,000         450,000

CHILD CARE
Children's World Learning Centers             Child Care                 530            134          964,000      13,612,000
KinderCare Learning Centers                   Child Care               1,150             13           79,800       1,087,000
La Petite Academy                             Child Care                 790            167          959,000       8,738,000
Other                                         Child Care                   -              3           13,300          70,000
                                                                                        ---    --------------  -------------
    TOTAL CHILD CARE                                                                    317        2,016,100      23,507,000

                                                                                   REALTY
                                                                  APPROXIMATE      INCOME       APPROXIMATE     ANNUALIZED
                                               INDUSTRY              TOTAL          OWNED         LEASABLE         BASE
TENANT(1)                                     SEGMENT(1)         LOCATIONS(2)     LOCATIONS    SQUARE FOOTAGE     RENT(3)
-------------------------------------  ------------------------  -------------  -------------  --------------  -------------
CONSUMER ELECTRONICS
Best Buy                                 Consumer Electronics            270              3          150,900   $   1,738,000
Rex Stores                               Consumer Electronics            230             34          408,300       2,694,000
                                                                                        ---    --------------  -------------
    TOTAL CONSUMER ELECTRONICS                                                           37          559,200       4,432,000

CONVENIENCE STORES
7-ELEVEN                                  Convenience Stores          20,240              3            9,700         235,000
Dairy Mart                                Convenience Stores           1,020             22           66,500       1,522,000
East Coast Oil                            Convenience Stores              40              3            8,800         286,000
Quick Trip                                Convenience Stores             330              9           28,800         924,000
The Pantry                                Convenience Stores             400             14           34,400       1,333,000
Other                                     Convenience Stores               -              1            2,100               0
                                                                                        ---    --------------  -------------
    TOTAL CONVENIENCE STORES                                                             52          150,300       4,300,000

HOME FURNISHINGS & ACCESSORIES
Aaron Rents                                Home Furnishings              290              6          258,000         888,000
Levitz Furniture                           Home Furnishings              130              4          376,400       2,502,000
Linens 'N Things                           Home Accessories              170              1           46,600         561,000
                                                                                        ---    --------------  -------------
    TOTAL HOME FURNISHINGS & ACCESSORIES                                                 11          681,000       3,951,000

OFFICE SUPPLIES
OfficeMax                                  Office Supplies               560              3           75,700         854,000
Staples                                    Office Supplies               560              2           48,600         456,000
                                                                                        ---    --------------  -------------
    TOTAL OFFICE SUPPLIES                                                                 5          124,300       1,310,000

PET SUPPLIES
Petco                                        Pet Supplies                340              1           16,000         253,000
                                                                                        ---    --------------  -------------
    TOTAL PET SUPPLIES                                                                    1           16,000         253,000

RESTAURANTS
Carver's                                     Dinner House                 90              3           26,600         495,000
Don Pablo's                                  Dinner House                 70              7           60,700         607,000
Other                                        Dinner House                  -             12           93,100         887,000
Golden Corral                                   Family                   460             85          501,200       6,616,000
Sizzler                                         Family                   630              7           37,600         848,000
Other                                           Family                     -              2           11,600         108,000
Hardee's                                      Fast Food                3,100              3           10,300         144,000
Taco Bell                                     Fast Food                4,890             24           54,100       1,502,000
Whataburger                                   Fast Food                  520              9           23,000         616,000
Other                                         Fast Food                    -             15           50,000         897,000
                                                                                        ---    --------------  -------------
    TOTAL RESTAURANTS                                                                   167          868,200      12,720,000

                                                                                   REALTY
                                                                  APPROXIMATE      INCOME       APPROXIMATE     ANNUALIZED
                                               INDUSTRY              TOTAL          OWNED         LEASABLE         BASE
TENANT(1)                                     SEGMENT(1)         LOCATIONS(2)     LOCATIONS    SQUARE FOOTAGE     RENT(3)
-------------------------------------  ------------------------  -------------  -------------  --------------  -------------
VIDEO RENTAL
Hollywood Video                              Video Rental                660              1            7,500   $     118,000
                                                                                        ---    --------------  -------------
    TOTAL VIDEO RENTAL                                                                    1            7,500         118,000

    TOTAL OTHER                             Miscellaneous                                12          583,500       4,594,000
                                                                                        ---    --------------  -------------
    TOTAL                                                                               774        5,788,700   $  66,129,000
                                                                                        ---    --------------  -------------
                                                                                        ---    --------------  -------------

------------------------

(1) See "Business and Properties--Matters Pertaining to Certain Properties and Tenants."

(2) Approximate total number of retail locations in operation by each tenant (including both owned and franchised locations), based on information provided to Realty Income by the respective tenants.

(3) Annualized base rent is calculated by multiplying the monthly contractual base rent as of August 31, 1997 for each of the properties owned as of that date by 12, except that, for the properties under construction, estimated contractual base rent for the first month of the respective leases is used instead of base rent as of August 31, 1997. The estimated contractual base rent for the properties under construction is based upon the estimated acquisition costs of the properties. Annualized base rent does not include percentage rents, if any, that may be payable under leases covering certain of the properties.

                                  THE OFFERING

    All the shares of Common Stock offered hereby are being sold by the Company. None of the Company's stockholders is selling any shares of Common Stock. For a more complete description of the Common Stock, see "Description of Common Stock" in the accompanying Prospectus.

Shares of Common Stock Offered...............  2,700,000

Common Stock Offered for Sale in the:

  U.S. Offering..............................  2,160,000

  International Offering.....................  540,000

    Total Common Stock Offered...............  2,700,000

Shares of Common Stock Outstanding After this
  Offering...................................  25,698,664

Use of Proceeds..............................  To pay down amounts drawn under the Company's
                                               $130 million revolving, unsecured acquisition
                                               credit facility (the "Credit Facility") and
                                               for other general corporate purposes. The
                                               Credit Facility had an outstanding balance at
                                               September 29, 1997 of $67.6 million and is
                                               expected to be approximately $65 million on
                                               the closing date of the Offering. See "Use of
                                               Proceeds."

NYSE Symbol..................................  "O"

                              DISTRIBUTION POLICY

    Distributions are paid to the Company's stockholders on a monthly basis if, as and when declared by the Company's Board of Directors. The monthly distribution of $0.1575 per share represents a current annualized distribution of $1.89 per share, and an annualized distribution yield of approximately 7.0% based on the last reported sale price of the Company's Common Stock on the NYSE on October 8, 1997. The Company's Board of Directors has declared a distribution of $0.1575 per share of Common Stock payable October 15, 1997 to stockholders of record on October 1, 1997. PURCHASERS OF THE SHARES OF COMMON STOCK OFFERED HEREBY WILL NOT RECEIVE THE OCTOBER 15, 1997 DISTRIBUTION IN RESPECT OF THE SHARES OF COMMON STOCK BEING OFFERED HEREBY. The distributions paid by the Company for the six months ended June 30, 1997 represented approximately 87.5% of the Company's funds from operations (" FFO") for such period. Although the Company expects to continue its policy of paying monthly distributions, there can be no assurance that the current level of distributions will be maintained by the Company or as to the actual distribution yield for any future period. See "Distribution Policy" herein.

                                  RISK FACTORS

    For certain factors which investors should carefully consider in evaluating an investment in the Company's Common Stock, see "Risk Factors" herein.

    THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED AND DEEMED TO BE INCORPORATED HEREIN AND THEREIN BY REFERENCE, CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). FORWARD-LOOKING STATEMENTS ARE INHERENTLY SUBJECT TO RISK AND UNCERTAINTIES, MANY OF WHICH CANNOT BE PREDICTED WITH ACCURACY AND SOME OF WHICH MIGHT NOT EVEN BE ANTICIPATED. FUTURE EVENTS AND ACTUAL RESULTS, FINANCIAL AND OTHERWISE, MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS" AND "BUSINESS AND PROPERTIES-- MATTERS PERTAINING TO CERTAIN PROPERTIES AND TENANTS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE SECTIONS ENTITLED "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 AND IN THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 31, 1997 AND JUNE 30, 1997 INCORPORATED BY REFERENCE IN THE ACCOMPANYING PROSPECTUS.

                         SUMMARY FINANCIAL INFORMATION

    The following table sets forth summary financial information for the Company and the Predecessor (as defined below), as the case may be, for the six-month periods ended June 30, 1997 and 1996 and each of the five years in the period ended December 31, 1996. Data for the five years ended December 31, 1996 has been derived from financial statements which have been audited by the Company's independent auditors, KPMG Peat Marwick LLP. Data for the six month periods ended June 30, 1997 and 1996 is unaudited but, in the opinion of management of the Company, includes all adjustments (consisting of only normal recurring accruals) necessary to fairly present such information. Data as of and for the six months ended June 30, 1997 does not purport to be indicative of results for the fiscal year ending December 31, 1997. The following financial information should be read in conjunction with the consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference in the accompanying Prospectus from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997. The following table also includes certain property data.

                                                              COMPANY                                      PREDECESSOR(2)
                                --------------------------------------------------------------------  ------------------------
                                     AS OF OR FOR THE                   AS OF OR FOR THE                  AS OF OR FOR THE
                                     SIX MONTHS ENDED                     YEARS ENDED                       YEARS ENDED
                                         JUNE 30,                         DECEMBER 31,                      DECEMBER 31,
                                --------------------------  ----------------------------------------  ------------------------
                                    1997          1996          1996          1995        1994(1)        1993         1992
                                ------------  ------------  ------------  ------------  ------------  -----------  -----------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA
  Revenue:
    Rental revenue............  $     31,455  $     27,330  $     56,777  $     51,185  $     47,905  $    48,584  $    48,694
    Interest and other
      income..................           148            85           180           370           958          434          340
                                ------------  ------------  ------------  ------------  ------------  -----------  -----------
      Total revenue...........        31,603        27,415        56,957        51,555        48,863       49,018       49,034
                                ------------  ------------  ------------  ------------  ------------  -----------  -----------
  Expenses:
    Depreciation and
      amortization............         8,948         8,123        16,422        14,849        13,790       14,689       14,811
    General and administrative
      expenses and advisor
      fees....................         2,585         2,598         5,181         6,875         7,187        5,886        5,416
    Property..................           853           859         1,640         1,607         2,095        1,768        1,867
    Interest..................         3,321         1,005         2,367         2,642           396            5      --
    Provision for impairment
      losses..................            70           323           579       --                135          935      --
    Consolidation costs.......       --            --            --            --             11,201      --           --
                                ------------  ------------  ------------  ------------  ------------  -----------  -----------
      Total expenses..........        15,777        12,908        26,189        25,973        34,804       23,283       22,094
                                ------------  ------------  ------------  ------------  ------------  -----------  -----------
  Income from operations......        15,826        14,507        30,768        25,582        14,059       25,735       26,940
  Net gain on sales of
    properties................           427           958         1,455            18         1,165        3,583        1,113
                                ------------  ------------  ------------  ------------  ------------  -----------  -----------
  Net income..................  $     16,253  $     15,465  $     32,223  $     25,600  $     15,224  $    29,318  $    28,053
                                ------------  ------------  ------------  ------------  ------------  -----------  -----------
                                ------------  ------------  ------------  ------------  ------------  -----------  -----------
  Net income per share(3).....  $       0.71  $       0.67  $       1.40  $       1.27  $       0.78  $   --       $   --
                                ------------  ------------  ------------  ------------  ------------  -----------  -----------
                                ------------  ------------  ------------  ------------  ------------  -----------  -----------
  Weighted average common
    shares outstanding(3).....    22,990,163    22,976,756    22,977,837    20,230,963    19,502,091      --           --
                                ------------  ------------  ------------  ------------  ------------  -----------  -----------
                                ------------  ------------  ------------  ------------  ------------  -----------  -----------

                                                              COMPANY                                      PREDECESSOR(2)
                                --------------------------------------------------------------------  ------------------------
                                     AS OF OR FOR THE                   AS OF OR FOR THE                  AS OF OR FOR THE
                                     SIX MONTHS ENDED                     YEARS ENDED                       YEARS ENDED
                                         JUNE 30,                         DECEMBER 31,                      DECEMBER 31,
                                --------------------------  ----------------------------------------  ------------------------
                                    1997          1996          1996          1995        1994(1)        1993         1992
                                ------------  ------------  ------------  ------------  ------------  -----------  -----------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA (AT END OF
 PERIOD)
  Real estate, at cost,
    before accumulated
    depreciation..............  $    616,432  $    517,707  $    564,540  $    515,426  $    450,703  $   451,738  $   476,822
  Total assets (book value)...       500,321       411,842       454,097       417,639       352,768      384,474      395,671
  Total liabilities...........       131,344        32,951        79,856        36,218        17,352        2,570        2,150
  Stockholders' equity........       368,977       378,891       374,241       381,421       335,416      381,904      393,418

OTHER DATA
  FFO(4)......................  $     24,820  $     22,927  $     47,718  $     40,414  $     39,185  $    41,359  $    41,751
  Capital expenditures........             7             9            37           296           222           94           13

PORTFOLIO DATA (AT END OF
 PERIOD)
  Number of properties........           770           692           740           685           630          631          634
  Net leasable square feet....     5,777,500     4,688,100     5,226,700     4,673,700     4,064,800    4,052,800    4,468,200

------------------------------

(1) Realty Income commenced operations as a REIT on August 15, 1994 through the merger of the 25 public and private real estate limited partnerships (the "Partnerships") with and into the Company (the "Consolidation"). The Consolidation was accounted for as a reorganization of affiliated entities under common control in a manner similar to a pooling-of-interests. Under this method, the assets and liabilities of the Partnerships were carried over at their historical book values and their operations have been recorded on a combined historical cost basis. The pooling-of-interests method of accounting also requires the reporting of the results of operations as though the entities had been combined as of the beginning of the earliest period presented. Accordingly, the results of operations for the year ended December 31, 1994 comprise those of the separate Partnerships combined from January 1, 1994 through August 15, 1994 and those of the Company from August 16, 1994 through December 31, 1994. Costs incurred to effect the Consolidation and integrate the continuing operations of the separate Partnerships were expenses of the Company in 1994, the year in which the Consolidation was consummated.

(2) Prior to the Consolidation, the Company had no significant operations. Therefore, the combined operations for the period prior to the Consolidation represent the operations of the Partnerships (the "Predecessor").

(3) Due to the change in the capital structure caused by the Consolidation as described in note (1) above, share and per share information would not be meaningful for 1993 and 1992 and therefore has not been included.

(4) Funds from operations ("FFO") is calculated by adding (i) net income before net gain on sales of properties, (ii) depreciation and amortization, (iii) provision for impairment losses and (iv) one-time Consolidation costs. Management considers FFO to be an appropriate measure of the performance of an equity REIT. FFO is used by financial analysts in evaluating REITs and can be one measure of a REIT's ability to make cash distributions. Presentation of this information will provide the reader with an additional measure to compare the performance of different REITs; however, FFO is not comparable to "funds from operations" reported by other REITs that do not define funds from operations in accordance with the National Association of Real Estate Investment Trusts ("NAREIT") definition. FFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flow from operating, investing and financing activities as a measure of liquidity or ability to make cash distributions or pay debt service.

                                  RISK FACTORS

    In evaluating an investment in the Common Stock, investors should carefully consider the following factors, in addition to other matters set forth or incorporated in this Prospectus Supplement or the accompanying Prospectus.

REAL ESTATE INVESTMENT RISKS

    RISK OF DEFAULT BY MAJOR TENANTS. The Company's three largest tenants currently are Children's World Learning Center, La Petite Academy and Golden Corral Restaurants which accounted for approximately 21.6%, 14.1% and 11.2%, respectively, of the Company's rental revenue for the six months ended June 30, 1997. The financial position and results of operations of the Company and its ability to make distributions to stockholders and debt service payments may be materially adversely affected by financial difficulties experienced by any such major tenants or other tenants, including, but not limited to, a bankruptcy, insolvency or general downturn in the business of such tenants.

    For the six months ended June 30, 1997, approximately 37.4% and 21.4% of the Company's rental revenues were attributable to tenants in the child care and restaurant industries, respectively. A downturn in any of these industries generally, whether nationwide or limited to specific sectors of the United States, could adversely affect tenants in those industries, which in turn could materially adversely affect the financial position and results of operations of the Company and its ability to make distributions to stockholders and debt service payments. In that regard, a substantial number of the Company's properties are leased to middle market retail chains which generally have more limited financial and other resources than certain upper market retail chains and therefore are more likely to be adversely affected by a downturn in their respective business or in the national or regional economy generally.

    On September 5, 1997, Levitz Furniture filed a voluntary petition for reorganization under Chapter 11 of the Federal Bankruptcy Code. Levitz Furniture occupies four of the Company's properties: two in California, one in Texas and one in Florida. As of August 31, 1997, the annualized base rent (computed as described in note (1) to the table under "--Prospectus Supplement Summary--Properties") from the four stores leased to Levitz Furniture was approximately $2.5 million, or approximately 3.8% of the Company's total annualized base rent at that date. While Levitz Furniture has paid its most recent rental payments and has not informed the Company that it will be unable to continue to fulfill its obligations under its lease agreements with the Company, there can be no assurance that Levitz Furniture will continue to pay rent for the remainder of the lease terms for the four Levitz properties. Likewise, there can be no assurance that Levitz Furniture will not be released from its obligations under its leases with the Company pursuant to these bankruptcy proceedings. This may result in an adverse impact on the Company's financial condition, results of operations and ability to make distributions to stockholders and debt service payments.

    Certain of the Company's properties have been subleased to tenants in other industries and certain of its properties are available for lease. See "Business and Properties--Matters Pertaining to Certain Properties and Tenants."

    COMPETITION FOR ACQUISITION OF REAL ESTATE. The Company faces competition in the acquisition, operation and sale of its properties. Such competition can be expected from other businesses, individuals, fiduciary accounts and plans and other entities engaged in real estate investment. Some of the Company's competitors are larger and have greater financial resources than the Company. This competition may result in a higher cost for properties the Company wishes to purchase. The tenants leasing the Company's properties generally face significant competition from other operators. This may result in an adverse impact on that portion, if any, of the rental stream to be paid to the Company based on a tenant's revenues and may also adversely impact the tenants' results of operations or financial condition.

    REAL ESTATE OWNERSHIP RISKS. The Company is subject to all of the general risks associated with the ownership of real estate, in particular the risk that rental revenue from the properties will not be sufficient to cover all corporate operating expenses and debt service payments on indebtedness incurred by the

Company. These risks include adverse changes in general or local economic conditions, changes in supply of or demand for similar or competing properties, changes in interest rates and operating expenses, competition for tenants, changes in market rental rates, inability to lease properties upon termination of existing leases, renewal of leases at lower rental rates and inability to collect rents from tenants due to financial hardship, including bankruptcy. Other risks include changes in tax, real estate, zoning and environmental laws which may have an adverse impact upon the value of real estate, uninsured property liability, property damage or casualty losses and unexpected expenditures for capital improvements or to bring properties into compliance with applicable federal, state and local laws. Acts of God and other factors beyond the control of the Company's management might also adversely affect the Company.

    RISKS RELATED TO OWNERSHIP AND FINANCING OF COMMERCIAL
PROPERTIES. Investment in commercial properties may be affected by adverse changes in national, regional or local economic or market conditions, poor management, increases in the number and density of competing commercial properties of the same type and other competitive factors. Other factors affecting ownership and financing of commercial properties include the limited alternative uses for the buildings and any equipment utilized for the business, changing consumer habits, condemnation or uninsured losses, changing demographics, changes in labor and insurance costs, government regulations, changing traffic patterns and the credit, financial stability and management skills of the operator. In the event of a default under a lease, the Company may experience delays in regaining possession of the property and thereafter may not be able to enter into a new lease with respect to the property on the same terms or sell the property on favorable terms. In addition, in the event of the financial failure of a commercial property operator, there can be no assurance that the Company could promptly recover the property from a trustee or debtor-in-possession in any bankruptcy proceedings filed by such person, or that the Company would receive rent in such proceedings sufficient to cover its expenses with respect to such property. In the event of foreclosure of the Company's interest in real estate in connection with the bankruptcy of a commercial property operator, the Company may be subject to the substantive and procedural matters affecting creditors' remedies in bankruptcy.

    ENVIRONMENTAL LIABILITIES. Investments in real property create a potential for environmental liability on the part of the owner of such property for contamination resulting from the presence or discharge of hazardous substances on the property. Such liability may be imposed without regard to knowledge of, or the timing, cause or person responsible for the release of such substances onto the property. There may be environmental problems associated with the Company's properties which are not known to the Company. In that regard, a number of the Company's properties are leased to operators of oil change and tune-up facilities and to convenience stores which sell petroleum-based fuels. These facilities or other of the Company's properties utilize, or may have utilized in the past, underground tanks for the storage of petroleum-based or waste products which could create a potential for release of hazardous substances. The presence of hazardous substances on a property may adversely affect the Company's ability to sell such property or to borrow using such property as collateral, and it may cause the Company to incur substantial remediation costs. In addition to claims for cleanup costs, the presence of hazardous substances on a property could result in the Company incurring substantial liabilities as a result of a claim by a private party for personal injury or a claim by an adjacent property owner for property damage. Although tenants of the Company's properties generally are required by their leases to operate in compliance with all applicable federal, state and local laws and regulations and to indemnify the Company against any environmental liabilities arising from the tenants' activities on the properties, the Company could nevertheless be subject to strict liability by virtue of its ownership interest and there can be no assurance that the tenants would satisfy their indemnification obligations under the leases. There can be no assurance that any environmental assessments undertaken by the Company with respect to the properties that it owns have revealed all potential environmental liabilities, that any prior owner or prior or current operator of the properties did not create any material environmental condition not known to the Company, or that an environmental condition does not otherwise exist as to any one or more of the properties that could have material adverse effect on the Company's financial condition or results of operations and on its ability to make distributions to stockholders and debt service payments. In addition, there can be no assurance that (i) future laws, ordinances or regulations will not impose material environmental liability, (ii) the current environmental conditions of the properties will not be affected by the condition of properties in the vicinity of such properties (such as the presence of leaking underground storage tanks) or by third parties unrelated to the Company, or (iii) tenants will not violate their leases by introducing hazardous or toxic substances into the properties in a manner that could expose the Company to liability under federal or state environmental laws. The Company believes that its properties are in compliance in all material respects with all federal, state and local laws, ordinances and regulations regarding hazardous or toxic substances or petroleum products. The Company has not been notified by any governmental authority, and is not otherwise aware, of any material noncompliance, liability or claim relating to hazardous or toxic substances or petroleum products in connection with any of its present properties. Nevertheless, if environmental contamination should exist, the Company could be subject to strict liability by virtue of its ownership interest.

    In December 1996, the Company obtained a five year environmental insurance policy on the property portfolio. Based upon the 774 properties in the portfolio at August 31, 1997, the cost of the insurance will be approximately $84,000 per year. The limit of the policy is $10.0 million for each loss and $20.0 million in the aggregate, with a $100,000 deductible. There is a sublimit on properties with underground storage tanks of $1.0 million per occurrence and $5.0 million in the aggregate, with a deductible of $25,000.

    UNINSURED LOSS. Under the terms and conditions of the leases currently in force on the Company's properties, tenants generally are required to indemnify and hold the Company harmless from any and all liabilities resulting from injury to persons, air, water, land, or property, on or off the premises, due to activities conducted on the properties, except for claims arising from the negligence or intentional misconduct of the Company or the Company's agents. Additionally, tenants are generally required, at tenant's expense, to obtain and keep in full force during the term of the lease, liability and property damage insurance policies issued by companies holding general policy holder ratings of at least "A" as set forth in the most current issue of BEST'S INSURANCE GUIDE. Insurance policies for property damage are generally in amounts not less than the full replacement cost of the improvements less slab, foundations, supports and other customarily excluded improvements, insured against all perils of fire, extended coverage, vandalism, malicious mischief and special extended perils ("all risk," as such term is used in the insurance industry). Insurance policies are generally obtained by the tenant providing general liability coverage varying between $1,000,000 and $10,000,000 depending on the facts and circumstances surrounding the tenant and the industry in which it operates and include liability coverage for bodily injury and property damage arising out of the ownership, use, occupancy or maintenance of the properties and all of its appurtenant areas.

    In addition to the indemnities and required insurance policies identified above, most of the Company's properties are also covered by flood and earthquake insurance policies (subject to substantial deductibles) obtained by and paid for by the tenants as part of their risk management programs. Additionally, the Company has obtained blanket liability, flood and earthquake (subject to substantial deductibles) and property damage insurance policies to protect the Company and its properties against loss should the indemnities and insurance policies provided by the tenants fail to restore the properties to their condition prior to a loss. Should a loss occur that is uninsured or in an amount exceeding the combined aggregate limits for the policies noted above, or in the event of a loss which is subject to a substantial deductible under an insurance policy, the Company could lose all or part of its capital invested in, and anticipated revenue from one or more of the properties, which could have a material adverse effect on the Company's financial condition and results of operations and on its ability to make distributions to stockholders and debt service payments.

    COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT (THE "ADA") AND FIRE AND SAFETY REGULATIONS. All of the Company's properties are required to comply with the ADA. The ADA has separate compliance requirements for "public accommodations" and "commercial facilities," but generally requires that buildings be made accessible to people with disabilities. Compliance with the ADA requirements could require removal of access barriers and non-compliance could result in imposition of fines by the U.S. government or an award of damages to private litigants. The tenants are obligated by law to comply with the ADA provisions, and management believes that such tenants may be obligated to cover costs associated with such compliance. If required changes involve greater expenditures than anticipated, or if the changes must be made on a more accelerated basis than anticipated, the ability of tenants to cover such costs could be adversely affected and the Company could be required to expend its own funds to comply with the provisions of the ADA, which could adversely affect the Company's financial condition and results of operations and its ability to make distributions to stockholders and debt service payments. In addition, the Company is required to operate its properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to the Company's properties. Compliance with such requirements may require the Company to make substantial capital expenditures and these expenditures could adversely affect its financial condition and results of operations and its ability to make distributions to stockholders and debt service payments.

    PROPERTY TAXES. Each of the Company's properties is subject to real property taxes. The real property taxes on the Company's properties and any other properties that the Company develops or acquires in the future may increase as property tax rates change and as such properties are assessed or reassessed by tax authorities.

RISKS RELATING TO QUALIFICATION AND OPERATIONS AS A REIT

    FAILURE TO QUALIFY AS A REIT. The Company has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ended December 31, 1994. As long as the Company meets the requirements under the Code for qualification as a REIT each year, the Company will be entitled to a deduction when calculating its taxable income for dividends paid to its stockholders. For the Company to qualify as a REIT, however, certain detailed technical requirements must be met (including certain income, asset, distribution and stock ownership tests) under Code provisions for which, in many cases, there are only limited judicial or administrative interpretations. Although the Company intends to operate so that it will continue to qualify as a REIT, the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in the Company's circumstances preclude any assurance that the Company will so qualify in any year. For any taxable year that the Company fails to qualify as a REIT, it would not be entitled to a deduction for dividends paid to its stockholders in calculating its taxable income. Consequently, distributions to stockholders would be substantially reduced and could be eliminated because of the Company's increased tax liability. In addition, if the Company fails to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income to the extent of current and accumulated earnings and profits, but, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Should the Company's qualification as a REIT terminate, the Company may not be able to elect to be treated as a REIT for the subsequent five-year period, which would substantially reduce and could eliminate distributions to stockholders for the years involved. See "Certain Federal Income Tax Considerations--Failure to Qualify" in the accompanying Prospectus.

    EFFECT OF DISTRIBUTION REQUIREMENTS. To maintain its status as a REIT for federal income tax purposes, the Company generally is required each year to distribute dividends (other than capital gain dividends) to its stockholders in an amount equal to at least 95% of its taxable income. In addition, the Company is subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income for such calendar year, 95% of its capital gain net income for the calendar year and any amount of such income that was not distributed in prior years. The Company may be required, under certain circumstances, to accrue as income for tax purposes interests, rent and other items treated as earned for tax purposes but not yet received. In addition, the Company may be required not to accrue as expenses for tax purposes certain items that actually have been paid. In any such event, the Company could have taxable income in excess of cash available for distribution. In such circumstances, the Company could be required to borrow money or liquidate investments in order to satisfy its federal income tax obligations, to fully distribute its income, or to meet the distribution requirements applicable to a REIT, and there can be no assurance that the Company would be able to do so.

    In calculating the Company's taxable income for purposes of the foregoing distribution requirements, the Code does not permit taxable income to be reduced by required principal payments on indebtedness. To the extent that the Company is obligated to make substantial principal payments in any year, such payments might make it difficult or impossible for the Company to satisfy its obligation to distribute 95% of its taxable income. If the Company borrows a substantial amount under the Credit Facility, the requirement that such borrowings be repaid when the Credit Facility matures in November 1999 could make it difficult for the Company to satisfy its obligations to distribute 95% of its taxable income in that year. Refinancing of the Credit Facility may be the only way in which the Company could satisfy its obligations to make distributions under the Code and there can be no assurance that the Company would be able to effect any such refinancing or regarding the terms on which such refinancing could be accomplished. See "Certain Federal Income Tax Considerations--Taxation of the Company as a REIT--Annual Distribution Requirements" and "--Distributions of Acquired Earnings" in the accompanying Prospectus.

    On August 17, 1995, the Company acquired R.I.C. Advisor, Inc. ("R.I.C. Advisor") pursuant to a merger (the "Merger"). As a result of the Merger, the Company was treated as having acquired the earnings and profits (the "Acquired Earnings") of R.I.C. Advisor for U.S. federal income tax purposes and, pursuant to the REIT requirements under the Code, was required to distribute (or be deemed to have distributed) the Acquired Earnings prior to the close of 1995. Based upon an earnings and profits study and certain other procedures, the Company believes that it distributed (or was deemed to distribute) the Acquired Earnings prior to the close of 1995. However, the calculation of the amount of Acquired Earnings is not binding on, and therefore could be challenged by, the Internal Revenue Service (the "IRS") and, if it is determined that the Company did not distribute all of the Acquired Earnings prior to the end of 1995, the Company would fail to qualify as a REIT for 1995 and perhaps for subsequent years, which would have a material adverse effect on the Company's financial position and results of operations and ability to make distributions to stockholders and debt service payments. See "Certain Federal Income Tax Considerations--Taxation of the Company as a REIT--Distribution of Acquired Earnings" in the accompanying Prospectus.

    RESTRICTIONS ON OWNERSHIP AND TRANSFERS OF CAPITAL STOCK. For the Company to qualify as a REIT, among other things, not more than 50% in value of the Company's outstanding capital stock may be owned, actually or constructively, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year, and such capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To ensure that the Company remains qualified as a REIT, the Company's Charter provides, subject to certain exceptions specified therein, that no stockholder may actually own, or be deemed to own by virtue of the constructive ownership provisions of the Code, in excess of 9.8% of the outstanding shares of Common Stock (the "Ownership Limit"). In addition to preserving the Company's status as a REIT, the Ownership Limit may have the effect of precluding acquisition of control of the Company by a third party unless the Board of Directors determines that an exception to such limit would not impair the Company's status as a REIT or that maintenance of REIT status is no longer in the best interest of the Company. See "Restrictions on Ownership and Transfers of Capital Stock" in the Prospectus.

OTHER GENERAL RISKS

    DILUTION OF COMMON STOCK. The Company's future growth will depend in large part upon its ability to raise additional capital. If the Company were to raise additional capital through the issuance of equity securities, the interests of holders of Common Stock, including the shares of Common Stock offered hereby, could be diluted. Likewise, the Company's Board of Directors is authorized to cause the Company to issue preferred stock in one or more series and entitled to such dividends and voting and other rights as the Board of Directors may determine. Accordingly, the Board of Directors may authorize the issuance of preferred stock with voting, dividend and other similar rights which could be dilutive to or otherwise adversely affect the interests of holders of Common Stock.

    RISKS OF DEBT FINANCING. Although the Company intends to apply the net proceeds from the sale of the Common Stock offered hereby to repay borrowings outstanding under the Credit Facility, the Company intends to incur additional indebtedness in the future, including through additional borrowings under the Credit Facility. In addition, at September 15, 1997, $110 million aggregate principal amount of the Company's 7 3/4% Notes due 2007 was outstanding. As a result, the Company will be subject to risks associated with debt financing, including the risk that the Company's cash flow will be insufficient to meet required payments on such debt, particularly in light of the fact that the interest rate on the Credit Facility is variable and could increase over time, and the risk that the Company may be unable to refinance or repay its debt as it comes due. In addition, the Credit Facility provides that, in the event of a failure to pay principal or interest on borrowings thereunder when due (subject to any applicable grace period), the Company and its subsidiaries may not pay any dividends on the Common Stock.

    DEPENDENCE ON KEY PERSONNEL. The Company is dependent on the efforts of its executive officers and key employees. See "Management." The loss of the services of its executive officers and key employees could have a material adverse effect on the Company. There can be no assurance that the Company would be able to recruit additional personnel with equivalent experience in the retail, net leasing industry.

    EFFECT OF MARKET INTEREST RATES ON PRICE OF COMMON STOCK. One of the factors that influences the price of the Company's Common Stock in public trading markets is the annual yield from distributions by the Company as compared to yields on other financial instruments. Thus, an increase in market interest rates will result in higher yields on other financial instruments, which could adversely affect the market price of the Company's Common Stock.

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of the Common Stock offered hereby are estimated to be approximately $68.7 million (approximately $79.0 million if the Underwriters' over-allotment option is exercised in full). The Company intends to use the net proceeds to pay down outstanding indebtedness under the Credit Facility and for other general corporate purposes. Pending application for such purposes, such net proceeds may be invested in short-term investments.

    The Credit Facility had an outstanding balance at September 29, 1997 of $67.6 million and is expected to be approximately $65 million on the closing date of the Offering. Borrowings under the Credit Facility currently bear interest at a spread of 1.25% over the London Interbank Offered Rate ("LIBOR"). The Credit Facility also offers the Company other interest rate options. The maturity date on the Credit Facility is November 27, 1999 and the effective interest rate on outstanding borrowings was 6.9% at September 29, 1997.

                              DISTRIBUTION POLICY

    Distributions are paid to the Company's stockholders on a monthly basis if, as and when declared by the Company's Board of Directors. In order to maintain its tax status as a REIT, the Company is generally required to distribute annually to its stockholders at least 95% of its taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain). The Company intends to make distributions to its stockholders which are sufficient to meet this requirement. See "Risk Factors-- Risks Relating to Qualification and Operations as a REIT--Effect of Distribution Requirements."

    The current monthly distribution of $0.1575 per share represents a current annualized distribution of $1.89 per share, and an annualized distribution yield of approximately 7.0% based on the last reported sale price of the Company's Common Stock on the NYSE on October 8, 1997. The Company's Board of Directors has declared a distribution of $0.1575 per share of Common Stock payable October 15, 1997 to stockholders of record on October 1, 1997. PURCHASERS OF THE SHARES OF COMMON STOCK OFFERED HEREBY WILL NOT RECEIVE THE OCTOBER 15, 1997 DISTRIBUTION IN RESPECT OF THE SHARES OF COMMON STOCK BEING OFFERED HEREBY. The distributions paid by the Company for the six months ended June 30, 1997 represented approximately 87.5% of the Company's FFO for such period. Although the Company expects to continue its policy of paying monthly distributions, there can be no assurance that the current level of distributions will be maintained by the Company or as to the actual distribution yield for any future period.

    Future distributions by the Company will be at the discretion of its Board of Directors and will depend on, among other things, its results of operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, its debt service requirements and such other factors as the Board of Directors may deem relevant. In addition, the Credit Facility contains financial covenants which could limit the amount of distributions payable by the Company in the event of a deterioration in the results of operations or financial condition of the Company, and which prohibit the payment of distributions on the Common Stock in the event that the Company fails to pay when due (subject to any applicable grace period) any principal of or interest on borrowings under the Credit Facility.

    Distributions by the Company to the extent of its current and accumulated earnings and profits for federal income tax purposes generally will be taxable to stockholders as ordinary income. Distributions in excess of such earnings and profits generally will be treated as a non-taxable reduction in the stockholders' basis in its stock to the extent of such basis, and thereafter as a gain from the sale of such stock. Approximately 13.2% of the distributions made or deemed to have been made in 1996 were classified as a return of capital for federal income tax purposes. Although the Company believes that a portion of its distributions for 1997 will be classified as a return of capital for federal income tax purposes, the Company is unable to predict the portion of 1997 or future distributions which may be classified as a return of capital since such amount depends on the Company's taxable income for the entire year.

                                 CAPITALIZATION

    The following table sets forth the historical capitalization of the Company as of June 30, 1997 and as adjusted to give effect to the issuance and sale of the Common Stock offered hereby and the use of the estimated net proceeds therefrom to repay borrowings under the Credit Facility as described in "Use of Proceeds." This information should be read in conjunction with the summary financial information presented elsewhere in this Prospectus Supplement, and the consolidated financial statements and notes thereto incorporated by reference in the accompanying Prospectus.

                                                                                            AS OF JUNE 30, 1997
                                                                                          ------------------------
                                                                                          HISTORICAL   AS ADJUSTED
                                                                                          -----------  -----------
                                                                                           (DOLLARS IN THOUSANDS)
                                                                                                (UNAUDITED)
Credit Facility(1)......................................................................  $    12,000   $       0
Notes due 2007..........................................................................      110,000     110,000
                                                                                          -----------  -----------
    Total debt..........................................................................      122,000     110,000
                                                                                          -----------  -----------
Preferred stock, $1.00 par value per share, 20,000,000 shares authorized, no shares
  issued or outstanding.................................................................      --           --
Common Stock, $1.00 par value per share, 100,000,000 shares authorized, 22,988,186 and
  25,688,186 issued and outstanding at the June 30, 1997 historical and as adjusted,
  respectively..........................................................................       22,988      25,688
Capital in excess of par value..........................................................      516,202     582,182
Accumulated distributions in excess of net income.......................................     (170,213)   (170,213)
                                                                                          -----------  -----------
    Total stockholders' equity..........................................................      368,977     437,657
                                                                                          -----------  -----------
    Total capitalization................................................................  $   490,977   $ 547,657
                                                                                          -----------  -----------
                                                                                          -----------  -----------

------------------------

(1) The amount drawn on the Credit Facility was $12.0 million at June 30, 1997 and is expected to be approximately $65 million on the closing date of the
     Offering.

              PRICE RANGE OF COMMON STOCK AND DISTRIBUTION HISTORY

    On October 18, 1994, the Company's Common Stock began trading on the NYSE under the symbol "O." Prior to October 18, 1994, the Common Stock was not publicly traded. On October 8, 1997, the last reported sales price per share of Common Stock on the NYSE was $27.0625. The table below sets forth for the periods indicated the high and low sales prices per share of the Company's Common Stock, as reported on the NYSE composite tape, and distributions declared per share of Common Stock.

                                                                                 PRICE PER SHARE OF
                                                                                    COMMON STOCK
                                                                                --------------------  DISTRIBUTIONS
                                                                                  HIGH        LOW     DECLARED(1)
                                                                                ---------  ---------  ------------
1995
  First Quarter...............................................................  $  19.250  $  16.375   $   0.4500
  Second Quarter..............................................................     21.500     17.875       0.4500
  Third Quarter...............................................................     22.125     20.250       0.4650
  Fourth Quarter..............................................................     22.500     19.125       0.8500(2)
                                                                                                      ------------
                                                                                                       $   2.2150
                                                                                                      ------------
                                                                                                      ------------
1996
  First Quarter...............................................................     23.250     20.250   $   0.3100(3)
  Second Quarter..............................................................     21.375     19.500       0.4650
  Third Quarter...............................................................     23.750     20.375       0.4650
  Fourth Quarter..............................................................     24.500     22.250       0.4700
                                                                                                      ------------
                                                                                                       $   1.7100
                                                                                                      ------------
                                                                                                      ------------
1997
  First Quarter...............................................................     26.625     23.000   $   0.4725
  Second Quarter..............................................................     26.500     22.625       0.4725
  Third Quarter...............................................................     27.813     25.438       0.4725
  Fourth Quarter (through October 8, 1997)....................................     27.125     26.938       0.1575
                                                                                                      ------------
                                                                                                       $   1.5750
                                                                                                      ------------
                                                                                                      ------------

------------------------

(1) Distributions are currently declared monthly by the Company based on financial results for the prior month. The Company's Board of Directors has declared a monthly distribution of $0.1575 per share of Common Stock payable October 15, 1997 to stockholders of record on October 1, 1997. PURCHASERS OF THE SHARES OF COMMON STOCK BEING OFFERED HEREBY WILL NOT RECEIVE THE OCTOBER 15, 1997 DISTRIBUTION IN RESPECT OF THE SHARES OF COMMON STOCK BEING OFFERED HEREBY. Although the Company expects to continue its policy of paying monthly distributions, there can be no assurance that the current level of distributions will be maintained by the Company. See "Distribution Policy."

(2) In the fourth quarter of 1995, four monthly distributions of $0.155 per share and a special distribution of $0.23 per share were declared.

(3) In the first quarter of 1996, two monthly distributions of $0.155 per share were declared.

                            BUSINESS AND PROPERTIES

GENERAL

    The Company is a fully integrated, self-administered and self-managed REIT that acquires, owns and manages net leased retail properties. The Company is the nation's largest publicly-traded owner of freestanding, single-tenant, retail properties diversified geographically and by industry and operated under net lease agreements. As of August 31, 1997, the Company owned a diversified portfolio of 774 properties located in 42 states with over 5.7 million square feet of leasable space. Over 99% of the Company's single-tenant properties were leased as of August 31, 1997. Unless otherwise indicated, information regarding the Company's properties is as of August 31, 1997.

    Realty Income adheres to a focused strategy of acquiring freestanding, single-tenant, retail properties leased to national and regional retail chains under long-term, net lease agreements. The Company typically acquires, and then leases back, retail store locations from retail chain store operators, providing capital to the operators for continued expansion and other purposes. The Company's net lease agreements generally are for initial terms of 10 to 20 years, require the tenant to pay a minimum monthly rent and property operating expenses (taxes, insurance and maintenance), and provide for future rent increases (typically subject to ceilings) based on increases in the consumer price index or additional rent calculated as a percentage of the tenant's gross sales above a specified level.

    Since 1970 and through August 31, 1997, Realty Income has acquired and leased back to national and regional retail chains 744 properties (including 31 properties that have been sold) and has collected approximately 98% of the original contractual rent obligations on those properties. Realty Income believes that the long-term ownership of an actively managed, diversified portfolio of retail properties leased under long-term, net lease agreements can produce consistent, predictable income and the potential for long-term capital appreciation. Management further believes that long-term leases, coupled with tenants assuming responsibility for property expenses under the net lease structure, generally produce a more predictable income stream than many other types of real estate portfolios. As of August 31, 1997, the Company's single-tenant properties were leased pursuant to leases with an average remaining term (excluding extension options) of approximately 8.4 years.

    The Company was formed on September 9, 1993 in the State of Delaware. On May 28, 1997 the Company was reincorporated in the State of Maryland. Realty Income commenced operations as a REIT on August 15, 1994 through the merger of 25 public and private real estate limited partnerships (the "Partnerships") with and into the Company (the "Consolidation"). Each of the Partnerships was formed between 1970 and 1989 for the purpose of acquiring and managing long-term, net leased properties.

RECENT DEVELOPMENTS

    ACQUISITION OF 43 PROPERTIES THROUGH AUGUST 31, 1997. During the 1997 calendar year, the Company has continued to increase the size of its portfolio through a strategic program of acquisitions. The Company acquired the 43 New Properties, and selectively sold 9 properties, increasing the number of properties in its portfolio by 4.6% from 740 properties at December 31, 1996 to 774 properties at August 31, 1997. Of the New Properties, 36 were occupied as of September 15, 1997 and the remaining properties were pre-leased and under construction pursuant to contracts under which the tenants have agreed to develop the properties (with development costs funded by the Company) and to begin paying rent when the premises open for business. The New Properties were acquired for an aggregate cost of approximately $58.1 million (excluding the estimated unfunded development costs totaling $2.4 million on properties under construction) at August 31, 1997. The New Properties are located in 20 states, will contain approximately 610,100 leasable square feet and are 100% leased under net leases, with an average initial lease term of 14.4 years. The weighted average annual unleveraged return on the cost of the New Properties (including the estimated unfunded development cost of properties under construction) is estimated to be 10.3%, computed as estimated contractual net operating income (which in the case of a net leased property is equal to the base rent or, in the case of properties under construction, the estimated base rent under the lease) for the first year of each lease, divided by total acquisition and estimated development costs. Since it is possible that a tenant could default on the payment of contractual rent no assurance can be given that the actual return on the cost of the New Properties will not differ from the foregoing percentage. During the first eight months of 1997, the Company also invested $3.1 million in 12 development properties acquired in 1996.

    ACQUISITION OF 21 PROPERTIES IN SEPTEMBER 1997. During the month of September 1997, the Company acquired 21 properties (the "September Properties"), all of which were completed and occupied. The September Properties were acquired for an aggregate cost of approximately $54.4 million. These properties are located in 10 states, contain approximately 344,900 leasable square feet and are 100% leased under net leases with an average initial lease term of 15 years. The September Properties added two new industries to the portfolio, footwear and apparel, and are leased to Bob's Stores, Hollywood Video, Jiffy Lube, Just For Feet, Linens 'N Things, OfficeMax, and Speedy Brake & Muffler. The weighted average annual unleveraged return on the cost of the September Properties is estimated to be 10.4%, computed as estimated contractual net operating income, which in the case of a net leased property is equal to the base rent for the first year of each lease, divided by total acquisition costs. As noted above, no assurance can be given that the actual return on the cost of the September Properties will not differ from the foregoing percentage.

    NOTES OFFERING. On May 6, 1997 Realty Income issued $110 million of 7 3/4% Notes due 2007. The Notes were sold at 99.929% of par for a yield to the investors of 7.76%. After taking into effect the $1.1 million gain realized on a treasury interest rate lock agreement entered into by the Company, the effective interest rate to the Company on the Notes is 7.62%. The net proceeds from the sale of the Notes were used to repay $93.7 million of outstanding borrowings under the Company's Credit Facility and to acquire properties. Currently, there is no formal trading market for the Notes and the Company has not listed and does not intend to list the Notes on any security exchange.

    The Company received investment grade credit ratings from Duff & Phelps Credit Rating Company, Moody's Investors Service, Inc., and Standard & Poor's Rating Group in December 1996. Duff & Phelps assigned a rating of BBB, Moody's assigned a rating of Baa3, and Standard & Poor's assigned a rating of BBB- to the Company's senior debt. These ratings are subject to change based upon, among other things, the Company's results of operations and financial condition.

                                 NEW PROPERTIES

    The following table sets forth information concerning the New Properties as of August 31, 1997.

                                                                                                               APPROX.
                                                                                             INITIAL LEASE    LEASABLE
PERIOD ACQUIRED         TENANT                 INDUSTRY                  LOCATION            TERM (YEARS)    SQUARE FEET
---------------  --------------------  ------------------------  -------------------------  ---------------  -----------
1st Qtr 1997     Aaron Rents           Home Furnishings          Arlington, TX                      10.0          68,100
1st Qtr 1997     Aaron Rents           Home Furnishings          Cedar Park, TX                     10.0          23,300
1st Qtr 1997     Aaron Rents           Home Furnishings          Houston, TX                        10.0          70,300
1st Qtr 1997     Barnes & Noble        Book Store                Tampa, FL                          14.2          30,000
1st Qtr 1997     Econo Lube            Auto Service              Greensboro, NC                     15.0           2,300
1st Qtr 1997     Econo Lube            Auto Service              Columbia, SC                       15.0           2,800
1st Qtr 1997     Econo Lube            Auto Service              Durham, NC                         15.0           2,800
1st Qtr 1997     Econo Lube            Auto Service              Charleston, SC                     15.0           2,800
1st Qtr 1997     Econo Lube            Auto Service              Greenville, SC                     15.0           2,800
1st Qtr 1997     Jiffy Lube            Auto Service              Springboro, OH                     20.0           2,400
1st Qtr 1997     OfficeMax             Office Supplies           Lakewood, CA                       14.6          28,700
2nd Qtr 1997     Aaron Rents           Home Furnishings          Ridgeland, MS                      10.0          22,300
2nd Qtr 1997     Aaron Rents           Home Furnishings          Memphis, TN                        10.0          51,500
2nd Qtr 1997     Aaron Rents           Home Furnishings          Webster, TX                        10.0          22,500
2nd Qtr 1997     Best Buy              Consumer Electronics      Smyrna, GA                         20.0          46,100
2nd Qtr 1997     Econo Lube(1)         Auto Service              Denver, CO                         15.0           2,800
2nd Qtr 1997     Econo Lube(1)         Auto Service              Duluth, GA                         15.0           2,800
2nd Qtr 1997     Econo Lube(1)         Auto Service              Garner, NC                         15.0           2,800
2nd Qtr 1997     Econo Lube            Auto Service              Pineville, NC                      15.0           2,800
2nd Qtr 1997     Jiffy Lube(1)         Auto Service              Brentwood, TN                      20.0           2,000
2nd Qtr 1997     Linens 'N Things      Home Accessories          Omaha, NE                          15.8          46,600
2nd Qtr 1997     OfficeMax             Office Supplies           Hutchinson, KS                     15.0          23,500
2nd Qtr 1997     OfficeMax             Office Supplies           Salina, KS                         15.0          23,500
2nd Qtr 1997     Petco                 Pet Supplies              Dickson City, PA                   14.7          16,000
2nd Qtr 1997     Quik Trip             Convenience Store         Dunwoody, GA                       11.3           3,200
2nd Qtr 1997     Quik Trip             Convenience Store         Lithonia, GA                       18.3           3,200
2nd Qtr 1997     Quik Trip             Convenience Store         Mableton, GA                       17.4           3,200
2nd Qtr 1997     Quik Trip             Convenience Store         Norcross, GA                       17.4           3,200
2nd Qtr 1997     Quik Trip             Convenience Store         Stone Mountain, GA                 11.3           3,200
2nd Qtr 1997     Quik Trip             Convenience Store         Godfrey, IL                        13.3           3,200
2nd Qtr 1997     Quik Trip             Convenience Store         Granite City, IL                   13.3           3,200
2nd Qtr 1997     Quik Trip             Convenience Store         Madison, IL                        13.3           3,200
2nd Qtr 1997     Quik Trip             Convenience Store         Tulsa, OK                          11.3           3,200
2nd Qtr 1997     Speedy Brake          Auto Service              Southington, CT                    15.1           5,300
2nd Qtr 1997     Speedy Brake          Auto Service              Billerica, MA                      15.0           5,000
2nd Qtr 1997     Staples               Office Supplies           Helena, MT                         14.7          24,600
2nd Qtr 1997     Staples               Office Supplies           New Philadelphia, OH               14.9          24,000
3rd Qtr 1997     East Coast Oil        Convenience Store         Midlothian, VA                     15.0           2,400
3rd Qtr 1997     Econo Lube(1)         Auto Service              Flagstaff, AZ                      15.0           2,800
3rd Qtr 1997     Econo Lube(1)         Auto Service              Midwest City, OK                   15.0           2,800
3rd Qtr 1997     Econo Lube(1)         Auto Service              The Village, OK                    15.0           2,800
3rd Qtr 1997     Econo Lube            Auto Service              Houston, TX                        15.0           2,600
3rd Qtr 1997     Hollywood Video       Video Rental              Lubbock, TX                        15.0           7,500
                                                                                                     ---     -----------
                                                                             Average/Total          14.4         610,100
                                                                                                     ---     -----------
                                                                                                     ---     -----------

------------------------

(1) The Company acquired these properties as undeveloped land and is funding construction and other costs relating to the development of the properties by the tenants. The tenants have entered into leases with the Company covering these properties and are contractually obligated to complete construction on a timely basis and to pay construction cost overruns to the extent they exceed the construction budget by more than a predetermined percentage.

BUSINESS OBJECTIVES AND STRATEGY

    GENERAL. The Company's primary business objective is to generate a consistent and predictable level of FFO per share and distributions to stockholders. Additionally, the Company generally will seek to increase FFO per share and distributions to stockholders through active portfolio management and the acquisition of additional properties. The Company also seeks to lower the ratio of distributions to stockholders as a percentage of FFO in order to allow internal cash flow to be used to fund additional acquisitions and for other corporate purposes. The Company's portfolio management focus includes (i) contractual rent increases on existing leases; (ii) rental increases at the termination of existing leases when market conditions permit; and (iii) the active management of the Company's property portfolio, including selective sales of properties. The Company generally pursues the acquisition of additional properties under long-term, net lease agreements with initial contractual base rent which, at the time of acquisition and as a percentage of acquisition cost, is in excess of the Company's estimated cost of capital.

    INVESTMENT PHILOSOPHY. Realty Income believes that the long-term ownership of an actively managed, diversified portfolio of retail properties under long-term, net lease agreements should produce consistent, predictable income and the potential for long-term capital appreciation. Under a net lease agreement, the tenant agrees to pay a minimum monthly rent and property expenses (taxes, maintenance, and insurance) plus, typically, future rent increases (typically subject to ceilings) based on increases in the consumer price index or, in some cases, additional rent calculated as a percentage of the tenant's gross sales above a specified level. The Company believes that long-term leases, coupled with the tenants assuming responsibility for property expenses, produce a more predictable income stream than many other types of real estate portfolios, while continuing to offer the opportunity for capital appreciation.

    INVESTMENT STRATEGY. In identifying new properties for acquisition, Realty Income focuses on providing expansion capital to middle market retail chains by acquiring, then leasing back, their retail store locations. The Company classifies retail tenants into three categories: venture, middle market, and upper market. Venture companies are those which typically offer a new retail concept in one geographic region of the country and operate between five and 50 retail outlets. In general, these retail chains are thinly capitalized and are in the process of solving distribution, marketing, concept, geographic adaptation, and other problems associated with a new, growing company. Middle market retail chains are those which typically have 50 to 500 retail outlets, operations in more than one geographic region, success through one or more economic cycles, a proven, replicable concept, and an objective of further expansion. The upper market retail chains typically consist of companies with 500 or more stores which operate nationally in a mature retail concept. They generally have strong operating histories and access to several sources of capital.

    Realty Income focuses on acquiring properties leased to emerging, middle market retail chains which the Company believes are more attractive for investment because: (i) they generally have overcome many of the operational and managerial obstacles that tend to adversely affect venture retailers; (ii) they typically require capital to fund expansion but have more limited financing options compared to upper market retailers; (iii) historically, they generally have provided attractive risk-adjusted returns to the Company over time, since their financial strength has in many cases tended to improve as their businesses have matured; (iv) their relatively large size compared to venture retailers allows them to spread corporate expenses among a greater number of stores; and
(v) compared to venture retailers, middle market retailers typically have the critical mass to survive if a number of locations have to be closed due to underperformance.

    CREDIT STRATEGY. Realty Income provides sale leaseback financing primarily to less than investment grade retail chains. Since 1970 and through August 31, 1997, Realty Income has acquired and leased back to national and regional retail chains 744 properties (including 31 properties that have been sold) and has collected approximately 98% of the original contractual rent obligations on those properties. The Company believes that it is within this market that it can receive a better risk adjusted return on the financing that it provides to retailers.

    Realty Income believes that the primary financial obligations of middle market retailers typically include their bank and other debt, payment obligations to suppliers and real estate lease obligations. Because the Company owns the land and buildings on which the tenant conducts its retail business, the Company believes that the risk of default on the retailers' lease obligations is less than the retailers' unsecured general obligations. It has been the Company's experience that since retailers must retain their profitable retail locations in order to survive, in the event of a Chapter 11 reorganization they are less likely to reject a lease for a profitable location, which would terminate their right to use the property. Thus, as the property owner, the Company believes it will fare better than unsecured creditors of the same retailer in the event of a Chapter 11 reorganization. In addition, Realty Income believes that the risk of default on the real estate leases can be further mitigated by monitoring the performance of the retailers' individual unit locations and selling those units that are weaker performers.

    In order to qualify for inclusion in the Company's portfolio, new acquisitions must meet stringent investment and credit requirements. The properties must generate attractive current yields, and the tenant must meet the Company's credit standards and have a proven market concept. The Company has established a three part analysis that examines each potential investment based on: 1) industry, company, market conditions and credit profile; 2) location profitability, if available; and 3) overall real estate characteristics, value, and comparative rental rates. Companies that have been approved for acquisitions are generally those with fifty or more retail stores which are located in highly visible areas, with easy access to major thoroughfares, attractive demographics, and acquisition costs at or below appraised value.

    ACQUISITION STRATEGY. Realty Income seeks to invest in industries that are dominated by independent local operators and in which several well organized regional and national chains are capturing market share through service, quality control, economies of scale, mass media advertising, and selection of prime retail locations. The Company executes its acquisition strategy by acting as a source of capital to regional and national retail chain stores in a variety of industries by acquiring, then leasing back, their retail store locations. Relying on executives from its acquisitions, credit underwriting, portfolio management, finance, accounting, operations, capital markets, and legal departments, the Company undertakes thorough research and analysis in identifying appropriate industries, tenants, and property locations for investment. In selecting real estate for potential investment, the Company generally will seek to acquire properties that have the following characteristics:

    - Freestanding, commercially zoned property with a single-tenant;

    - Properties that are important retail locations for national and regional retail chains;

    - Properties that are located within attractive demographic areas relative to the business of their tenants, with high visibility and easy access to major thoroughfares;

    - Properties that can be purchased with the simultaneous execution or assumption of long-term, net lease agreements, providing the opportunity for both current income and future rent increases (typically subject to ceilings) based on increases in the consumer price index or through the payment of additional rent calculated as a percentage of the tenant's gross sales above a specified level; and

    - Properties that can be acquired at or below their appraised value at prices generally ranging from $300,000 to $10 million.

    PORTFOLIO MANAGEMENT STRATEGY. The active management of the property portfolio is an essential component of the Company's long-term strategy. The Company continually monitors its portfolio for changes that could affect the performance of the industries, tenants, and locations in which it has invested. Realty Income's investment committee meets weekly to review industry and tenant research and property due diligence, and the executive committee meets at least monthly to discuss property operations and portfolio management. This monitoring typically includes ongoing review and analysis of: (i) the performance of various tenant industries; (ii) the operation, management, business planning, and financial condition of the tenants; (iii) the health of the individual markets in which the Company owns properties, from both an economic and real estate standpoint; and (iv) the physical maintenance of the Company's individual properties. The portfolio is analyzed on an ongoing basis with a view towards optimizing performance and returns.

    While the Company generally intends to hold its net leased properties for long-term investment, the Company actively manages its portfolio of net leased properties. The Company intends to pursue a strategy of identifying properties that may be sold at attractive prices, particularly where the Company believes reinvestment of the sales proceeds can generate a higher cash flow to the Company than the property being sold. While the Company intends to pursue such a strategy, it will only do so within the constraints of the income tax rules regarding REIT status.

CAPITAL STRATEGY

    The Company's $130 million revolving, unsecured acquisition Credit Facility expires in November 1999. As of September 29, 1997, the outstanding balance on the Credit Facility was $67.6 million with an effective interest rate of approximately 6.9%. A commitment fee of 0.15% per annum accrues on the average amount of the unused available credit commitment. The Company is and has been in compliance with the various leverage and interest coverage ratio limitations required by the Credit Facility. The Credit Facility has been and is expected to be used to acquire additional retail properties leased to national and regional retail chains under long term net lease agreements.

    The Company utilizes its Credit Facility as a vehicle for the short-term financing of the acquisition of new properties. When outstanding borrowings under the Credit Facility reach a certain level (generally in the range of $60 to $100 million), the Company intends to refinance those borrowings with the net proceeds of long-term or permanent financing, which may include the issuance of Common Stock, preferred stock or convertible preferred stock, debt securities or convertible debt securities. However, there can be no assurance that the Company will be able to effect any such refinancing or that market conditions prevailing at the time of refinancing will enable the Company to issue equity or debt securities upon acceptable terms. The Company believes that it is best served by a conservative capital structure, with a majority of its capital consisting of equity. On a pro forma basis assuming issuance of the Common Stock offered hereby and application of the estimated net proceeds therefrom to repay borrowings under the Credit Facility occurring on October 8, 1997, the Company's total indebtedness would have been approximately 13.7% of its total market capitalization (defined as shares of the Company's Common Stock outstanding multiplied by the last reported sales price of the Common Stock on the NYSE set forth on the cover page of the Prospectus Supplement plus total indebtedness).

    Management believes that the Company's cash and cash equivalents on hand, cash provided from operating activities and borrowing capacity are sufficient to meet its liquidity needs other than the repayment of debt for the foreseeable future, except that the Company will require additional sources of capital to fund property acquisitions.

    The Company received investment grade credit ratings from Duff & Phelps Credit Rating Company, Moody's Investors Service, Inc., and Standard & Poor's Rating Group in December 1996. Duff & Phelps assigned a rating of BBB, Moody's assigned a rating of Baa3, and Standard & Poor's assigned a rating of BBB- to the Company's senior debt. These ratings are subject to change based upon, among other things, the Company's results of operations and financial condition.

COMPETITIVE ADVANTAGES

    The Company believes that, to utilize its investment philosophy and strategy most successfully, it must seek to maintain the following competitive advantages:

        (i) SIZE AND TYPE OF INVESTMENT PROPERTIES: The Company believes that smaller ($300,000 to $10,000,000) retail net leased properties represent an attractive investment opportunity in today's real estate environment. Due to the complexities of acquiring and managing a large portfolio of relatively small assets, the Company believes that these types of properties have not experienced significant institutional participation or the corresponding yield reduction experienced by larger income producing properties. The Company believes the less intensive day to day property management required by net lease agreements, coupled with the active management of a large portfolio of smaller properties by the Company, is an effective investment strategy.

        In 1969, Realty Income identified a market niche and systematically built a portfolio around this niche. Twenty-eight years later, the Company believes that it is the nation's largest publicly-traded owner of free-standing, single-tenant, retail properties diversified geographically and by industry and operated under net lease agreements, with over 5.7 million square feet of leasable space.

        The tenants of Realty Income's freestanding retail properties provide goods and services which satisfy basic consumer needs. In order to grow and expand, they generally need capital. Since the acquisition of real estate is typically the single largest capital expenditure of many such retailers, Realty Income's method of purchasing the property and then leasing it back under a net lease arrangement allows the retail chain to free up capital.

        (ii) INVESTMENT IN NEW INDUSTRIES: While specializing in single-tenant properties, the Company will seek to further diversify its portfolio among a variety of industries. The Company believes that diversification will allow it to invest in industries that are currently growing and have characteristics the Company finds attractive. These characteristics include, but are not limited to, industries dominated by local operators where national and regional chain operators can gain market share and dominance through more efficient operations, as well as industries taking advantage of major demographic shifts in the population base. For example, in the early 1970s, Realty Income targeted the fast food industry to take advantage of the country's increasing desire to dine away from home, and in the early 1980s, it targeted the child day care industry, responding to the need for professional child care as more women entered the work force.

       (iii) DIVERSIFICATION: Diversification of the portfolio by industry type, tenant and geographic location is key to the Company's objective of providing predictable investment results for its stockholders. As the Company expands it will seek to further diversify its portfolio. During 1997, 1996 and 1995, the Company added the book store, consumer electronics, convenience store, home furnishings and accessories, office supply, pet supply and video rental industries to the portfolio.

        (iv) MANAGEMENT SPECIALIZATION: The Company believes that its management's specialization in single-tenant retail properties operated under net lease agreements is important to meeting its objectives. The Company plans to maintain this specialization and will seek to employ and train high quality professionals in this specialized area of real estate ownership, finance and management.

        (v) TECHNOLOGY: The Company intends to stay at the forefront of technology in its efforts to efficiently and economically carry out its operations. The Company maintains a sophisticated information system that allows it to analyze its portfolio's performance and actively manage its investments. The Company believes that technology and information based systems will play an increasingly important role in its competitiveness as an investment manager and source of capital to a variety of industries and tenants.

PROPERTIES

    As of August 31, 1997, the Company owned a diversified portfolio of 774 properties in 42 states containing over 5.7 million square feet of leasable space. The portfolio consisted of 98 automotive parts and accessories stores, 72 automotive service locations, one book store, 317 child care centers, 37 consumer electronics stores, 52 convenience stores, 11 home furnishings stores, five office supplies stores, one pet supplies store, 167 restaurant facilities, one video rental store and 12 other properties. Of the 774 properties, 710 or 92% were leased to national or regional retail chain operators; 41 or 5% were leased to franchisees of retail chain operators; 16 or 2% were leased to other tenant types; and seven or less than 1% were available for lease. At August 31, 1997, over 98% of the properties were under net lease agreements. Net leases typically require the tenant to be responsible for property operating costs including property taxes, insurance and maintenance.

    The Company's net leased retail properties are retail locations primarily leased to national and regional retail chain store operators. At August 31, 1997, the properties averaged approximately 7,500 square feet of leasable retail space on approximately 44,500 square feet of land. Generally, buildings are single-story properties with adequate parking on site to accommodate peak retail traffic periods. The properties tend to be on major thoroughfares with relatively high traffic counts and adequate access, egress and proximity to a sufficient population base to constitute a sufficient market or trade area for the retailer's business.

    The following table sets forth certain state-by-state information regarding the properties owned by the Company as of August 31, 1997.

                         NUMBER                           APPROX.                   PERCENT OF TOTAL
                           OF                            LEASABLE     ANNUALIZED       ANNUALIZED
STATE                  PROPERTIES     PERCENT LEASED    SQUARE FEET  BASE RENT(1)       BASE RENT
--------------------  -------------  -----------------  -----------  -------------  -----------------
Alabama                         6              100%         42,300   $     319,000            0.5%
Arizona                        27               99         181,200       2,407,000            3.6
California                     53               92       1,001,900      10,392,000           15.7
Colorado                       43               98         236,400       3,067,000            4.6
Connecticut                     5              100          22,500         337,000            0.5
Florida                        48              100         457,300       4,227,000            6.4
Georgia                        44              100         252,500       3,480,000            5.3
Idaho                          11              100          52,000         656,000            1.0
Illinois                       28              100         192,200       2,389,000            3.6
Indiana                        22              100         117,600       1,408,000            2.1
Iowa                            8              100          51,700         456,000            0.7
Kansas                         17              100         176,000       1,862,000            2.8
Kentucky                       11              100          33,300         847,000            1.3
Louisiana                       2              100          10,700         126,000            0.2
Maryland                        6              100          34,900         505,000            0.8
Massachusetts                   5              100          25,900         534,000            0.8
Michigan                        5              100          26,900         355,000            0.5
Minnesota                      17              100         118,400       1,713,000            2.6
Mississippi                    12              100         128,900         901,000            1.4
Missouri                       27              100         163,600       1,908,000            2.9
Montana                         2              100          30,000         276,000            0.4
Nebraska                        9              100          93,700       1,071,000            1.6
Nevada                          5              100          29,100         353,000            0.5
New Hampshire                   1              100           6,400         122,000            0.2
New Jersey                      2              100          22,700         346,000            0.5
New Mexico                      3              100          12,000         103,000            0.2
New York                        5              100          38,300         539,000            0.8
North Carolina                 22              100          87,800       1,466,000            2.3
Ohio                           49              100         234,000       3,668,000            5.6
Oklahoma                       12              100          69,000         707,000            1.1
Oregon                         17              100          92,400       1,062,000            1.6
Pennsylvania                    5              100          44,300         676,000            1.0
South Carolina                 19              100          75,000       1,152,000            1.7
South Dakota                    1              100           6,100          79,000            0.1
Tennessee                      12              100         132,400       1,281,000            1.9
Texas                         130               99       1,015,300       9,317,000           14.1
Utah                            7              100          45,400         591,000            0.9
Virginia                       17              100          81,500       1,323,000            2.0
Washington                     42               98         249,700       2,959,000            4.5
West Virginia                   2              100          16,800         147,000            0.2

                         NUMBER                           APPROX.                   PERCENT OF TOTAL
                           OF                            LEASABLE     ANNUALIZED       ANNUALIZED
STATE                  PROPERTIES     PERCENT LEASED    SQUARE FEET  BASE RENT(1)       BASE RENT
--------------------  -------------  -----------------  -----------  -------------  -----------------
Wisconsin                      11              100%         60,500   $     738,000            1.1%
Wyoming                         4              100          20,100         264,000            0.4
                              ---              ---      -----------  -------------          -----
Total/Average                 774               99%      5,788,700   $  66,129,000          100.0%
                              ---              ---      -----------  -------------          -----
                              ---              ---      -----------  -------------          -----

------------------------------

(1) Annualized base rent is calculated by multiplying the monthly contractual base rent as of August 31, 1997 for each of the properties by 12, except that, for the properties under construction, estimated contractual base rent for the first month of the respective leases is used instead of base rent as of August 31, 1997. The estimated contractual base rent for the properties under construction is based upon the estimated acquisition costs of the properties. Annualized base rent does not include percentage rents (i.e., additional rent calculated as a percentage of the tenant's gross sales above a specified level), if any, that may be payable under leases covering certain of the properties.

    The following table sets forth certain information regarding the Company's properties as of August 31, 1997, classified according to the business of the respective tenants.

                                                                            REALTY
                                                           APPROXIMATE      INCOME       APPROXIMATE     ANNUALIZED
                                      INDUSTRY                TOTAL          OWNED         LEASABLE         BASE
TENANT(1)                            SEGMENT(1)           LOCATIONS(2)     LOCATIONS    SQUARE FOOTAGE     RENT(3)
---------------------------  ---------------------------  -------------  -------------  --------------  -------------
AUTOMOTIVE PARTS & ACCESSORIES
CSK Auto                         Parts & Accessories              580             79          409,200   $   4,192,000
Discount Tire                    Parts & Accessories              310             18          104,900       1,178,000
Other                            Parts & Accessories               --              1            3,400          49,000
                                                                                 ---    --------------  -------------
    TOTAL AUTOMOTIVE PARTS & ACCESSORIES                                          98          517,500       5,419,000

AUTOMOTIVE SERVICE
Econo Lube 'N Tune                     Service                    210             26           71,800       1,763,000
Jiffy Lube                             Service                  1,400             30           70,200       1,935,000
Q-Lube                                 Service                    490              4            7,600         183,000
R&S Strauss                            Service                    110              2           31,200         431,000
Speedy Brake                           Service                  1,080              9           51,200         722,000
Other                                  Service                     --              1            3,100          41,000
                                                                                 ---    --------------  -------------
    TOTAL AUTOMOTIVE SERVICE                                                      72          235,100       5,075,000

BOOK STORES
Barnes & Noble                       Book Stores                1,010              1           30,000         450,000
                                                                                 ---    --------------  -------------
    TOTAL BOOK STORES                                                              1           30,000         450,000

CHILD CARE
Children's World Learning
  Centers                            Child Care                   530            134          964,000      13,612,000
KinderCare Learning Centers          Child Care                 1,150             13           79,800       1,087,000
La Petite Academy                    Child Care                   790            167          959,000       8,738,000
Other                                Child Care                    --              3           13,300          70,000
                                                                                 ---    --------------  -------------
    TOTAL CHILD CARE                                                             317        2,016,100      23,507,000

CONSUMER ELECTRONICS
Best Buy                        Consumer Electronics              270              3          150,900       1,738,000
Rex Stores                      Consumer Electronics              230             34          408,300       2,694,000
                                                                                 ---    --------------  -------------
  TOTAL CONSUMER ELECTRONICS                                                      37          559,200       4,432,000

                                                                            REALTY
                                                           APPROXIMATE      INCOME       APPROXIMATE     ANNUALIZED
                                      INDUSTRY                TOTAL          OWNED         LEASABLE         BASE
TENANT(1)                            SEGMENT(1)           LOCATIONS(2)     LOCATIONS    SQUARE FOOTAGE     RENT(3)
---------------------------  ---------------------------  -------------  -------------  --------------  -------------
CONVENIENCE STORES
7-ELEVEN                         Convenience Stores            20,240              3            9,700   $     235,000
Dairy Mart                       Convenience Stores             1,020             22           66,500       1,522,000
East Coast Oil                   Convenience Stores                40              3            8,800         286,000
Quick Trip                       Convenience Stores               330              9           28,800         924,000
The Pantry                       Convenience Stores               400             14           34,400       1,333,000
Other                            Convenience Stores                --              1            2,100               0
                                                                                 ---    --------------  -------------
    TOTAL CONVENIENCE STORES                                                      52          150,300       4,300,000

HOME FURNISHINGS & ACCESSORIES
Aaron Rents                       Home Furnishings                290              6          258,000         888,000
Levitz Furniture                  Home Furnishings                130              4          376,400       2,502,000
Linens 'N Things                  Home Accessories                170              1           46,600         561,000
                                                                                 ---    --------------  -------------
  TOTAL HOME FURNISHINGS & ACCESSORIES                                            11          681,000       3,951,000

OFFICE SUPPLIES
OfficeMax                          Office Supplies                560              3           75,700         854,000
Staples                            Office Supplies                560              2           48,600         456,000
                                                                                 ---    --------------  -------------
    TOTAL OFFICE SUPPLIES                                                          5          124,300       1,310,000

PET SUPPLIES
Petco                               Pet Supplies                  340              1           16,000         253,000
                                                                                 ---    --------------  -------------
    TOTAL PET SUPPLIES                                                             1           16,000         253,000

RESTAURANTS
Carver's                            Dinner House                   90              3           26,600         495,000
Don Pablo's                         Dinner House                   70              7           60,700         607,000
Other                               Dinner House                   --             12           93,100         887,000
Golden Corral                          Family                     460             85          501,200       6,616,000
Sizzler                                Family                     630              7           37,600         848,000
Other                                  Family                      --              2           11,600         108,000
Hardee's                              Fast Food                 3,100              3           10,300         144,000
Taco Bell                             Fast Food                 4,890             24           54,100       1,502,000
Whataburger                           Fast Food                   520              9           23,000         616,000
Other                                 Fast Food                    --             15           50,000         897,000
                                                                                 ---    --------------  -------------
    TOTAL RESTAURANTS                                                            167          868,200      12,720,000

VIDEO RENTAL
Hollywood Video                     Video Rental                  660              1            7,500         118,000
                                                                                 ---    --------------  -------------
    TOTAL VIDEO RENTAL                                                             1            7,500         118,000
    TOTAL OTHER                     Miscellaneous                                 12          583,500       4,594,000
                                                                                 ---    --------------  -------------
    TOTAL                                                                        774        5,788,700   $  66,129,000
                                                                                 ---    --------------  -------------
                                                                                 ---    --------------  -------------

------------------------------

(1) See "Business and Properties--Matters Pertaining to Certain Properties and Tenants."

(2) Approximate total number of retail locations in operation by each tenant (including both owned and franchised locations), based on information provided to Realty Income by the respective tenants.

(3) Annualized base rent is calculated by multiplying the monthly contractual base rent as of August 31, 1997 for each of the properties owned as of that date by 12, except that, for the properties under construction, estimated contractual base rent for the first month of the respective leases is used instead of base rent as of August 31, 1997. The estimated contractual base rent for the properties under construction is based upon the estimated acquisition costs of the properties. Annualized base rent does not include percentage rents, if any, that may be payable under leases covering certain of the properties.

    Of the 774 properties in the portfolio at August 31, 1997, 767 were single-tenant properties with the remaining being multi-tenant properties. As of August 31, 1997, 761 or over 99% of the 767 single-tenant properties were net leased with an average remaining lease term (excluding extension options) of approximately 8.4 years. The following table sets forth certain information regarding the timing of the initial lease term expirations (excluding extension options) on the Company's 761 net leased, single-tenant retail properties as of August 31, 1997.

            NUMBER OF                     PERCENT OF
             LEASES      ANNUALIZED    TOTAL ANNUALIZED
 YEAR       EXPIRING    BASE RENT(1)         RENT
---------  -----------  -------------  -----------------
1997                7   $     281,000            0.4%
1998                5         204,000            0.3
1999               29       1,283,000            2.0
2000               34       1,985,000            3.2
2001               53       3,967,000            6.4
2002               73       5,874,000            9.4
2003               67       5,132,000            8.2
2004              109       8,836,000           14.1
2005               86       6,049,000            9.7
2006               29       2,449,000            3.9
2007               85       5,373,000            8.6
2008               39       3,174,000            5.1
2009               12         896,000            1.4
2010               37       3,037,000            4.9
2011               31       3,538,000            5.7
2012               24       2,669,000            4.3
2013                2         627,000            1.0
2014                2         265,000            0.4
2015               25       4,795,000            7.7
2016                7       1,357,000            2.2
2017                4         618,000            1.0
2018                1          39,000            0.1
                  ---   -------------          -----
Total             761(2) $  62,448,000         100.0%
                  ---   -------------          -----
                  ---   -------------          -----

------------------------------

(1) Annualized base rent is calculated by multiplying the monthly contractual base rent as of August 31, 1997 for each of the properties owned as of that date by 12, except that, for the properties under construction, estimated contractual base rent for the first month of the respective leases is used instead of base rent as of August 31, 1997. The estimated contractual base rent for the properties under construction is based upon the estimated acquisition costs of the properties. Annualized base rent does not include percentage rents, if any, that may be payable under leases covering certain of the properties.

(2) The table does not include seven multi-tenant properties, one of which is vacant, and six vacant, unleased single-tenant properties owned by the Company. The lease expirations for properties under construction are based on the estimated dates of completion of such properties.

    PROPERTY PORTFOLIO. Set forth below is a list of all 774 properties owned by the Company as of August 31, 1997, ordered by state:

                                                                                                                   APPROXIMATE
                                                                                                         YEAR        LEASABLE
TENANT(1)                                       ADDRESS                      CITY            STATE     ACQUIRED    SQUARE FEET
-----------------------------------  ------------------------------  --------------------  ---------  -----------  ------------

                                                     ALABAMA--6 PROPERTIES
La Petite Academy                    135 E. Riverchase Pkwy.         Birmingham               AL            1984         5,100
La Petite Academy                    121 Kohler Rd.                  Huntsville               AL            1982         5,000
La Petite Academy                    5459 Able Ct.                   Mobile                   AL            1982         5,100
La Petite Academy                    1512 Shelton Beach Rd.          Mobile                   AL            1985         5,100
Rex Stores                           1710 Highway 21 South           Oxford                   AL            1996        10,000
Rex Stores                           4730 McFarland Blvd. East       Tuscaloosa               AL            1996        12,000
                                                                                                                   ------------
                                                                                                                        42,300
                                                                                                                   ------------

                                                    ARIZONA--27 PROPERTIES
Children's World                     1114 W. Elliott Rd.             Chandler                 AZ            1986         7,300
Children's World                     150 N. Elm St.                  Chandler                 AZ            1987         7,600
Children's World                     1997 Elliott Rd.                Chandler                 AZ            1987         7,600
Burger King                          80 W. 16th St.                  Douglas                  AZ            1985         2,700
Econo Lube 'N Tune                   1830 East Route 66              Flagstaff                AZ            1997         2,800
Carver's                             8172 West Bell Road             Glendale                 AZ            1996         8,100
La Petite Academy                    17220 N. 43rd Ave.              Glendale                 AZ            1984         5,100
Auto Mall                            3944 E. Main St.                Mesa                     AZ            1986        13,900
Children's World                     2750 S. Dobson Rd.              Mesa                     AZ            1988         7,300
Children's World                     1236 S. Stapley Dr.             Mesa                     AZ            1988         7,300
Children's World                     6810 W. Thunderbird Rd.         Peoria                   AZ            1988         7,300
Auto Mall                            2630 E. Bell Rd.                Phoenix                  AZ            1986        15,300
Checker Autoworks                    1823 E. McDowell                Phoenix                  AZ            1987         3,100
Checker Autoworks                    4444 W. Thomas Rd.              Phoenix                  AZ            1987         5,400
Checker Autoworks                    52 E. Baseline Rd.              Phoenix                  AZ            1989         5,400
Children's World                     16044 N. 29th Ave.              Phoenix                  AZ            1988         7,300
KinderCare                           15626 S. 42Nd St.               Phoenix                  AZ            1990         6,100
KinderCare                           4856 E. Greenway Rd.            Phoenix                  AZ            1990         6,100
Children's World                     16605 N. 56th St.               Scottsdale               AZ            1987         7,500
Children's World                     6311 S. Rural Rd.               Tempe                    AZ            1990         7,100
Children's World                     7570 S. Willow Dr.              Tempe                    AZ            1988         7,500
Checker Autoworks                    1401 W. Prince Rd.              Tucson                   AZ            1987         5,400
Children's World                     7770 Wrightstown Rd.            Tucson                   AZ            1988         7,200
Children's World                     8055 E. 22nd St.                Tucson                   AZ            1988         7,200
Discount Tire Store                  2106 S. Alvernon Way            Tucson                   AZ            1990         6,600
Taco Bell                            7140 N. Thornydale Rd.          Tucson                   AZ            1986         2,200
Discount Tire Store                  780 E. 32nd St.                 Yuma                     AZ            1990         4,800
                                                                                                                   ------------
                                                                                                                       181,200
                                                                                                                   ------------

                                                   CALIFORNIA--53 PROPERTIES
Children's World                     4277 Old Topanga Cyn. Rd.       Calabasas                CA            1985         5,800
Children's World                     5739 El Camino                  Carmichael               CA            1986         6,100
Levitz Furniture                     31833 Date Palm Drive           Cathedral City           CA            1995        40,000
Children's World                     6010 Riverside Dr.              Chino                    CA            1983         7,200
E.T. Tacos                           12382 Central Ave.              Chino                    CA            1975         1,400
Regency Realtors                     12360 Central Ave.              Chino                    CA            1975         2,800
Children's World                     612 Paseo Del Rey               Chula Vista              CA            1987         6,800
Econo Lube 'N Tune                   3008 N. Second Street           Chula Vista              CA            1996         2,800
Levitz Furniture                     1695 Willow Pass Road           Concord                  CA            1995       102,900
Children's World                     510 W. Second St.               Corona                   CA            1984         7,200
Pizza Hut                            233 S. Gentle Springs Ln.       Diamond Bar              CA            1978         2,300
Children's World                     1471 Granite Hills Dr.          El Cajon                 CA            1985         6,800
Children's World                     1578 S. El Camino Real          Encinitas                CA            1987         6,600
Enterprise Rent-A-Car                175 W. Washington Ave.          Escondido                CA            1992         3,000

                                                                                                                   APPROXIMATE
                                                                                                         YEAR        LEASABLE
TENANT(1)                                       ADDRESS                      CITY            STATE     ACQUIRED    SQUARE FEET
-----------------------------------  ------------------------------  --------------------  ---------  -----------  ------------
                                                   CALIFORNIA--53 PROPERTIES
                                                          (CONTINUED)
La Petite Academy                    1300 N. Escondido Blvd.         Escondido                CA            1987         6,800
Vacant                               130 W. Woodward Ave.            Escondido                CA            1984        36,500
La Petite Academy                    410 Glenn Dr.                   Folsom                   CA            1987         6,800
Medical 21                           2828 Fresno St.                 Fresno                   CA            1982        24,400
Alberto's Mexican Food               1974 N. Placentia Ave.          Fullerton                CA            1972         2,600
Vacant                               1978 N. Palm Ave.               Fullerton                CA            1972         2,100
Ron's Auto Parts                     1964 N. Placentia Ave.          Fullerton                CA            1972         3,400
Kragen Autoworks                     10101 Olympia Park Rd.          Grass Valley             CA            1988         5,700
Vacant                               40844 Florida Ave.              Hemet                    CA            1977         2,100
Kragen Autoworks                     501 S. Hwy. 49                  Jackson                  CA            1988         5,000
OfficeMax                            4949 Lakewood Blvd.             Lakewood                 CA            1997        28,700
La Petite Academy                    23421 Madero St.                Mission Viejo            CA            1993         7,500
Children's World                     23268 Olivewood Plaza Dr.       Moreno Valley            CA            1987         6,900
Taco Bell                            18426 Nordhoff St.              Northridge               CA            1970         1,700
Children's World                     2860 Thunder Dr.                Oceanside                CA            1985         6,800
La Petite Academy                    1709 E. Palmdale Blvd.          Palmdale                 CA            1988         7,700
Pay N Play                           15607 Lakewood Blvd.            Paramount                CA            1983         5,700
La Petite Academy                    11378 Coloma Rd.                Rancho Cordova           CA            1989         7,400
Children's World                     10110 Church St.                Rancho Cucamonga         CA            1987        10,600
Sizzler                              9588 Baseline Rd.               Rancho Cucamonga         CA            1981         5,400
Taco Bell                            9383 Foothill Blvd.             Rancho Cucamonga         CA            1985         1,900
Golden Corral                        250 Antelope                    Red Bluff                CA            1986         5,500
Der Wienerschnitzel                  1246 University Ave.            Riverside                CA            1976         1,900
Vacant                               3630 Park Sierra Drive          Riverside                CA            1981         7,600
La Petite Academy                    1800 Eureka Rd.                 Roseville                CA            1987         7,500
Children's World                     2500 Natomas Park Dr.           Sacramento               CA            1987         6,000
Kragen Autoworks                     3659 Bradshaw Rd.               Sacramento               CA            1987         4,800
Empire                               7905-65 Silverton Ave.          San Diego                CA            1987       220,100
Silverton                            7920-60 Silverton Ave.          San Diego                CA            1986       111,700
Trade Center                         9235-75 Trade Pl.               San Diego                CA            1986       135,500
Sizzler                              101 N. Village Ct.              San Dimas                CA            1981         5,000
Boston Market                        2421 San Ramon Valley Blvd.     San Ramon                CA            1983        10,200
La Petite Academy                    9580 Carlton Hills Blvd.        Santee                   CA            1987         6,600
Children's World                     5165 Cochran St.                Simi Valley              CA            1985         7,600
Best Buy                             390 North Moorpark Road         Thousand Oaks            CA            1996        59,200
Kragen Autoworks                     693 N. Goldenstate Blvd.        Turlock                  CA            1987         5,500
Taco Bell                            14232 Newport Blvd.             Tustin                   CA            1970         1,100
La Petite Academy                    24925 Anza Dr.                  Valencia                 CA            1988         8,000
Children's World                     20121 E. Alisu Ct.              Walnut                   CA            1986        10,700
                                                                                                                   ------------
                                                                                                                     1,001,900
                                                                                                                   ------------

                                                    COLORADO--43 PROPERTIES
Econo Lube                           5425 West 80th Avenue           Arvada                   CO            1996         2,500
Econo Lube 'N Tune                   Wadsworth & West 54th           Arvada                   CO            1996         2,800
Children's World                     14551 E. Tennessee Ave.         Aurora                   CO            1989         8,300
Children's World                     3409 W. Fairplay Way            Aurora                   CO            1986         7,400
Children's World                     12291 E. Cornell Ave.           Aurora                   CO            1987         7,300
Discount Tire Store                  1160 S. Chambers Rd.            Aurora                   CO            1990         5,000
Vacant                               2355 30th St.                   Boulder                  CO            1984         8,500
Children's World                     805 Burbank St.                 Broomfield               CO            1983         5,000
Econo Lube 'N Tune                   1020 Highway 287                Broomfield               CO            1996         2,800
La Petite Academy                    13009 Westlake Dr.              Broomfield               CO            1988         5,500
Checker Autoworks                    2149 Fremont Dr.                Canon City               CO            1987         3,100
Children's World                     1470 Chapel Hills Dr.           Colorado Springs         CO            1986         6,200
Discount Tire Store                  305 N. Academy Blvd.            Colorado Springs         CO            1990         4,400
Discount Tire Store                  1770 Dublin Blvd.               Colorado Springs         CO            1993         5,000
Hardee's                             1414 Harrison Rd.               Colorado Springs         CO            1986         3,700

                                                                                                                   APPROXIMATE
                                                                                                         YEAR        LEASABLE
TENANT(1)                                       ADDRESS                      CITY            STATE     ACQUIRED    SQUARE FEET
-----------------------------------  ------------------------------  --------------------  ---------  -----------  ------------
                                                    COLORADO--43 PROPERTIES
                                                          (CONTINUED)
Hardee's                             1508 N. Academy Blvd.           Colorado Springs         CO            1987         3,300
La Petite Academy                    2760 Purgatory                  Colorado Springs         CO            1982         5,100
La Petite Academy                    6625 Delmonico Dr.              Colorado Springs         CO            1983         5,100
Checker Autoworks                    2887 N. Colorado Blvd.          Denver                   CO            1987         5,900
Checker Autoworks                    7701 E. Colfax Ave.             Denver                   CO            1988         5,600
Checker Autoworks                    290 S. Broadway                 Denver                   CO            1988         5,600
Econo Lube 'N Tune                   700-710 South Broadway          Denver                   CO            1997         2,800
Jiffy Lube                           5869 Leetsdale Dr.              Denver                   CO            1985         2,000
Children's World                     6625 S. Dayton St.              Englewood                CO            1986         6,000
Children's World                     6960 S. Holly Circle            Englewood                CO            1986         7,300
Children's World                     2140 Valley Forge               Fort Collins             CO            1986         7,400
Children's World                     1990 S. Lemay                   Fort Collins             CO            1986         7,300
La Petite Academy                    4525 Boardwalk, Bldg. T         Fort Collins             CO            1982         5,200
La Petite Academy                    3519 W. 12th St.                Greeley                  CO            1984         5,100
Checker Autoworks                    6607 S. Broadway                Littleton                CO            1988         5,700
Children's World                     5104 S. Field St.               Littleton                CO            1988         8,300
Children's World                     6588 W. Ottawa Ave.             Littleton                CO            1988         8,200
La Petite Academy                    11550 W. Burgundy               Littleton                CO            1987         5,500
Children's World                     851 Crisman Dr.                 Longmont                 CO            1986         7,400
La Petite Academy                    1970 Centennial Dr.             Louisville               CO            1984         5,100
Golden Corral                        1825 E. Main St.                Montrose                 CO            1987         6,100
La Petite Academy                    11105 S. Pikes Peak Dr.         Parker                   CO            1987         5,400
Discount Tire Store                  1010 W. Hwy. 50                 Pueblo                   CO            1990         4,600
Hardee's                             240 Main St.                    Security                 CO            1986         3,300
Golden Corral                        102 Hayes Ave.                  Sterling                 CO            1984         5,100
Econo Lube 'N Tune                   651 E. 120th Avenue             Thornton                 CO            1996         2,900
Children's World                     8851 Field St.                  Westminster              CO            1989         8,300
La Estrellita Enterprises,Inc        7617 W. 88th Ave.               Westminster              CO            1984         9,300
                                                                                                                   ------------
                                                                                                                       236,400
                                                                                                                   ------------

                                                   CONNECTICUT--5 PROPERTIES
Speedy Brake & Muffler               902-910 Wethersfield Avenue     Hartford                 CT            1996        10,000
Dairy Mart                           653 Center Street               Manchester               CT            1995         2,000
Speedy Brake & Muffler               445 Queen Street                Southington              CT            1997         5,300
Dairy Mart                           506 Talcotville Road            Vernon                   CT            1995         2,400
Dairy Mart                           1309 Boston Post Road           Westbrook                CT            1995         2,800
                                                                                                                   ------------
                                                                                                                        22,500
                                                                                                                   ------------

                                                    FLORIDA--48 PROPERTIES
La Petite Academy                    6919 E. State Route 70          Bradenton                FL            1988         5,200
Rex Stores                           5735 14th Street West           Bradenton                FL            1996         6,300
Sizzler                              3315 So. U.S. Hwy. 17-92        Casselberry              FL            1989         5,300
La Petite Academy                    1880 McMullen Booth Rd.         Clearwater               FL            1981         4,600
Golden Corral                        505 N. Orange Ave.              Green Cove Sprgs         FL            1984         5,100
Arby's                               9171 Baymeadows Rd.             Jacksonville             FL            1985         3,500
Arby's                               3939 W. University Blvd.        Jacksonville             FL            1985         3,300
Jiffy Lube                           2837 Townsend Blvd.             Jacksonville             FL            1985         4,000
La Petite Academy                    3720 San Jose Pl.               Jacksonville             FL            1981         4,600
La Petite Academy                    50 St. John's Bluff             Jacksonville             FL            1981         4,600
La Petite Academy                    6601 Argyle Forest              Jacksonville             FL            1989         5,400
La Petite Academy                    17265 Central Blvd.             Jupiter                  FL            1985         4,700
Jiffy Lube                           1950 N. State Rd.               Lauderdale Lakes         FL            1986         1,900
La Petite Academy                    3228 Holiday Springs            Margate                  FL            1986         5,000
Rex Stores                           100 Mary Esther Cutoff          MaryEsther               FL            1996         8,200
La Petite Academy                    8200 Devereux Drive             Melbourne                FL            1993         6,000
Rex Stores                           4080 W. New Haven Avenue        Melbourne                FL            1996         8,000

                                                                                                                   APPROXIMATE
                                                                                                         YEAR        LEASABLE
TENANT(1)                                       ADDRESS                      CITY            STATE     ACQUIRED    SQUARE FEET
-----------------------------------  ------------------------------  --------------------  ---------  -----------  ------------
                                                    FLORIDA--48 PROPERTIES
                                                          (CONTINUED)
Rex Stores                           1625 E. Merritt Island          Merritt Island           FL            1996        10,000
                                     Causeway
La Petite Academy                    4400 Hwy. 20, #710              Niceville                FL            1986         5,000
Rex Stores                           3055 S.W. College Road          Ocala                    FL            1996        10,000
La Petite Academy                    7698 Silver Star Rd.            Orlando                  FL            1985         4,700
La Petite Academy                    6573 Old Wintergarden Rd.       Orlando                  FL            1987         5,400
La Petite Academy                    3382 Rouse Rd.                  Orlando                  FL            1987         6,600
La Petite Academy                    12300 Landstar Blvd.            Orlando                  FL            1989         5,400
Sizzler                              4525 S. Semoran Blvd.           Orlando                  FL            1985         6,200
Sizzler                              912 W. Colonial Dr.             Orlando                  FL            1986         6,300
Taco Bell                            9891 International Dr.          Orlando                  FL            1988         3,700
La Petite Academy                    205 Alexandria Blvd.            Oviedo                   FL            1987         5,300
Lil Angels                           518 S. Tyndall                  Panama City              FL            1982         4,600
La Petite Academy                    9601 Pickwood Dr.               Pensacola                FL            1989         5,400
Rex Stores                           6340 N. Pensacola Blvd.         Pensacola                FL            1996        64,600
La Petite Academy                    153 Sparrow Dr.                 Royal Palm Beach         FL            1988         5,400
Jiffy Lube                           7025 Seminole Blvd.             Seminole                 FL            1985         2,400
La Petite Academy                    1245 Kass Circle                Spring Hill              FL            1987         5,400
La Petite Academy                    135 Nix Boat Yard Rd.           St. Augustine            FL            1981         4,400
Jiffy Lube                           4359 N. University Blvd.        Sunrise                  FL            1986         1,800
La Petite Academy                    4360 Springtree                 Sunrise                  FL            1982         4,600
La Petite Academy                    13785 N.W. Fifth St.            Sunrise                  FL            1989         5,500
La Petite Academy                    3472 N. Monroe St.              Tallahassee              FL            1982         4,600
Rex Stores                           2450 Apalachee Pkwy.            Tallahassee              FL            1996        10,600
Barnes & Noble                       11802 North Dale Mabry Hwy.     Tampa                    FL            1997        30,000
Jiffy Lube                           8303 N. Dale Mabry Hwy.         Tampa                    FL            1985         2,400
Jiffy Lube                           130 S. Dale Mabry Hwy.          Tampa                    FL            1985         2,400
Jiffy Lube                           7202 W. Hillsborough Ave.       Tampa                    FL            1986         2,000
La Petite Academy                    13502 S. Village Dr.            Tampa                    FL            1981         4,600
Rex Stores                           4220 S. Washington Avenue       Titusville               FL            1996        12,000
Rex Stores                           1860 Tamiami Trail              Venice                   FL            1996         8,200
Levitz Furniture                     1540 Semoran Blvd.              Winter Park              FL            1995       122,100
                                                                                                                   ------------
                                                                                                                       457,300
                                                                                                                   ------------

                                                    GEORGIA--44 PROPERTIES
Jiffy Lube                           1742 Howell Mill Rd.            Atlanta                  GA            1985         2,000
Jiffy Lube                           3194 Norcross-Tucker Rd.        Atlanta                  GA            1985         2,000
Minit Lube                           3745 Hwy. 78                    Bogart                   GA            1985         1,900
La Petite Academy                    9633-A Hwy. 5                   Douglasville             GA            1984         5,000
Econo Lube 'N Tune                   Peachtree Industrial Blvd.      Duluth                   GA            1997         2,800
Children's World                     4630 N. Shallowford             Dunwoody                 GA            1988         8,300
Quick Trip                           7884 Roswell Road               Dunwoody                 GA            1997         3,200
La Petite Academy                    300 Fairview Rd.                Ellenwood                GA            1988         5,500
La Petite Academy                    108 Antioch Rd.                 Fayetteville             GA            1989         5,400
Minit Lube                           853 S.W. Jesse Jewell Pkwy.     Gainesville              GA            1985         1,900
Taco Bell                            4624 Augusta Rd.                Garden City              GA            1989         2,400
Golden Corral                        708 E. Oglethorpe Ave.          Hinesville               GA            1984         5,000
Taco Bell                            229 General Screven Way         Hinesville               GA            1987         2,400
La Petite Academy                    1593 S. Hwy. 29                 Lawrenceville            GA            1988         5,400
Children's World                     917 Killian Hill Rd.            Lilburn                  GA            1986         7,300
La Petite Academy                    1806 Lee Road                   Lithia Springs           GA            1989         5,500
Golden Corral                        2950 Woodrow Dr.                Lithonia                 GA            1985         4,800
La Petite Academy                    474 S. Deshon Rd.               Lithonia                 GA            1991         6,600
Quick Trip                           7225 Rockbridge Road            Lithonia                 GA            1997         3,200
Quick Trip                           7130 Mableton Parkway           Mabelton                 GA            1997         3,200
Children's World                     2566 E. Piedmont Rd.            Marietta                 GA            1988         8,300
Children's World                     1060 Franklin Rd.               Marietta                 GA            1988         8,400
Children's World                     2090 Lower Roswell Rd.          Marietta                 GA            1988         8,400

                                                                                                                   APPROXIMATE
                                                                                                         YEAR        LEASABLE
TENANT(1)                                       ADDRESS                      CITY            STATE     ACQUIRED    SQUARE FEET
-----------------------------------  ------------------------------  --------------------  ---------  -----------  ------------
                                                    GEORGIA--44 PROPERTIES
                                                          (CONTINUED)
Children's World                     3829 Roswell Rd.                Marietta                 GA            1988         7,300
Children's World                     3899 N.E. Canton Hwy.           Marietta                 GA            1988         7,300
Jiffy Lube                           688 Powder Springs Rd.          Marietta                 GA            1985         3,400
Jiffy Lube                           3380 Canton Hwy.                Marietta                 GA            1986         4,000
La Petite Academy                    1805 Williams Dr.               Marietta                 GA            1988         5,400
La Petite Academy                    3511 Old Petersburg Rd.         Martinez                 GA            1987         5,400
Quick Trip                           6065 Singleton Road             Norcross                 GA            1997         3,200
Minit Lube                           6579 Hwy. 85                    Riverdale                GA            1986         1,900
Minit Lube                           2301 S.W. Shorter Ave.          Rome                     GA            1985         1,900
Rex Stores                           2429 Shorter Avenue             Rome                     GA            1996        10,000
Taco Bell                            2631 Skidaway Rd.               Savannah                 GA            1987         1,600
Taco Bell                            302 Mall Blvd.                  Savannah                 GA            1987         1,600
Best Buy                             2460 Cobb Parkway               Smyrna                   GA            1997        46,100
Children's World                     1635 Cooper Lake Dr.            Smyrna                   GA            1988         8,400
Taco Bell                            224 S. Main St.                 Statesboro               GA            1989         2,400
La Petite Academy                    925 W. State Hwy. 138           Stockbridge              GA            1989         5,400
Children's World                     777 Hambrick Rd.                Stone Mountain           GA            1988         8,300
Golden Corral                        1273 S. Hairston Rd.            Stone Mountain           GA            1986         6,400
La Petite Academy                    693 Lauren Pkwy.                Stone Mountain           GA            1985         5,200
Quick Trip                           3830 Rockbridge Road            Stone Mountain           GA            1997         3,300
La Petite Academy                    1703 Gornto Rd.                 Valdosta                 GA            1986         5,100
                                                                                                                   ------------
                                                                                                                       252,500
                                                                                                                   ------------

                                                     IDAHO--11 PROPERTIES
Schuck's Autoworks                   4750 Overland Rd.               Boise                    ID            1988         4,800
Schuck's Autoworks                   1407 W. State St.               Boise                    ID            1988         4,800
Taco Bell                            6521 Fairview                   Boise                    ID            1988         2,700
Taco Bell                            3377 W. State St.               Boise                    ID            1988         2,200
Schuck's Autoworks                   223 Appleway Ave.               Coeur D'Alene            ID            1987         5,700
Schuck's Autoworks                   1907 W. 19th Ave.               Lewiston                 ID            1987         5,700
Schuck's Autoworks                   1420 Pullman Rd.                Moscow                   ID            1987         5,000
Schuck's Autoworks                   156 Caldwell Blvd.              Nampa                    ID            1988         4,800
Sizzler                              501 Caldwell Blvd.              Nampa                    ID            1986         5,100
Golden Corral                        240 N.E. Second St.             Rexburg                  ID            1985         4,900
Schuck's Autoworks                   780 Blue Lakes Blvd.            Twin Falls               ID            1988         6,300
                                                                                                                   ------------
                                                                                                                        52,000
                                                                                                                   ------------

                                                    ILLINOIS--28 PROPERTIES
Children's World                     950 N. Lombard                  Addison                  IL            1986         8,400
KinderCare                           100 Countryside Dr.             Algonquin                IL            1990         6,300
Golden Corral                        2723 Corner Ct.                 Alton                    IL            1988         6,800
La Petite Academy                    4105 Healthway Dr.              Aurora                   IL            1988         5,600
Children's World                     1050 W. Stearns Rd.             Bartlett                 IL            1986         7,300
Children's World                     590 Pinecrest Rd.               Bolingbrook              IL            1982         6,400
Children's World                     140 N. Gary                     Carol Stream             IL            1986         7,300
Golden Corral                        844 N. Galena                   Dixon                    IL            1987         6,100
Children's World                     1050 Bonaventure Dr.            Elk Grove Village        IL            1986         7,300
La Petite Academy                    1030 Nerge Rd.                  Elk Grove Village        IL            1988         7,900
Children's World                     2264 Bloomingdale               Glendale Heights         IL            1988         8,100
Quick Trip                           2809 Godfrey Road               Godfrey                  IL            1997         3,200
Quick Trip                           3120 Namoeki Road               Granite City             IL            1997         3,200
Children's World                     1275 Jones Rd.                  Hoffman Estates          IL            1989         7,800
La Petite Academy                    3805 Huntington Blvd.           Hoffman Estates          IL            1989         5,500
La Petite Academy                    14225 S. Bell Rd.               Lockport                 IL            1987         6,800
Quick Trip                           608 McCambridge Avenue          Madison                  IL            1997         3,200
La Petite Academy                    940 W. Hwy. 50                  O'Fallon                 IL            1987         5,500

                                                                                                                   APPROXIMATE
                                                                                                         YEAR        LEASABLE
TENANT(1)                                       ADDRESS                      CITY            STATE     ACQUIRED    SQUARE FEET
-----------------------------------  ------------------------------  --------------------  ---------  -----------  ------------
                                                    ILLINOIS--28 PROPERTIES
                                                          (CONTINUED)
La Petite Academy                    15851 Park Hill Dr.             Orland Park              IL            1987         5,100
Children's World                     1653 N. Baldwin Rd.             Palatine                 IL            1986         8,400
Rex Stores                           3016 N. University Street       Peoria                   IL            1996         8,800
Rex Stores                           3782 N. Alpine                  Rockford                 IL            1996        10,100
Children's World                     1080 W. Lake St.                Roselle                  IL            1988         8,400
Golden Corral                        1517 W. Main St.                Salem                    IL            1987         6,900
La Petite Academy                    651 Windsor Dr.                 Schaumburg               IL            1987         6,700
Rex Stores                           One Drawbridge Road             Springfield              IL            1996        10,300
Children's World                     Five Phillip Rd.                Vernon Hills             IL            1986         7,400
Children's World                     251 W. 63rd St.                 Westmont                 IL            1986         7,400
                                                                                                                   ------------
                                                                                                                       192,200
                                                                                                                   ------------

                                                    INDIANA--22 PROPERTIES
Rex Stores                           3205 State Road 109 South       Anderson                 IN            1996        15,600
Taco Bell                            5310 Scatterfield Rd.           Anderson                 IN            1988         2,300
Golden Corral                        16th Hwy. 37 Bypass             Bedford                  IN            1987         6,900
KinderCare                           14907 Greyhound Ct.             Carmel                   IN            1990         6,200
Golden Corral                        1241 N. 13th St.                Decatur                  IN            1987         5,600
KinderCare                           7255 E. 116th St.               Fishers                  IN            1990         6,600
Arby's                               1613 Elkhart Rd.                Goshen                   IN            1986         3,200
KinderCare                           9735 Prairie Ave.               Highland                 IN            1990         6,200
Car-X Muffler & Brake                5401 E. Thompson Road           Indianapolis             IN            1996         5,300
KinderCare                           6750 Eagleview Dr.              Indianapolis             IN            1990         6,200
Burger King                          418 S. Tillotson Ave.           Muncie                   IN            1986         3,300
Rex Stores                           457 E. McGilliard Road          Muncie                   IN            1996        12,500
Taco Bell                            2519 S. Madison St.             Muncie                   IN            1988         1,600
Dairy Mart                           3601 Grant Line Road            New Albany               IN            1995         2,500
Dairy Mart                           3706 Charlestown Road           New Albany               IN            1995         2,800
Taco Bell                            1486 Memorial Dr.               New Castle               IN            1987         2,200
La Petite Academy                    11540 Fishers Dr.               Noblesville              IN            1985         5,100
Rex Stores                           3014 E. Main Street             Richmond                 IN            1996         6,400
Golden Corral                        Sw Corner Sr 44 & Amos          Shelbyville              IN            1986         6,000
Fazoli's Restaurant                  52770 U.S. Route 33             South Bend               IN            1986         3,300
Taco Bell                            17610 No. U.S. Hwy. 31          Westfield                IN            1989         2,300
La Petite Academy                    50 N. Ford Rd.                  Zionsville               IN            1987         5,500
                                                                                                                   ------------
                                                                                                                       117,600
                                                                                                                   ------------

                                                      IOWA--8 PROPERTIES
Golden Corral                        301 E. First St.                Ankeny                   IA            1983         5,100
Golden Corral                        1312 S. Story St.               Boone                    IA            1983         5,100
La Petite Academy                    1350 Blairs Ferry Rd.           Cedar Rapids             IA            1992         6,100
Checker Autoworks                    2826 W. Broadway                Council Bluffs           IA            1988         5,600
Rex Stores                           2210 W. Broadway                Council Bluffs           IA            1996         9,000
Rex Stores                           2833 Douglas Avenue             Des Moines               IA            1996        10,000
La Petite Academy                    1504 Mall Drive                 Iowa City                IA            1992         5,200
La Petite Academy                    5305 Merle Hay Rd.              Johnston                 IA            1991         5,600
                                                                                                                   ------------
                                                                                                                        51,700
                                                                                                                   ------------

                                                     KANSAS--17 PROPERTIES
Golden Corral                        1138 Nelson Dr.                 Derby                    KS            1985         5,200
Golden Corral                        2521 W. Central Ave.            El Dorado                KS            1986         5,200
Golden Corral                        4705 Tenth St.                  Great Bend               KS            1984         4,900
OfficeMax                            1403 East 11th Avenue           Hutchinson               KS            1997        23,500
Checker Autoworks                    2520 State Ave.                 Kansas City              KS            1988         5,600
Checker Autoworks                    7524 State Ave.                 Kansas City              KS            1988         5,600

                                                                                                                   APPROXIMATE
                                                                                                         YEAR        LEASABLE
TENANT(1)                                       ADDRESS                      CITY            STATE     ACQUIRED    SQUARE FEET
-----------------------------------  ------------------------------  --------------------  ---------  -----------  ------------
                                                     KANSAS--17 PROPERTIES
                                                          (CONTINUED)
Children's World                     9740 Rosehill Rd.               Lenexa                   KS            1989         8,100
Children's World                     2001 E. Crossroads Ln.          Olathe                   KS            1988         8,100
Econo Lube 'N Tune                   13395 South Blackbob Road       Olathe                   KS            1996         2,900
Children's World                     11200 Mastin Rd.                Overland Park            KS            1988         8,100
OfficeMax                            2920 Planet Avenue              Salina                   KS            1997        23,500
Children's World                     6350 Long Ave.                  Shawnee                  KS            1988         8,100
Best Buy                             1600 Southwest Wanamaker Road   Topeka                   KS            1996        45,600
La Petite Academy                    2211 S.E. 29th St.              Topeka                   KS            1985         4,900
Burger King                          2020 E. 21st St.                Wichita                  KS            1986         3,100
KinderCare                           11818 W. Central Ave.           Wichita                  KS            1990         6,200
La Petite Academy                    331 S. Tyler                    Wichita                  KS            1986         7,400
                                                                                                                   ------------
                                                                                                                       176,000
                                                                                                                   ------------

                                                    KENTUCKY--11 PROPERTIES
Dairy Mart                           218 Richmond Road               Berea                    KY            1995         2,700
Dairy Mart                           1605 N. Dixie Highway           Elizabethtown            KY            1995         2,700
The Pantry                           197 Garden Mile Road            Henderson                KY            1995         2,400
Dairy Mart                           Walnut & Depot Streets          Lebanon                  KY            1995         2,700
La Petite Academy                    3665 Harrodsburg Rd.            Lexington                KY            1991         6,700
Taco Bell                            2633 Richmond Rd.               Lexington                KY            1986         2,500
Dairy Mart                           7201 Fegenbush Ln.              Louisville               KY            1995         2,700
Dairy Mart                           13401 Dixie Highway             Louisville               KY            1995         3,700
Jiffy Lube                           6508 Preston Hwy.               Louisville               KY            1985         1,900
Dairy Mart                           10180 Highway 44 East           Mt. Washington           KY            1996         2,800
The Pantry                           1816 Triplett Street            Owensboro                KY            1995         2,500
                                                                                                                   ------------
                                                                                                                        33,300
                                                                                                                   ------------

                                                    LOUISIANA--2 PROPERTIES
El Chico                             1730 Metro Dr.                  Alexandria               LA            1986         5,500
Golden Corral                        1403 N. Lake Arthur Ave.        Jennings                 LA            1985         5,200
                                                                                                                   ------------
                                                                                                                        10,700
                                                                                                                   ------------

                                                    MARYLAND--6 PROPERTIES
Jiffy Lube                           6415 Coventry Way               Clinton                  MD            1985         2,500
La Petite Academy                    10101 Frederick Rd.             Ellicott City            MD            1988         6,700
Golden Corral                        112 S. Hwy. 301                 La Plata                 MD            1985         4,700
Children's World                     16910 Georgia Ave.              Olney                    MD            1987         6,700
Children's World                     3999 St. Marks Dr.              Waldorf                  MD            1984         6,500
La Petite Academy                    100 Smallwood Dr.               Waldorf                  MD            1987         7,800
                                                                                                                   ------------
                                                                                                                        34,900
                                                                                                                   ------------

                                                  MASSACHUSETTS--5 PROPERTIES
Children's World                     90 Hayward Rd.                  Acton                    MA            1988         6,100
Speedy Brake & Muffler               726-728 Boston Road             Billerica                MA            1997         5,000
Children's World                     81 Hosmer St.                   Marlborough              MA            1988         6,100
Dairy Mart                           1502 Newman Avenue              Seekonk                  MA            1995         2,700
Children's World                     6 Bellows Rd.                   Westborough              MA            1988         6,000
                                                                                                                   ------------
                                                                                                                        25,900
                                                                                                                   ------------

                                                    MICHIGAN--5 PROPERTIES
Ponderosa                            1521 N. Eaton St.               Albion                   MI            1986         5,300
Children's World                     211 N. Lilley                   Canton                   MI            1982         5,000
7-ELEVEN                             5015 Richfield Road             Flint                    MI            1995         3,200

                                                                                                                   APPROXIMATE
                                                                                                         YEAR        LEASABLE
TENANT(1)                                       ADDRESS                      CITY            STATE     ACQUIRED    SQUARE FEET
-----------------------------------  ------------------------------  --------------------  ---------  -----------  ------------
                                                    MICHIGAN--5 PROPERTIES
                                                          (CONTINUED)
Don Pablo's                          3145 Miller Road                Flint                    MI            1995         7,800
Golden Corral                        904 S. Centerville Rd.          Sturgis                  MI            1987         5,600
                                                                                                                   ------------
                                                                                                                        26,900
                                                                                                                   ------------

                                                   MINNESOTA--17 PROPERTIES
Golden Corral                        1615 S.E. Marshall St.          Albert Lea               MN            1987         6,600
Children's World                     7561 142nd St.                  Apple Valley             MN            1986         8,300
Children's World                     7400 W. 109th St.               Bloomington              MN            1986         7,300
Children's World                     7660 Kentucky Ave.              Brooklyn Park            MN            1986         8,400
Children's World                     1604 N. Brookdale Dr.           Brooklyn Park            MN            1986         8,400
Children's World                     4194 Pilot Knob                 Eagan                    MN            1986         7,300
Children's World                     8825 Aztec Dr.                  Eden Prairie             MN            1986         7,400
Children's World                     6249 Hemlock Ln.                Maple Grove              MN            1986         7,300
KinderCare                           13380 Grove Dr.                 Maple Grove              MN            1990         6,300
Automax                              520 E. Lake St.                 Minneapolis              MN            1985         3,100
Children's World                     17710 Excelsior Blvd.           Minnetonka               MN            1986         7,300
Children's World                     3050 N. Fernbrook Ln.           Plymouth                 MN            1986         7,300
Golden Corral                        2918 N. Service Dr.             Red Wing                 MN            1987         6,000
Joe Sensor's Bar & Grill             2350 Cleveland Ave.             Roseville                MN            1984         9,100
Children's World                     9321 Ensign Ave.                W. Bloomington           MN            1982         6,000
Children's World                     4465 White Bear Pkwy.           White Bear Lake          MN            1987         7,300
KinderCare                           1000 Meadowland Drive           White Bear Lake          MN            1990         5,000
                                                                                                                   ------------
                                                                                                                       118,400
                                                                                                                   ------------

                                                  MISSISSIPPI--12 PROPERTIES
Golden Corral                        640 E. Hwy. 80                  Clinton                  MS            1983         4,900
Rex Stores                           2414 Highway 45 North           Columbus                 MS            1996        10,000
Rex Stores                           1733 Highway One South          Greenville               MS            1996         9,100
Rex Stores                           9245 Highway 49 North           Gulfport                 MS            1996        12,000
Rex Stores                           6552 Highway 49 North           Hattiesburg              MS            1996        12,000
Rex Stores                           4445 Robinson Road              Jackson                  MS            1996        15,100
Rex Stores                           2208 S. Frontage Road           Meridian                 MS            1996         9,000
La Petite Academy                    325 Cross Park Dr.              Pearl                    MS            1988         5,500
Aaron Rents                          749 Ridgewood Road              Ridgeland                MS            1997        22,300
Golden Corral                        310 State Line Rd.              Southaven                MS            1987         7,000
Rex Stores                           1707 S. Gloster Avenue          Tupelo                   MS            1996        12,000
Rex Stores                           3500 Pemberton Square Blvd.     Vicksburg                MS            1996        10,000
                                                                                                                   ------------
                                                                                                                       128,900
                                                                                                                   ------------

                                                    MISSOURI--27 PROPERTIES
Golden Corral                        1683 E. North Ave.              Belton                   MO            1984         4,800
Checker Autoworks                    490 S. Hwy. 7                   Blue Springs             MO            1989         5,700
Golden Corral                        211 N. Seventh St.              Blue Springs             MO            1984         5,100
Golden Corral                        2323 Fairlawn Ave.              Carthage                 MO            1985         5,200
Golden Corral                        719 S. Washington St.           Chillicothe              MO            1984         5,100
Children's World                     11850 W. Florissant Ave.        Florissant               MO            1989         8,200
La Petite Academy                    15444 New Halls Ferry           Florissant               MO            1989         5,400
Golden Corral                        825 S. Hwy. 54                  Fulton                   MO            1987         5,200
Children's World                     7227 N. Euclid Ave.             Gladstone                MO            1988         8,400
Golden Corral                        3913 McMasters                  Hannibal                 MO            1987         5,200
Outback                              7900 N. Lindbergh               Hazelwood                MO            1985         6,300
Checker Autoworks                    11501 E. Hwy. 24                Independence             MO            1989         5,700
Econo Lube 'N Tune                   4525 South Noland Road          Independence             MO            1996         2,800
Golden Corral                        1830 E. Hwy. 61                 Jackson                  MO            1987         5,200
Checker Autoworks                    6234 Paseo Blvd.                Kansas City              MO            1988         5,600

                                                                                                                   APPROXIMATE
                                                                                                         YEAR        LEASABLE
TENANT(1)                                       ADDRESS                      CITY            STATE     ACQUIRED    SQUARE FEET
-----------------------------------  ------------------------------  --------------------  ---------  -----------  ------------
                                                    MISSOURI--27 PROPERTIES
                                                          (CONTINUED)
Checker Autoworks                    4205 E. Truman Rd.              Kansas City              MO            1988         6,600
Checker Autoworks                    7640 Wornall Rd.                Kansas City              MO            1988         5,800
Children's World                     3801 N.E. Independence          Lee's Summit             MO            1989         7,900
La Petite Academy                    7 Victory Dr.                   Liberty                  MO            1985         4,900
Children's World                     1021 Howard George Dr.          Manchester               MO            1987         7,300
Golden Corral                        500 E. Austin Blvd.             Nevada                   MO            1987         5,400
Golden Corral                        2004 W. Broadway Blvd.          Sedalia                  MO            1989         6,400
Children's World                     1530 S. First Capital Dr.       St. Charles              MO            1987         7,300
Golden Corral                        1850 Zumbehl Road               St. Charles              MO            1995        11,400
Martin & Bayley                      3010 W. Clay St.                St. Charles              MO            1985         6,300
Golden Corral                        1702 N. Belt Hwy.               St. Joseph               MO            1985         5,200
Golden Corral                        204 S. Service Rd.              Sullivan                 MO            1984         5,200
                                                                                                                   ------------
                                                                                                                       163,600
                                                                                                                   ------------

                                                     MONTANA--2 PROPERTIES
Staples                              2930 Prospect Avenue            Helena                   MT            1997        24,600
Checker Autoworks                    3121 Brooks St.                 Missoula                 MT            1987         5,400
                                                                                                                   ------------
                                                                                                                        30,000
                                                                                                                   ------------

                                                    NEBRASKA--9 PROPERTIES
La Petite Academy                    3005 Comstock                   Bellevue                 NE            1986         5,100
Checker Autoworks                    5001 N. Second Ave.             Kearney                  NE            1990         4,100
Checker Autoworks                    4405 N. 30th St.                Omaha                    NE            1988         5,500
Checker Autoworks                    10757 Q St.                     Omaha                    NE            1988         5,700
Golden Corral                        10803 John Galt Blvd.           Omaha                    NE            1995        11,300
La Petite Academy                    14406 California Cir.           Omaha                    NE            1984         5,100
La Petite Academy                    5444 S. 138th St.               Omaha                    NE            1984         5,100
La Petite Academy                    10707 Birch St.                 Omaha                    NE            1987         5,400
Linens 'N Things                     3375 Oakview Drive              Omaha                    NE            1997        46,400
                                                                                                                   ------------
                                                                                                                        93,700
                                                                                                                   ------------

                                                     NEVADA--5 PROPERTIES
La Petite Academy                    2560 N. Green Valley Pkwy.      Henderson                NV            1985         5,100
Checker Autoworks                    1615 N. Nellis Blvd.            Las Vegas                NV            1987         5,400
KinderCare                           1655 E. Warm Springs Rd.        Las Vegas                NV            1990         6,300
Checker Autoworks                    3090 S. Virginia St.            Reno                     NV            1988         5,600
La Petite Academy                    2301 Sparks Blvd.               Sparks                   NV            1988         6,700
                                                                                                                   ------------
                                                                                                                        29,100
                                                                                                                   ------------

                                                   NEW HAMPSHIRE--1 PROPERTY
Children's World                     Ten Mohawk Dr.                  Londonderry              NH            1989         6,400
                                                                                                                   ------------
                                                                                                                         6,400
                                                                                                                   ------------

                                                   NEW JERSEY--2 PROPERTIES
R & S Strauss                        1811 W. Marlton Pike            Cherry Hill              NJ            1995        16,100
La Petite Academy                    943 Little Gloucester Road      Clementon                NJ            1991         6,600
                                                                                                                   ------------
                                                                                                                        22,700
                                                                                                                   ------------

                                                   NEW MEXICO--3 PROPERTIES
Checker Autoworks                    4710 N.E. San Mateo Blvd.       Albuquerque              NM            1987         3,100
Checker Autoworks                    2007 Southern Blvd.             Rio Rancho               NM            1988         5,700

                                                                                                                   APPROXIMATE
                                                                                                         YEAR        LEASABLE
TENANT(1)                                       ADDRESS                      CITY            STATE     ACQUIRED    SQUARE FEET
-----------------------------------  ------------------------------  --------------------  ---------  -----------  ------------
                                                   NEW MEXICO--3 PROPERTIES
                                                          (CONTINUED)
Checker Autoworks                    850 St. Michaels Dr.            Sante Fe                 NM            1987         3,200
                                                                                                                   ------------
                                                                                                                        12,000
                                                                                                                   ------------

                                                    NEW YORK--5 PROPERTIES
Golden Corral                        7800 Transit Road               Amherst                  NY            1995        11,500
Golden Corral                        600 Block S. Fourth St.         Fulton                   NY            1987         7,300
Dairy Mart                           380-384 Flatbush Avenue         Kingston                 NY            1995         2,800
Rex Stores                           110 Mall Blvd.                  Lakewood                 NY            1996        14,100
Wendy's                              840 Arsenal St.                 Watertown                NY            1986         2,600
                                                                                                                   ------------
                                                                                                                        38,300
                                                                                                                   ------------

                                                 NORTH CAROLINA--22 PROPERTIES
La Petite Academy                    955 W. Chatham St.              Cary                     NC            1984         5,100
The Pantry                           5900 Tryon Road                 Cary                     NC            1995         2,400
La Petite Academy                    110 Kingston Dr.                Chapel Hill              NC            1985         5,100
La Petite Academy                    3132 Tyvola Rd.                 Charlotte                NC            1981         5,000
La Petite Academy                    9221 York Rd.                   Charlotte                NC            1988         5,400
La Petite Academy                    3505 S. Ridge Ave.              Concord                  NC            1981         5,000
Econo Lube 'N Tune                   4615 Highway 55                 Durham                   NC            1997         2,800
Jiffy Lube                           3915 N. Duke St.                Durham                   NC            1985         1,900
La Petite Academy                    4022 Wake Forest Hwy.           Durham                   NC            1989         6,800
La Petite Academy                    4702 Creekstone Dr.             Durham                   NC            1991         6,600
Golden Corral                        482 N. McPherson Church         Fayetteville             NC            1984         5,100
Econo Lube 'N Tune                   130 Annaron Court               Garner                   NC            1997         2,800
Econo Lube 'N Tune                   4407 Landover Road              Greensboro               NC            1997         2,800
The Pantry                           4000 S. Memorial Drive          Greenville               NC            1995         2,400
The Pantry                           502 S. Memorial Drive           Greenville               NC            1995         2,400
La Petite Academy                    1521 Haywood Rd.                Hendersonville           NC            1981         5,000
The Pantry                           2561 Onslow Drive               Jacksonville             NC            1995         2,600
La Petite Academy                    1975 W. Mountain St.            Kernersville             NC            1989         5,500
La Petite Academy                    5115 Highgate Dr.               Morrisville              NC            1989         6,400
Econo Lube 'N Tune                   Pineville-Matthews Road         Pineville                NC            1997         2,700
Jiffy Lube                           3925 Western Blvd.              Raleigh                  NC            1985         1,800
Taco Bell                            U.S. 421 & Winkler Mill         Wilkesboro               NC            1987         2,200
                                                                                                                   ------------
                                                                                                                        87,800
                                                                                                                   ------------

                                                      OHIO--49 PROPERTIES
Don Pablo's                          145 Montrose West Ave.          Akron                    OH            1994         7,800
Golden Corral                        1616 Claremont Ave.             Ashland                  OH            1986         5,200
Dairy Mart                           1304 State Road 183             Atwater                  OH            1995         2,500
Jiffy Lube                           4497 Indian Ripple Road         Beaver Creek             OH            1996         2,300
Children's World                     2221 N. Fairfield Rd.           Beavercreek              OH            1987         5,000
Golden Corral                        1401 E. State Route 703         Celina                   OH            1987         5,300
Children's World                     8150 Garnet Dr.                 Centerville              OH            1987         5,000
Jiffy Lube                           897 South Main Street           Centerville              OH            1996         2,400
La Petite Academy                    11945 Mason Rd.                 Cincinnati               OH            1987         5,100
7-ELEVEN                             2481 Petzinger Road             Columbus                 OH            1995         3,200
Dairy Mart                           5449 Hall Rd.                   Columbus                 OH            1995         7,200
Jiffy Lube                           3550 N. High St.                Columbus                 OH            1985         2,600
Jiffy Lube                           3191 E. Main St.                Columbus                 OH            1985         2,600
Speedy Brake & Muffler               4978 West Broad Street          Columbus                 OH            1995         5,300
Dairy Mart                           310 Tallmadge Rd.               Cuyahoga Falls           OH            1995         2,800
Jiffy Lube                           2520 Wilmington Pike            Dayton                   OH            1985         2,000
Rex Stores                           955 N. Clinton Street           Defiance                 OH            1996         7,200
La Petite Academy                    7135 Sawmill Rd.                Dublin                   OH            1985         5,100

                                                                                                                   APPROXIMATE
                                                                                                         YEAR        LEASABLE
TENANT(1)                                       ADDRESS                      CITY            STATE     ACQUIRED    SQUARE FEET
-----------------------------------  ------------------------------  --------------------  ---------  -----------  ------------
                                                      OHIO--49 PROPERTIES
                                                          (CONTINUED)
Speedy Brake & Muffler               34310 Vine Street               Eastlake                 OH            1995         5,300
La Petite Academy                    100 W. Wenger Rd.               Englewood                OH            1985         5,100
Children's World                     2291 Reliance Dr.               Forest Park              OH            1987         5,000
La Petite Academy                    485 Rocky Fork Blvd.            Gahanna                  OH            1985         5,100
Dairy Mart                           105 East St.                    Galion                   OH            1995         2,700
7-ELEVEN                             3700 South Hamilton Road        Groveport                OH            1995         3,200
Jiffy Lube                           1358 Main Street                Hamilton                 OH            1996         1,800
Children's World                     7305 Old Troy Pike              Huber Heights            OH            1990         5,000
Jiffy Lube                           8371 Old Troy Pike              Huber Heights            OH            1996         2,300
Rex Stores                           2119 E. Dorothy Lane            Kettering                OH            1996        10,600
Golden Corral                        904 Columbus Ave.               Lebanon                  OH            1987         5,700
Children's World                     1200 Cottonwood Dr.             Loveland                 OH            1987         4,900
Children's World                     8520 Landen Dr.                 Maineville               OH            1987         5,000
Jiffy Lube                           3028 Mall Park Dr.              Miamisburg               OH            1985         2,000
Staples                              11 Winspear Drive               New Philadelphia         OH            1997        24,000
Jiffy Lube                           3009 Woodville Rd.              Northwood                OH            1986         2,600
Dairy Mart                           SR 795 at Oregon Road           Perrysburg               OH            1995         2,700
La Petite Academy                    12968 N.W. Stonecreek Dr.       Pickerington             OH            1986         5,100
Jiffy Lube                           560 W. Central Avenue           Springboro               OH            1997         2,400
Golden Corral                        4360 Kent Rd.                   Stow                     OH            1987         7,100
Dairy Mart                           SR 14 & Market Square Drive     Streetsboro              OH            1996         3,800
Dairy Mart                           3519 South County Road 25A      Tipp City                OH            1996         3,800
Jiffy Lube                           3820 Secor Rd.                  Toledo                   OH            1986         2,600
Jiffy Lube                           1360 W. Alexis Rd.              Toledo                   OH            1986         2,000
Dairy Mart                           272 N. Sandusky St.             Triffin                  OH            1995         3,200
Golden Corral                        1790 W. Main St.                Troy                     OH            1986         5,200
Dairy Mart                           N. High Street North of I-76    Wadsworth                OH            1996         2,700
Golden Corral                        1600 Columbus Ave.              Wash. Courthouse         OH            1986         5,100
Children's World                     72 Westerview Dr.               Westerville              OH            1990         8,400
La Petite Academy                    4426 S. Valley Quail Blvd.      Westerville              OH            1985         5,000
Golden Corral                        1587 Rombach Ave.               Wilmington               OH            1986         6,000
                                                                                                                   ------------
                                                                                                                       234,000
                                                                                                                   ------------

                                                    OKLAHOMA--12 PROPERTIES
La Petite Academy                    812 N. 15th St.                 Broken Arrow             OK            1983         5,000
Econo Lube 'N Tune                   309 South Air Depot Blvd.       Midwest City             OK            1997         2,800
La Petite Academy                    8821 E. Reno                    Midwest City             OK            1985         4,900
Don Pablo's                          330 Ed Noble Parkway            Norman                   OK            1995         9,800
Don Pablo's                          2737 W. Memorial Road           Oklahoma City            OK            1995         9,900
La Petite Academy                    1532 W. Hefner Rd.              Oklahoma City            OK            1982         5,000
La Petite Academy                    13200 S. Western                Oklahoma City            OK            1984         7,500
Golden Corral                        7703 N. Mingo Valley Expwy.     Owasso                   OK            1987         6,400
Golden Corral                        2300 N. 14th St.                Ponca City               OK            1987         6,900
Econo Lube 'N Tune                   Hefner Rd. E. of Pennsyl Ave    The Village              OK            1997         2,800
Quick Trip                           2749 East Admiral Place         Tulsa                    OK            1997         3,200
La Petite Academy                    11500 W. Reno                   Yukon                    OK            1985         4,800
                                                                                                                   ------------
                                                                                                                        69,000
                                                                                                                   ------------

                                                     OREGON--17 PROPERTIES
Schuck's Autoworks                   2105 Santiam Ave.               Albany                   OR            1987         5,600
Children's World                     17225 N.W. Corridor Ct.         Beaverton                OR            1986         7,300
Children's World                     12385 S.W. Longhorn Ln.         Beaverton                OR            1986         7,200
Schuck's Autoworks                   3050 S.W. Cedar Hills           Beaverton                OR            1987         5,700
Schuck's Autoworks                   2350 N.W. 9th St.               Corvallis                OR            1987         5,700
Taco Bell                            2235 N.W. Ninth St.             Corvallis                OR            1987         2,300
Schuck's Autoworks                   391 Coburg Rd.                  Eugene                   OR            1988         5,500

                                                                                                                   APPROXIMATE
                                                                                                         YEAR        LEASABLE
TENANT(1)                                       ADDRESS                      CITY            STATE     ACQUIRED    SQUARE FEET
-----------------------------------  ------------------------------  --------------------  ---------  -----------  ------------
                                                     OREGON--17 PROPERTIES
                                                          (CONTINUED)
Golden Corral                        1530 N. First St.               Hermiston                OR            1984         5,100
The Keg                              4250 S.W. Mercantile Dr.        Lake Oswego              OR            1984         6,800
The Keg                              13456 S.E. Mcloughlin           Milwaukie                OR            1984         6,700
Schuck's Autoworks                   15621 S.E. Mclaughlin Blvd.     Oak Grove                OR            1987         5,600
Schuck's Autoworks                   18120 S.E. Stark St.            Portland                 OR            1987         5,600
Schuck's Autoworks                   8310 S.E Division               Portland                 OR            1987         5,700
Schuck's Autoworks                   5915 N.E. Sandy Blvd.           Portland                 OR            1987         4,900
Schuck's Autoworks                   3863 S.E. Commercial St.        Salem                    OR            1987         5,400
Taco Bell                            3455 S.E. Commercial St.        Salem                    OR            1989         2,400
Schuck's Autoworks                   13145 S.W. Pacific Hwy.         Tigard                   OR            1987         4,900
                                                                                                                   ------------
                                                                                                                        92,400
                                                                                                                   ------------

                                                  PENNSYLVANIA--5 PROPERTIES
Golden Corral                        701-719 N. Pittsburgh           Connellsville            PA            1987         5,400
Petco                                529 Scranton Carbondale Road    Dickson City             PA            1997        16,000
R & S Strauss                        3366 Grant Avenue               Philadelphia             PA            1994        15,100
Jiffy Lube                           936 Sproul Rd.                  Springfield Twp.         PA            1986         2,000
Golden Corral                        684 Elm Dr.                     Waynesburg               PA            1987         5,800
                                                                                                                   ------------
                                                                                                                        44,300
                                                                                                                   ------------

                                                 SOUTH CAROLINA--19 PROPERTIES
Econo Lube 'N Tune                   1745 San Rittenburg Blvd.       Charleston               SC            1997         2,800
La Petite Academy                    4315 Great Oak Dr.              Charleston               SC            1988         5,500
La Petite Academy                    902 Nabors Dr.                  Charleston               SC            1989         5,400
Econo Lube 'N Tune                   183 Harbison Blvd.              Columbia                 SC            1997         2,800
La Petite Academy                    9223 Two Notch Rd.              Columbia                 SC            1984         5,000
The Pantry                           3416 Leesburg Road              Columbia                 SC            1995         2,600
La Petite Academy                    2041 Clemson Rd.                Elgin                    SC            1989         5,500
La Petite Academy                    502 St. James Ave.              Goose Creek              SC            1981         5,000
Econo Lube 'N Tune                   1461 North Pleasantburg Drive   Greenville               SC            1997         2,800
The Pantry                           106 Main Road                   John's Isle              SC            1995         2,500
La Petite Academy                    573 College Park Rd.            Ladson                   SC            1981         5,100
La Petite Academy                    5625 Sunset Blvd.               Lexington                SC            1984         5,000
The Pantry                           5372 Sunset Blvd.               Lexington                SC            1995         2,600
La Petite Academy                    1058 Johnnie Dodds Blvd.        Mt. Pleasant             SC            1981         5,000
The Pantry                           4625 Dick Pond Road             Myrtle Beach             SC            1995         2,400
The Pantry                           2213 Ashley Phosphate           N. Charleston            SC            1995         2,400
La Petite Academy                    1664 Old Trolley Rd.            Summerville              SC            1981         5,000
The Pantry                           1397 Boone Hill Road            Summerville              SC            1995         2,500
La Petite Academy                    15 Pinewood Rd.                 Sumter                   SC            1985         5,100
                                                                                                                   ------------
                                                                                                                        75,000
                                                                                                                   ------------

                                                   SOUTH DAKOTA--1 PROPERTY
Golden Corral                        602 W. Sioux Ave.               Pierre                   SD            1987         6,100
                                                                                                                   ------------
                                                                                                                         6,100
                                                                                                                   ------------

                                                   TENNESSEE--12 PROPERTIES
Jiffy Lube                           Carothers Pkwy S of Moores Ln   Brentwood                TN            1997         2,000
Rex Stores                           1230 Volunteer Pkwy.            Bristol                  TN            1996        12,400
Rex Stores                           81 Dover Rd., Hwy 79            Clarksville              TN            1996        10,000
The Pantry                           5022 Murfreesboro Road          La Vergne                TN            1995         2,400
Aaron Rents                          4883 American Way               Memphis                  TN            1997        51,500
Children's World                     5960 Knight Arnold Rd.          Memphis                  TN            1988         8,200
Children's World                     4984 Raleigh-Lagrange Rd.       Memphis                  TN            1988         8,500

                                                                                                                   APPROXIMATE
                                                                                                         YEAR        LEASABLE
TENANT(1)                                       ADDRESS                      CITY            STATE     ACQUIRED    SQUARE FEET
-----------------------------------  ------------------------------  --------------------  ---------  -----------  ------------
                                                   TENNESSEE--12 PROPERTIES
                                                          (CONTINUED)
Golden Corral                        2829 Covington Pike             Memphis                  TN            1995        11,300
KinderCare                           5225 Shady Ridge Dr.            Memphis                  TN            1990         6,300
Children's World                     Ten Knolls Pl.                  Nashville                TN            1989         7,300
Sante Fe Cant. & Cattlemans Cl       4285 Sidco Dr.                  Nashville                TN            1983        10,000
The Pantry                           1316 Madison Street             Shelbyville              TN            1995         2,500
                                                                                                                   ------------
                                                                                                                       132,400
                                                                                                                   ------------

                                                     TEXAS--130 PROPERTIES
La Petite Academy                    103 Fountaingate Dr.            Allen                    TX            1988         6,600
Checker Autoworks                    1301 N.E. Amarillo Blvd.        Amarillo                 TX            1988         5,700
Aaron Rents                          2125 E. Division                Arlington                TX            1997        68,100
Children's World                     1801 E. Mayfield Rd.            Arlington                TX            1984         5,000
Children's World                     4019 Woodland Park              Arlington                TX            1988         8,200
Children's World                     1305 W. Arbrook                 Arlington                TX            1989         8,300
La Petite Academy                    717 W. Stephens St.             Arlington                TX            1985         7,400
La Petite Academy                    1850 N.E. Green Oaks Blvd.      Arlington                TX            1991         6,600
Golden Corral                        1112 E. Tyler St.               Athens                   TX            1987         6,900
Children's World                     12001 Oak Knoll Dr.             Austin                   TX            1988         8,200
Children's World                     7130 Chimney Corners            Austin                   TX            1989         8,200
Children's World                     1808 Cedar Bend Dr.             Austin                   TX            1986         7,300
Discount Tire Store                  1411 W. Ben White Blvd.         Austin                   TX            1990         6,200
La Petite Academy                    11812 Millwright Pkwy.          Austin                   TX            1982         5,000
La Petite Academy                    5906 Westcreek Dr.              Austin                   TX            1983         5,000
La Petite Academy                    8105 Brodie Ln.                 Austin                   TX            1988         5,100
La Petite Academy                    14611 Wells Port Dr.            Austin                   TX            1989         7,700
La Petite Academy                    3909 Adelphi Lane               Austin                   TX            1989         6,600
La Petite Academy                    9315 Chisholm Ln.               Austin                   TX            1988         6,600
Children's World                     2309 Central Dr.                Bedford                  TX            1989         8,200
Don Pablo's                          1933 Airport Way                Bedford                  TX            1994         7,000
Golden Corral                        1912 N. St. Mary'S              Beeville                 TX            1987         5,600
Golden Corral                        311 E. Commerce St.             Brownwood                TX            1987         6,900
Children's World                     2804 Keller Springs Rd.         Carrollton               TX            1987         6,100
Aaron Rents                          1911 South Bell Blvd.           Cedar Park               TX            1997        23,300
La Petite Academy                    1609 N. Bell Rd.                Cedar Park               TX            1988         6,600
La Petite Academy                    300 Greenbriar Ln.              Colleyville              TX            1985         5,100
Children's World                     8110 Lone Shadow                Converse                 TX            1988         8,300
Children's World                     653 Parkway Blvd.               Coppell                  TX            1986         7,200
Children's World                     150 N. Moore Rd.                Coppell                  TX            1987         5,000
Golden Corral                        1155 E. Loop 304                Crockett                 TX            1985         4,900
Discount Tire Store                  4017 W. Camp Wisdom Rd.         Dallas                   TX            1990         6,000
Don Pablo's                          9039 Vantage Point Drive        Dallas                   TX            1995         9,800
Econo Lube 'N Tune                   11632 N Central Expy.           Dallas                   TX            1996         2,700
Whataburger                          1990 W. Northwest Hwy.          Dallas                   TX            1991         2,700
La Petite Academy                    1101 E. Pleasant Run            Desoto                   TX            1984         7,400
La Petite Academy                    107 W. Danieldale Rd.           Duncanville              TX            1985         7,400
Golden Corral                        1802 N. Mechanic                El Campo                 TX            1985         5,200
Checker Autoworks                    336 N. Zaragosa Rd.             El Paso                  TX            1987         3,100
Checker Autoworks                    10730 Pebble Hills Blvd.        El Paso                  TX            1987         2,700
Kentucky Fried Chicken               901 E. Ennis Ave.               Ennis                    TX            1987         2,100
Children's World                     2440 Fuller-Wiser Rd.           Euless                   TX            1987         6,100
Children's World                     2011 Timbercreek Rd.            Flower Mound             TX            1987         5,000
Children's World                     3312 Park Lake Dr.              Fort Worth               TX            1988         8,200
La Petite Academy                    1740 W. Everman Pkwy.           Fort Worth               TX            1986         5,000
La Petite Academy                    6050 Harris Pkwy.               Fort Worth               TX            1990         6,600
La Petite Academy                    5432 Basswood Blvd.             Fort Worth               TX            1991         6,600
Whataburger                          901 E. Seminary Dr.             Fort Worth               TX            1991         2,400
Whataburger                          1425 Eastchase Pky.             Ft. Worth                TX            1995         3,000

                                                                                                                   APPROXIMATE
                                                                                                         YEAR        LEASABLE
TENANT(1)                                       ADDRESS                      CITY            STATE     ACQUIRED    SQUARE FEET
-----------------------------------  ------------------------------  --------------------  ---------  -----------  ------------
                                                     TEXAS--130 PROPERTIES
                                                          (CONTINUED)
Golden Corral                        903 E. Hwy. 82                  Gainesville              TX            1984         4,800
Discount Tire Store                  3325 S. Garland Rd.             Garland                  TX            1990         6,500
La Petite Academy                    2814 Lavon Hwy.                 Garland                  TX            1989         6,600
La Petite Academy                    4165 Magna Carta Ave.           Grand Prairie            TX            1988         6,800
Discount Tire Store                  410 Dixieland Rd.               Harlingen                TX            1990         6,000
Golden Corral                        1501 Corsicana Hwy.             Hillsboro                TX            1984         4,800
Aaron Rents                          243 Greens Road                 Houston                  TX            1997        70,300
Children's World                     19823 Younglake Blvd.           Houston                  TX            1988         8,200
Children's World                     15003 Bellaire Blvd.            Houston                  TX            1988         8,200
Children's World                     4507 Fountainhead Dr.           Houston                  TX            1989         4,600
Discount Tire Store                  9402 Stella Link Rd.            Houston                  TX            1990         5,600
Econo Lube 'N Tune                   4448 West FM 1960               Houston                  TX            1997         2,600
La Petite Academy                    3435 Spears Rd.                 Houston                  TX            1984         5,000
La Petite Academy                    620 Maxey Rd.                   Houston                  TX            1985         5,100
La Petite Academy                    17645 Keith Harrow              Houston                  TX            1987         5,400
La Petite Academy                    690 Normandy St.                Houston                  TX            1987         5,000
La Petite Academy                    15203 Bellaire Blvd.            Houston                  TX            1985         7,300
La Petite Academy                    8385 Antoine Dr.                Houston                  TX            1987         5,400
Whataburger                          9277 Richmond Ave.              Houston                  TX            1991         2,400
Whataburger                          11027 Fuqua St.                 Houston                  TX            1991         2,500
Atascocita Shopping Center           4451 E. Fm 1960                 Humble                   TX            1986        11,100
Vacant                               3511 N. Country Club Rd.        Irving                   TX            1986         4,200
Taco Bell                            2103 So. W.S. Young Dr.         Killeen                  TX            1987         3,500
Golden Corral                        1502 W. Main St.                League City              TX            1986         5,400
Discount Tire Store                  6221 Bandera Rd.                Leon Valley              TX            1990         6,000
Children's World                     1439 Moccassin Trail            Lewisville               TX            1987         5,000
Children's World                     1002 Round Grove Road           Lewisville               TX            1988         5,000
Econo Lube 'N Tune                   1550 Main Street                Lewisville               TX            1996         2,600
La Petite Academy                    103 Kathryn Dr.                 Lewisville               TX            1985         7,200
Checker Autoworks                    5007 34th St.                   Lubbock                  TX            1987         3,100
Checker Autoworks                    1318 50th St.                   Lubbock                  TX            1987         3,100
Hollywood Video                      7819 Slide Road                 Lubbock                  TX            1997         7,500
Golden Corral                        1901 S. First St.               Lufkin                   TX            1985         5,200
La Petite Academy                    1151 Walnut Creek Dr.           Mansfield                TX            1989         5,400
Don Pablo's                          3900 Pavillion Court            Mesquite                 TX            1994         8,600
Golden Corral                        717 N. Bryan-Beltline Rd.       Mesquite                 TX            1986         5,000
La Petite Academy                    1019 Tripp Rd.                  Mesquite                 TX            1984         7,400
La Petite Academy                    1615 Oates Drive                Mesquite                 TX            1992         6,700
Golden Corral                        810 Milam St.                   Mexia                    TX            1985         5,000
Checker Autoworks                    1111 N. Midkiff                 Midland                  TX            1987         3,300
La Petite Academy                    1717 Dulles Ave.                Missouri City            TX            1990         6,600
Children's World                     6709 Meadow Crest N.            N. Richland Hills        TX            1988         8,200
Taco Bell                            249 N. Loop 337                 New Braunfels            TX            1987         3,000
Checker Autoworks                    2711 Andrews Hwy.               Odessa                   TX            1987         3,100
Golden Corral                        3104 Edgar Brown Dr.            Orange                   TX            1985         5,400
Discount Tire Store                  7304 Spencer Hwy.               Pasadena                 TX            1990         6,000
La Petite Academy                    821 Fairmont Pkwy.              Pasadena                 TX            1984         5,100
Golden Corral                        2602 Olton Rd.                  Plainview                TX            1984         5,100
Children's World                     3401 Silverstone Dr.            Plano                    TX            1987         6,100
Children's World                     4120 E. 14th St.                Plano                    TX            1987         6,100
Children's World                     1717 W. Plano Pkwy.             Plano                    TX            1988         8,000
Discount Tire Store                  209 Coit Road                   Plano                    TX            1990         7,000
Levitz Furniture                     6400 Avenue K                   Plano                    TX            1995       111,300
Golden Corral                        915 N. Hwy. 35 Bypass           Port Lavaca              TX            1987         5,400
Whataburger                          34577 Highway 59 North          Porter                   TX            1995         2,700
La Petite Academy                    3620 Hillside Dr.               Round Rock               TX            1986         5,000
La Petite Academy                    1510 Greenlawn Blvd.            Round Rock               TX            1989         6,600
Golden Corral                        3324 Hwy. 66                    Rowlett                  TX            1985         5,200

                                                                                                                   APPROXIMATE
                                                                                                         YEAR        LEASABLE
TENANT(1)                                       ADDRESS                      CITY            STATE     ACQUIRED    SQUARE FEET
-----------------------------------  ------------------------------  --------------------  ---------  -----------  ------------
                                                     TEXAS--130 PROPERTIES
                                                          (CONTINUED)
Children's World                     11814 Parliament Dr.            San Antonio              TX            1989         8,400
Children's World                     8680 Guilbeau Rd.               San Antonio              TX            1986         7,200
Children's World                     8031 Culebra Rd.                San Antonio              TX            1988         8,300
Children's World                     14230 Cross Canyon Rd.          San Antonio              TX            1987         7,400
Discount Tire Store                  2707 N.W. Loop 410              San Antonio              TX            1990         7,600
Econo Lube 'N Tune                   11902 Perrin Beitel Road        San Antonio              TX            1995         2,800
La Petite Academy                    3939 Thousand Oaks Dr.          San Antonio              TX            1987         5,100
La Petite Academy                    5990 Village Pk.                San Antonio              TX            1986         6,500
La Petite Academy                    16345 Judson Rd.                San Antonio              TX            1986         5,100
La Petite Academy                    9401 Guilbeau Rd.               San Antonio              TX            1987         6,700
La Petite Academy                    4820 Brandeis Rd.               San Antonio              TX            1987         5,000
La Petite Academy                    111 Emerald Glade               San Antonio              TX            1988         6,700
Whataburger                          2013 Meyers-Sealy               Sealy                    TX            1991         2,600
La Petite Academy                    1400 W. Southlake Blvd.         Southlake                TX            1993         6,600
Whataburger                          13030 Murphy Rd.                Stafford                 TX            1991         2,400
La Petite Academy                    2615 Cordes Plaza               Sugarland                TX            1987         6,800
Whataburger                          115 N. General Bruce Dr.        Temple                   TX            1995         2,200
Sonshine Family Children's Ctr       714 N. 14th St.                 Texas City               TX            1982         4,600
La Petite Academy                    5202 Shadowbend Pl.             The Woodlands            TX            1987         7,500
Golden Corral                        1240 N. Main                    Vidor                    TX            1984         5,100
La Petite Academy                    6637 Oaklawn Dr.                Watauga                  TX            1987         6,800
Golden Corral                        652 N. Hwy. 77                  Waxahachie               TX            1987         7,000
Aaron Rents                          18215 Highway 3                 Webster                  TX            1997        22,700
                                                                                                                   ------------
                                                                                                                     1,015,300
                                                                                                                   ------------

                                                      UTAH--7 PROPERTIES
Discount Tire Store                  2527 S. Main                    Bountiful                UT            1990         6,200
Golden Corral                        755 Main St. So.                Cedar City               UT            1983         4,500
La Petite Academy                    325 West 1550 North             Layton                   UT            1990         5,500
Carver's                             672 South State Street          Orem                     UT            1995         8,200
Discount Tire Store                  1380 N. State St.               Provo                    UT            1990         5,300
Carver's                             10740 South Holiday Park Dr.    Sandy                    UT            1995        10,300
La Petite Academy                    2105 E. Alta Canyon Dr.         Sandy                    UT            1990         5,400
                                                                                                                   ------------
                                                                                                                        45,400
                                                                                                                   ------------

                                                    VIRGINIA--17 PROPERTIES
Children's World                     5124 Woodmere Dr.               Centreville              VA            1989         6,100
Color Tile                           1648 S. Military Hwy.           Chesapeake               VA            1986         3,600
La Petite Academy                    625 Cedar Rd.                   Chesapeake               VA            1989         5,400
La Petite Academy                    3919 Springfield Rd.            Glen Allen               VA            1984         5,000
East Coast Oil                       10150 Hull Street               Midlothian               VA            1997         2,400
Hot N Now                            6049 Virginia Beach Blvd.       Norfolk                  VA            1987         3,600
La Petite Academy                    3903 Cedar Ln.                  Portsmouth               VA            1988         5,500
Children's World                     7040 Forest Hill Ave.           Richmond                 VA            1989         7,300
Econo Lube 'N Tune                   3591 Courthouse Road            Richmond                 VA            1996         2,900
La Petite Academy                    11449 Robious Rd.               Richmond                 VA            1985         5,100
East Coast Oil                       488 Garrisonville Road          Stafford                 VA            1996         2,800
Children's World                     1893 First General Pkwy.        Virginia Beach           VA            1986         7,400
Econo Lube 'N Tune                   Holland Road & Arthur Avenue    Virginia Beach           VA            1996         2,800
Golden Corral                        470 Newtown Rd.                 Virginia Beach           VA            1987         7,000
La Petite Academy                    5355 Lila Ln.                   Virginia Beach           VA            1984         5,000

                                                                                                                   APPROXIMATE
                                                                                                         YEAR        LEASABLE
TENANT(1)                                       ADDRESS                      CITY            STATE     ACQUIRED    SQUARE FEET
-----------------------------------  ------------------------------  --------------------  ---------  -----------  ------------
                                                    VIRGINIA--17 PROPERTIES
                                                          (CONTINUED)
East Coast Oil                       10007 James Madison Highway     Warrenton                VA            1996         3,600
Children's World                     12345 Cotton Mill Dr.           Woodbridge               VA            1988         6,000
                                                                                                                   ------------
                                                                                                                        81,500
                                                                                                                   ------------

                                                   WASHINGTON--42 PROPERTIES
Golden Corral                        2040 N. Auburn Way              Auburn                   WA            1987         7,000
Schuck's Autoworks                   15303 S.E. 37th St.             Bellevue                 WA            1987         5,700
Schuck's Autoworks                   1929 King St.                   Bellingham               WA            1987         5,600
Schuck's Autoworks                   7232 N.E. Bothell Way           Bothell                  WA            1987         5,700
Econo Lube 'N Tune                   Brownsville Highway             Bremerton                WA            1996         2,800
Children's World                     12812 S.E. Third Ave.           Everett                  WA            1982         6,000
Schuck's Autoworks                   11020 S.E. 19th Ave.            Everett                  WA            1987         9,500
Children's World                     32324 S. First Ave.             Federal Way              WA            1986         7,100
La Petite Academy                    508 S. 348th St.                Federal Way              WA            1988         6,600
Schuck's Autoworks                   6918 N.E. Hwy. 99               Hazel Dell               WA            1988         5,600
Schuck's Autoworks                   3801 W. Clearwater              Kennewick                WA            1987         5,700
Children's World                     10016 S.E. 240th St.            Kent                     WA            1983         6,000
Children's World                     23921 S.E. 112th Ave.           Kent                     WA            1986         7,300
Schuck's Autoworks                   10105 S.E. 256th                Kent                     WA            1987         5,700
Children's World                     14230 N.E. Juanta-Woodinville   Kirkland                 WA            1988         7,300
Schuck's Autoworks                   4017 S.E. Pacific Ave.          Lacey                    WA            1987         5,700
Golden Corral                        1065 State St.                  Marysville               WA            1987         6,000
Schuck's Autoworks                   1105 State Ave.                 Marysville               WA            1987         4,900
Schuck's Autoworks                   826 Stratford Rd.               Moses Lake               WA            1987         5,700
Golden Corral                        1493 Midway Blvd.               Oak Harbor               WA            1987         6,100
Schuck's Autoworks                   2403 W. Court St.               Pasco                    WA            1987         5,700
La Petite Academy                    1006 S.E. 39th Ave.             Puyallup                 WA            1988         6,700
Schuck's Autoworks                   12117 S. Meridian St.           Puyallup                 WA            1987         4,900
Azteca Restaurant                    3040 N.E. 148th Ave.            Redmond                  WA            1982        10,000
La Petite Academy                    8675 N.E. 161St Ave.            Redmond                  WA            1987         7,700
Schuck's Autoworks                   15226 Bel-Red Rd.               Redmond                  WA            1987         5,000
Children's World                     11010 S.E. 176th St.            Renton                   WA            1986         6,400
Schuck's Autoworks                   3213 N.E. Sunset                Renton                   WA            1987         5,600
Schuck's Autoworks                   1440 Jadwin Ave.                Richland                 WA            1987         5,600
Schuck's Autoworks                   2728 N.E. 45th St.              Seattle                  WA            1987         4,800
Schuck's Autoworks                   1018 N.W. Silverdale Way        Silverdale               WA            1987         4,900
Schuck's Autoworks                   15027 S. Pacific Ave.           Spanaway                 WA            1987         5,700
Schuck's Autoworks                   4123 E. Sprague                 Spokane                  WA            1987         3,100
Discount Tire Store                  2410 S. 84th St.                Tacoma                   WA            1990         6,000
Vacant                               7325 W. 27th St.                Tacoma                   WA            1984         6,800
Schuck's Autoworks                   6110 Sixth Ave.                 Tacoma                   WA            1987         5,700
Schuck's Autoworks                   10915 Bridgeport Way            Tacoma                   WA            1987         5,700
Sea Galley                           9825 Pacific Ave.               Tacoma                   WA            1984         6,600
Schuck's Autoworks                   11808 S.E. Millplain            Vancouver                WA            1987         4,900
Schuck's Autoworks                   410 N. Wilbur                   Walla Walla              WA            1987         5,500
Schuck's Autoworks                   295 E. Grant Rd.                Wenatchee                WA            1987         5,600
Schuck's Autoworks                   13706 N.E. 175th St.            Woodinville              WA            1987         4,800
                                                                                                                   ------------
                                                                                                                       249,700
                                                                                                                   ------------

                                                  WEST VIRGINIA--2 PROPERTIES
Golden Corral                        1527 E. Main                    Oak Hill                 WV            1984         4,600
Rex Stores                           501 Grand Central Avenue        Vienna                   WV            1996        12,200
                                                                                                                   ------------
                                                                                                                        16,800
                                                                                                                   ------------

                                                                                                                   APPROXIMATE
                                                                                                         YEAR        LEASABLE
TENANT(1)                                       ADDRESS                      CITY            STATE     ACQUIRED    SQUARE FEET
-----------------------------------  ------------------------------  --------------------  ---------  -----------  ------------
                                                   WISCONSIN--11 PROPERTIES
KinderCare                           3036 N. Ballard Rd.             Appleton                 WI            1990         6,200
La Petite Academy                    20550 W. Watertown Rd.          Brookfield               WI            1990         6,600
Taco Bell                            588 Falls Rd.                   Grafton                  WI            1987         2,300
Car-X Muffler & Brake                5930 West Bluemound Road        Milwaukee                WI            1996         5,300
Car-X Muffler & Brake                6112 South 27th Street          Milwaukee                WI            1995         5,300
Golden Corral                        145 7-1/2 St.                   Monroe                   WI            1987         5,700
Car-X Muffler & Brake                15650 West National Ave.        New Berlin               WI            1995         4,200
Golden Corral                        2756 New Pinery Rd.             Portage                  WI            1987         6,100
Golden Corral                        1247 E. Green Bay St.           Shawano                  WI            1987         6,100
Golden Corral                        915 Egg Harbor Rd.              Sturgeon Bay             WI            1987         6,100
La Petite Academy                    1821 Woodburn Rd.               Waukesha                 WI            1990         6,600
                                                                                                                   ------------
                                                                                                                        60,500
                                                                                                                   ------------

                                                     WYOMING--4 PROPERTIES
La Petite Academy                    3238 Sheridan St.               Cheyenne                 WY            1984         5,100
Winger's                             3626 Grand Ave.                 Laramie                  WY            1990         4,200
Golden Corral                        400 N. Federal Blvd.            Riverton                 WY            1987         5,200
Golden Corral                        927 E. Coffeen Ave.             Sheridan                 WY            1985         5,600
                                                                                                                   ------------
                                                                                                                        20,100
                                                                                                                   ------------
Total for 774 properties                                                                                             5,788,700
                                                                                                                   ------------
                                                                                                                   ------------

------------------------------

(1) See "--Matters Pertaining to Certain Properties and Tenants."

    DESCRIPTION OF LEASING STRUCTURE. At August 31, 1997, over 98% of the Company's properties were leased pursuant to net leases. In most cases, the leases are for initial terms of from 10 to 20 years and the tenant has an option to extend the initial term. The leases generally provide for a minimum base rent plus future increases (typically subject to ceilings) based on increases in the consumer price index or additional rent based upon the tenant's gross sales above a specified level (i.e., percentage rent). Where leases provide for rent increases based on increases in the consumer price index, typically such increases permanently become part of the base rent. Where leases provide for percentage rent, this additional rent is typically payable only if the tenant's gross sales for a given period (usually one year) exceed a specified level, and then is typically calculated as a percentage of only the amount of gross sales in excess of such level. In general, the leases require the tenant to pay property taxes, insurance, and expenses of maintaining the property.

    MATTERS PERTAINING TO CERTAIN PROPERTIES AND TENANTS. Seven of the Company's properties were vacant as of August 31, 1997 (one of which is a multi-tenant property and six of which are single-tenant properties) and available for lease. As of August 31, 1997, 25 of the Company's properties which were under lease were vacant and available for sublease by the tenant. Of these 25, 24 had tenants who were current with their rent and other lease obligations. As of August 31, 1997, 18 of the Company's properties had been sublet to tenants in different industries than the original tenant. All of these tenants were current with their rent and other lease obligations.

    See "Risk Factors--Real Estate Investment Risks--Risk of Default by Major Tenants" for a discussion of certain other matters relating to certain properties and tenants that should be carefully considered by prospective investors.

DEVELOPMENT OF CERTAIN PROPERTIES

    Of the 43 New Properties acquired by the Company during the first eight months of 1997, 36 were occupied as of September 15, 1997 and the remaining seven were pre-leased and under construction pursuant to contracts under which the tenants have agreed to develop the properties (with development costs funded by the Company) and to begin paying rent when the premises opens for business. In the case of development properties, the Company typically enters into an agreement with a tenant pursuant to which the tenant retains a contractor to construct the improvements on the property and the Company funds the costs of such development. The tenant is contractually obligated to complete the construction on a timely basis, generally within eight months after the Company purchases the land and to pay construction cost overruns to the extent they exceed the construction budget by more than a predetermined amount. The Company typically also enters into a lease with the tenant at the time the Company purchases the land, which generally requires that the tenant begin paying base rent, calculated as a percentage of the Company's acquisition cost for the property, including construction costs and capitalized interest, when the premises opens for business. During 1996, the Company acquired 18 development properties, all of which have been completed, are operating and paying rent. The Company will continue to seek to acquire land for development under similar arrangements. During the first eight months of 1997, the Company acquired 14 development properties, seven of which have been completed, and were operating and paying rent as of September 15, 1997.

                                   MANAGEMENT

    The following table sets forth the executive officers and members of the Board of Directors of Realty Income:

NAME                                                               TITLE                                             AGE
--------------------------  -----------------------------------------------------------------------------------  -----------
Thomas A. Lewis...........  Vice Chairman of the Board and Chief Executive Officer; Director                             44
Richard J. VanDerhoff.....  President and Chief Operating Officer; Director                                              44
Gary M. Malino............  Senior Vice President, Chief Financial Officer and Treasurer                                 39
Michael R. Pfeiffer.......  Senior Vice President, General Counsel and Secretary                                         37
Richard G. Collins........  Senior Vice President, Portfolio Acquisitions                                                49
Mark G. Selman............  Vice President, Portfolio Management                                                         42
Teresa H. Miller..........  Vice President, Corporate Communications and Investor Relations                              45
William E. Clark..........  Chairman of the Board; Director                                                              60
Donald R. Cameron.........  Director                                                                                     57
Roger P. Kuppinger........  Director                                                                                     56
Michael D. McKee..........  Director                                                                                     51
Willard H. Smith Jr.......  Director                                                                                     60

    Set forth below is a summary of the business experience of the above-listed persons.

    THOMAS A. LEWIS has been Chief Executive Officer of the Company since May 1997, the Vice Chairman of the Board of Directors and a Director of the Company since September 1993 and had been with R.I.C. Advisor from 1987 until the merger of R.I.C. Advisor with the Company on August 17, 1995 (the "Merger"). From September 1993 to May 1997, he served as Vice President, Capital Markets. Prior to joining R.I.C. Advisor, he served in various capacities, including Senior Vice President with Johnstown Capital, a real estate management and syndication company (1982-1987), an Investment Specialist with Sutro & Co., a member of the New York Stock Exchange (1979-1982), and was employed by the Procter & Gamble Company (1974-1979). He graduated from Chaminade University of Hawaii, B.A.

    RICHARD J. VANDERHOFF has been President and Chief Operating Officer of Realty Income since November 1994 and a Director of the Company since July 1996 and had been with R.I.C. Advisor from 1987 until the Merger. From August 1994 to November 1994, he served as general counsel of the Company. Prior to 1987, he was employed as Vice President, General Counsel and Secretary of FNCO Corporation, an owner and operator of community newspaper companies located throughout the midwest United States (1984-1987) and was in private law practice specializing in real property and business law (1980-1984). He graduated from Jacksonville University, B.S., and the University of San Diego School of Law, J.D.

    GARY M. MALINO has been Senior Vice President of the Company since August 1997, the Chief Financial Officer of the Company since August 1994 and the Treasurer of the Company since August 1995 and had been with R.I.C. Advisor from 1985 until the Merger. He also held the position of Vice President of the Company from August 1995 to August 1997, when his title was changed to Senior Vice President. Prior to joining R.I.C. Advisor in 1985, he was a Certified Public Accountant with Kendall & Forman, an accountancy corporation (1981-1985) and Assistant Controller with McMillin Development Company, a real estate development company (1979-1981). He graduated from San Diego State University, B.S.

    MICHAEL R. PFEIFFER has been Senior Vice President of the Company since August 1997 and the General Counsel and Secretary of the Company since August 1995 and had been with R.I.C. Advisor from 1990 until the Merger. He also served as Vice President of the Company from August 1995 to August 1997, when his title was changed to Senior Vice President. Prior to joining R.I.C. Advisor he was in private practice specializing in real estate transactional law (1987-1990), and was employed as Associate Counsel with First American Title Insurance Company (1986-1987). He graduated from the University of Rhode Island, B.S., and the University of San Diego School of Law, J.D. He is a licensed attorney and member of the State Bar of California and the State Bar of Florida.

    RICHARD G. COLLINS has been Senior Vice President, Portfolio Acquisitions of the Company since August 1997 and had been with R.I.C. Advisor from 1990 until the Merger. He also served as Vice President, Portfolio Acquisitions from June 1997 to August 1997, when his title was changed to Senior Vice President, Portfolio Acquisitions. From August 1995 to June 1997, he served as Vice President, Portfolio Management. Prior to joining R.I.C. Advisor, he was involved as a principal in the acquisition and sale of land and commercial real estate and a general partner for land and commercial real estate partnerships (1979-1990) and a leasing and sales specialist in the Office Properties Division for Grubb & Ellis Commercial Real Estate Services (1974-1979). He graduated from San Diego State University, B.S.

    MARK G. SELMAN has been Vice President, Portfolio Management of the Company since August 1997, and Director, Portfolio Management of the Company since April 1997. Prior to joining Realty Income, he was with the Real Estate Consulting Group of KPMG Peat Marwick LLP from September 1989 to April 1997 and was a Senior Manager from July 1995 to April 1997. From 1983 to 1988, he was an investment advisor and registered representative for the investment firms of Wedbush, Noble, Cook (1983-1986) and Kidder Peabody (1986-1988). He graduated from San Diego State University with a B.S. in Finance, a B.A. in Psychology, and a Masters in Business Administration.

    TERESA H. MILLER has been Vice President, Corporate Communications and Investor Relations of the Company since August 1997, and Director, Corporate Communications and Investors Relations of the Company since June 1997. Prior to joining Realty Income, she was a Director of Corporate Communications for Mentus, Inc., an advertising and public relations firm, from January 1992 to May 1997. From September 1981 to November 1984, she was an investment advisor and registered representative with the investment firm of PaineWebber. She graduated from Pepperdine University with a B.S. in Finance and Business Administration.

    WILLIAM E. CLARK has been the Chairman of the Board of Directors and a Director of the Company since September 1993 and served as Chief Executive Officer of the Company from September 1993 to May 1997. He was a co-founder and had been a director and an officer of R.I.C. Advisor, Inc. from 1969 until the Merger with Realty Income Corporation. He has been involved as a principal in commercial real estate acquisition, development, management and sales for over 30 years. His involvement includes land acquisition, tenant lease negotiations, construction and sales of prime commercial properties for regional and national fast-food restaurant, automotive and retail chain store operations throughout the United States.

    DONALD R. CAMERON has been a Director of the Company since August 1994 and is a co-founder and President of Cameron, Murphy & Spangler, Inc., a securities broker-dealer firm located in Pasadena, California. He graduated from the University of Glasgow, Scotland, B.Sc. Prior to founding Cameron, Murphy & Spangler in 1975, he worked at the securities brokerage firm of Glore Forgan Staats, Inc. and its successors (1969-1975). He is currently a director of Ayr United Football and Athletic Club, Ltd. Mr. Cameron is chairman of the Compensation Committee and is a member of the Audit Committee, the Special Committee and the Corporate Governance Committee.

    ROGER P. KUPPINGER has been a Director of the Company since August 1994 and is a self-employed investment banker and financial advisor and is an active investor in both private and public companies. Prior to March 1994, he was a Managing Director at the investment banking firm Sutro & Co. Inc. He graduated from Northwestern University, B.S. and M.B.A., and from LaSalle University in Chicago, LL.B. Prior to joining Sutro in 1969, he worked at First Interstate Bank, formerly named United California Bank (1964-1969). He has served on over ten boards of directors for both public and private companies, and currently serves on the board of directors of BRE Properties, Inc. Mr. Kuppinger is chairman of the Audit Committee and is a member of the Compensation Committee, the Special Committee and the Corporate Governance Committee.

    MICHAEL D. MCKEE has been a Director of the Company since August 1994, has been Executive Vice President of The Irvine Company since March 1994 and has served as Chief Financial Officer of The Irvine Company since January 1997. Prior thereto, he was a partner in the law firm of Latham & Watkins. He graduated from Azusa Pacific University, B.A., University of Southern California, M.A., and University of

California at Los Angeles, J.D. His business and legal experience includes numerous acquisition and disposition transactions, as well as a variety of public and private offerings of equity and debt securities. He is currently a member of the board of directors of Health Care Property Investors, Inc., Circus Circus Enterprises, Inc. and Irvine Apartment Communities, Inc. Mr. McKee is chairman of the Special Committee and is a member of the Compensation Committee, the Audit Committee and the Corporate Governance Committee.

    WILLARD H. SMITH JR has been a Director of the Company since July 1996 and was the Managing Director, Equity Capital Markets Division, of Merrill Lynch & Co. from 1983 until his recent retirement. Prior to joining Merrill Lynch in 1979, he was employed by F. Eberstadt & Co. (1971 - 1979). Mr. Smith also serves on the board of directors of five investment companies: Cohen & Steers Realty Shares; Cohen & Steers Realty Income Fund; Cohen & Steers Total Return Realty Fund; Cohen & Steers Special Equity Fund, Inc. and Cohen & Steers Equity Income Fund. Additionally, he is a member of the board of directors of Essex Property Trust and Highwoods Property Trust, two NYSE-listed REITs, and Willis Lease Finance Corporation, a Nasdaq-listed company. Mr. Smith is chairman of the Corporate Governance Committee and is a member of the Audit Committee, the Special Committee and the Compensation Committee.

   CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS TO HOLDERS OF COMMON STOCK

    The following summary of certain U.S. federal income tax considerations to holders of Common Stock is based on current law, is for general information only, and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders subject to special treatment under the federal income tax laws, including, without limitation, insurance companies, tax exempt organizations (except to the extent discussed under the heading "--Taxation of Certain Tax-Exempt Stockholders"), stockholders holding Common Stock as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes, certain financial institutions, broker-dealers, foreign corporations, foreign partnerships and persons who are not citizens or residents of the United States (except to the extent discussed under the heading "--Taxation of Non-U.S. Stockholders"). This discussion should be read in conjunction with the discussion under "Certain Federal Income Tax Considerations" in the Prospectus. In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to prospective purchasers of Common Stock.

    This Prospectus Supplement does not address the taxation of the Company or the impact on the Company of its election to be taxed as a REIT. The federal income tax treatment of the Company is set forth in the Prospectus under the heading entitled "Certain Federal Income Tax Considerations." The discussion set forth below assumes that the Company qualifies as a REIT under the Code. If in any taxable year the Company were to fail to qualify as a REIT, the Company would not be allowed a deduction for dividends paid to stockholders in computing taxable income and would be subject to federal income tax on its taxable income at regular corporate rates. As a result, the funds available for distribution to the Company's stockholders would be reduced. See "Risk Factors--Risks Relating to Qualification and Operations as a REIT" herein and "Certain Federal Income Tax Considerations--Failure to Qualify" in the Prospectus.

    EACH INVESTOR IS ADVISED TO CONSULT THE PROSPECTUS FOR INFORMATION REGARDING THE FEDERAL INCOME TAX CONSIDERATIONS TO THE COMPANY OF ITS ELECTION TO BE TAXED AS A REIT. EACH INVESTOR IS ALSO ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE ACQUISITION, OWNERSHIP AND SALE OF THE COMMON STOCK OF THE COMPANY. INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF TAXABLE U.S. STOCKHOLDERS

    As used herein, the term "U.S. Stockholder" means a holder of shares of Common Stock who (for United States Federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) is an estate the income of which is subject to United States Federal income taxation regardless of its source, or
(iv) is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date that elect to continue to be treated as United States persons, shall also be considered U.S. Stockholders.

    As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. Stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taxable to them as ordinary income and will not be eligible for the dividends received deduction in the case of taxable U.S. Stockholders that are corporations. Distributions that are properly designated as capital gain dividends will be taxable to taxable U.S. Stockholders as gain (to the extent they do not exceed the Company's actual net capital gain for the taxable year) from the sale or disposition of a capital asset held for more than one year, without regard to the period for which the U.S. Stockholder has held its Common Stock. It is not clear whether such amounts will be taxable at mid-term capital gain rates (applicable to gains from the sale of assets held for more than one year but not more than eighteen months), long-term capital gain rates (applicable to gains from the sale of capital assets held for more than eighteen months), or some other rate. This uncertainty may be clarified by future legislation or regulations. However, U.S. Stockholders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions not designated as capital gain dividends and in excess of current or accumulated earnings and profits will not be currently taxable to a U.S. Stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. Stockholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a holder's shares they will be included in income as capital gain (and, in the case of a taxable U.S. Stockholder who is an individual, long-term capital gain if the shares have been held for more than eighteen months, mid-term capital gain if the shares have been held for more than one year but not more than eighteen months, or short-term capital gain if the shares have been held for one year or less) assuming the shares are a capital asset in the hands of the holder. In addition, any dividend declared by the Company in October, November or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Company.

    If the Company elects to retain, rather than distribute as a capital gain dividend, its net long-term capital gains, the Company would pay tax on such retained net long-term capital gains. In addition, for tax years of the Company beginning on or after January 1, 1998, to the extent designated by the Company, a taxable U.S. Stockholder generally would (i) include its proportionate share of such undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of the Company's taxable year falls (subject to certain limitations as to the amount so includable), (ii) be deemed to have paid the capital gains tax imposed on the Company on the designated amounts included in such taxable U.S. Stockholder's long-term capital gains, (iii) receive a credit or refund for such amount of tax deemed paid by it, (iv) increase the adjusted basis of its shares of Common Stock by the difference between the amount of such includable gains and the tax deemed to have been paid by it, and (v) in the case of a taxable U.S. Stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be prescribed by the IRS.

    Distributions made by the Company and gain arising from the sale or exchange by a taxable U.S. Stockholder of shares of Common Stock will not be treated as passive activity income, and, as a result, such stockholders generally will not be able to apply any "passive losses" against such income or gain. Distributions made by the Company (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment income limitation. Gain arising from the sale or other disposition of Common Stock, however, will not be treated as investment income under certain circumstances.

    Upon the sale or other disposition of shares of Common Stock, gain or loss will be recognized by a taxable U.S. Stockholder in an amount equal to the difference between (i) the amount of cash and fair market value of any property received on such sale or other disposition, and (ii) the taxable U.S. Stockholder's adjusted basis in the Common Stock. Such gain or loss will be capital gain or loss if the shares of Common Stock have been held by the U.S. Stockholder as a capital asset, and, in the case of a taxable U.S. Stockholder who is an individual, will be mid-term or long-term gain or loss if such shares have been held for more than one year or eighteen months, respectively. In general, any loss upon a sale or exchange of shares by a taxable U.S. Stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such taxable U.S. Stockholder as long-term capital gain.

BACK-UP WITHHOLDING

    Information concerning the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, will be reported to the Company's taxable U.S. Stockholders and the IRS. Under the backup withholding rules, a taxable U.S. Stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such stockholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A taxable U.S. Stockholder that does not provide his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the taxable U.S. Stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any taxable U.S. Stockholders who fail to certify their non-foreign status to the Company. See "--Taxation of Non-U.S. Stockholders."

TAXATION OF CERTAIN TAX-EXEMPT STOCKHOLDERS

    Generally, a tax-exempt investor that is exempt from tax on its investment income, such as an individual retirement account ("IRA") or a 401(k) plan, that holds the Common Stock as an investment will not be subject to tax on distributions paid by the Company. However, if such tax-exempt investor is treated as having purchased its Common Stock with borrowed funds, some or all of its distributions from the Common Stock will be subject to tax. In addition, under some circumstances certain pension plans (including 401(k) plans but not including IRAs and government pension plans) that own more than 10% (by value) of the Company's outstanding Common Stock, could be subject to tax on a portion of their Common Stock dividends even if their Common Stock is held for investment and is not treated as acquired with borrowed funds. The Ownership Limit, however, should generally prevent this result (see "Restrictions on Ownership and Transfers of Capital Stock" in the Prospectus).

TAXATION OF NON-U.S. STOCKHOLDERS

    The rules governing United States federal income taxation of the ownership and disposition of stock by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, "Non-U.S. Stockholders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income tax and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Stockholder in light of its particular circumstances, including, for example, if the investment in the Company is connected to the conduct by a Non-U.S. Stockholder of a United States trade or business. In addition, this discussion is based on a current law, which is subject to change, and assumes that the Company qualifies for taxation as a REIT. Prospective Non-U.S. Stockholders should consult with their own tax advisers to determine the impact of federal, state, local and foreign income tax laws with regard to an investment in Common Stock, including any reporting requirements.

    DISTRIBUTIONS. Distributions by the Company to a Non-U.S. Stockholder that are neither attributable to gain from sales or exchanges by the Company of United States real property interests nor designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to withholding of United States federal income tax on a gross basis (that is, without allowance of deductions) at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the Non-U.S. Stockholder of a United States trade or business or, if an income tax treaty applies, as attributable to a United States permanent establishment of the Non-U.S. Stockholder. Dividends that are effectively connected with such a trade or business or are attributable to such United States permanent establishment will be subject to tax on a net basis (that is, after allowance of deductions) at graduated rates, in the same manner as U.S. Stockholders are taxed with respect to such dividends and are generally not subject to withholding. Any such dividends received by a Non-U.S. Stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

    Pursuant to current Treasury Regulations, dividends paid to an address in a country outside the United States are generally presumed to be paid to a resident of such country for purposes of determining the applicability of withholding discussed above and the applicability of a tax treaty rate. Under proposed Treasury Regulations, not currently in effect, however, a Non-U.S. Stockholder who wished to claim the benefit of an applicable treaty rate would be required to satisfy certain certification and other requirements. Under certain treaties, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT, such as the Company. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income and permanent establishment exemptions discussed above.

    Distributions in excess of current or accumulated earnings and profits of the Company will not be taxable to a Non-U.S. Stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such stock. For FIRPTA withholding purposes (discussed below), such distributions (I.E., distributions that are not made out of earnings and profits) will be treated as consideration for the sale or exchange of shares of Common Stock. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder's Common Stock, they will give rise to gain from the sale or exchange of his stock, the tax treatment of which is described below. For withholding purposes, pursuant to current Treasury Regulations, the Company is required to treat all distributions as if made out of current or accumulated earnings and profits. However, amounts thus withheld are generally refundable if it is subsequently determined that such distribution was, in fact, in excess of current or accumulated earnings and profits of the Company. A Non-U.S. Stockholder may obtain such a refund by filing the appropriate claim for refund with the IRS.

    Distributions to a Non-U.S. Stockholder that are designated by the Company at the time of distribution as capital gains dividends (other than those arising from the disposition of a United States real property interest) generally will not be subject to United States federal income taxation, unless (i) investment in the Common Stock is effectively connected with the Non-U.S. Stockholder's United States trade or business (or, if an income tax treaty applies, is attributable to a United States permanent establishment of the Non-U.S. Stockholder), in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. Stockholders with respect to such gain (except that a stockholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above) or (ii) the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

    Distributions to a Non-U.S. Stockholder that are attributable to gain from sales or exchanges by the Company of United States real property interests will cause the Non-U.S. Stockholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. Stockholders would thus generally be entitled to offset its gross income by allowable deductions and would pay tax on the resulting taxable income at the same rates applicable to domestic stockholders (subject to a special alternative minimum tax in the case of nonresident alien individuals). Also, such gain may be subject to a 30% branch profits tax in the hands of a Non-U.S. Stockholder that is a corporation and is not entitled to treaty relief or exemption, as discussed above. The Company is required to withhold 35% of any such distribution. That amount is creditable against the Non-U.S. Stockholder's United States Federal income tax liability. To the extent that such withholding exceeds the actual tax owed by the Non-U.S. Stockholder, the Non-U.S. Stockholder may claim a refund from the IRS.

    The Company or any nominee (E.G., a broker holding shares in street name) may rely on a certificate of non-foreign status on Form W-8 or Form W-9 to determine whether withholding is required on gains realized from the disposition of United States real property interests. A domestic person who holds shares of Common Stock on behalf of a Non-U.S. Stockholder will bear the burden of withholding.

    SALE OF COMMON STOCK. Gain recognized by a Non-U.S. Stockholder upon the sale or exchange of shares of Common Stock generally will not be subject to United States taxation unless such shares constitute a "United States real property interest" within the meaning of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). The Common Stock will not constitute a "United States real property interest" so long as the Company is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by Non-U.S. Stockholders. The Company believes that it is a "domestically controlled REIT," and therefore that the sale of shares of Common Stock are not subject to taxation under FIRPTA. However, because the shares of Common Stock are publicly traded, no assurance can be given that the Company will continue to be a "domestically-controlled REIT." Notwithstanding the foregoing, gain from the sale or exchange of shares of Common Stock not otherwise subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) investment in the stock is effectively connected with the Non-U.S. Stockholder's United States trade or business (or, if an income tax treaty applies, is attributable to a United States permanent establishment of the Non-U.S. Stockholder), or (ii) the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States. In such case, the nonresident alien individual will be subject to a 30% tax on the amount of such individual's gain.

    If the Company does not qualify as or ceases to be a "domestically-controlled REIT," gain arising from the sale or exchange by a Non-U.S. Stockholder of shares of Common Stock would be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" unless the shares are "regularly traded" (as defined by applicable Treasury Regulations) on an established securities market (E.G., the New York Stock Exchange) and the selling Non-U.S. Stockholder held no more than 5% (after applying certain constructive ownership rules) of the shares of Common Stock during the shorter of (i) the period during which the taxpayer held such shares or (ii) the 5-year period ending on the date of the disposition of such shares. If gain on the sale or exchange of shares of Common Stock were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Stockholder (subject to any applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations), and the purchaser of the stock would be required to withhold and remit to the IRS 10% of the purchase price. The 10% withholding tax will not apply if the shares are "regularly traded" in an established securities market.

    BACKUP WITHHOLDING TAX AND INFORMATION REPORTING. Backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the United States information reporting requirements) and information reporting will generally not apply to distributions paid to Non-U.S. Stockholders outside the United States that are treated as (i) dividends subject to the 30% (or lower treaty rate) withholding tax discussed above, (ii) capital gains dividends or
(iii) distributions attributable to gain from the sale or exchange by the Company of United States real property interests. As a general matter, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Common Stock by or through a foreign office of a foreign broker. Information reporting (but not backup withholding) will apply, however, to a payment of the proceeds of a sale of Common Stock by a foreign office of a broker that (a) is a United States person, (b) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (c) is a "controlled foreign corporation" (generally, a foreign corporation controlled by United States stockholders) for United States tax purposes, unless the broker has documentary evidence in its records that the holder is a Non-U.S. Stockholder and certain other conditions are met, or the stockholder otherwise establishes an exemption. Payment to or through a United States office of a broker of the proceeds of a sale of Common Stock is subject to both backup withholding and information reporting unless the stockholder certifies under penalty of perjury that the stockholder is a Non-U.S. Stockholder, or otherwise establishes an exemption. Backup withholding is not an additional tax. A Non-U.S. Stockholder may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS.

    NEW WITHHOLDING REGULATIONS. Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997 and are expected to be published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but unify current certification procedures and forms and clarify reliance standards. For example, the New Withholding Regulations adopt a certification rule which was in the proposed regulations, under which a foreign stockholder who wishes to claim the benefit of an applicable treaty rate with respect to dividends received from a United States corporation will be required to satisfy certain certification and other requirements. In addition, the New Withholding Regulations require a corporation that is a REIT to treat as a dividend the portion of a distribution that is not designated as a capital gain dividend or return of basis and apply the 30% withholding tax (subject to any applicable deduction or exemption) to such portion, and to apply the FIRPTA withholding rules (discussed above) with respect to the portion of the distribution designated by the REIT as capital gain dividend. The New Withholding Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. THE DISCUSSION SET FORTH ABOVE IN "TAXATION OF NON-U.S. STOCKHOLDERS" DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE NON-U.S. STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in a purchase agreement (the "U.S. Purchase Agreement"), the Company has agreed to sell to the U.S. Underwriters named below (the "U.S. Underwriters"), and the U.S. Underwriters have severally agreed to purchase, the number of shares of Common Stock set forth opposite their respective names below.

                                                                                   NUMBER OF
                                   UNDERWRITER                                       SHARES
---------------------------------------------------------------------------------  ----------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated...........................................................     432,000
A.G. Edwards & Sons, Inc.........................................................     432,000
PaineWebber Incorporated.........................................................     432,000
Sutro & Co. Incorporated.........................................................     432,000
Wheat, First Securities, Inc.....................................................     432,000
                                                                                   ----------
          Total..................................................................   2,160,000
                                                                                   ----------
                                                                                   ----------

    The Company has also entered into a purchase agreement (the "International Purchase Agreement" and, together with the U.S. Purchase Agreement, the "Agreements") with Merrill Lynch International, A.G. Edwards & Sons, Inc., PaineWebber International (U.K.) Ltd., Sutro & Co. Incorporated and Wheat, First Securities, Inc. (the "International Managers"). Subject to the terms and conditions set forth in the International Purchase Agreement, the Company has agreed to sell to the International Managers, and the International Managers have severally agreed to purchase, an aggregate of 540,000 shares of Common Stock. The initial public offering price per share and the underwriting discount per share are identical under the U.S. Purchase Agreement and the International Purchase Agreement.

    In the U.S. Purchase Agreement and the International Purchase Agreement, the several U.S. Underwriters and the several International Managers (collectively, the "Underwriters"), respectively, have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Common Stock being sold pursuant to such Agreement if any of the shares of Common Stock being sold pursuant to such Agreement are purchased. The U.S. Purchase Agreement provides that, in the event of a default by a U.S. Underwriter, the purchase commitments of the non-defaulting U.S. Underwriters may in certain circumstances be increased, and the International Purchase Agreement provides that, in the event of a default by an International Manager, the purchase commitments of the non-defaulting International Managers may in certain circumstances be increased. The closing with respect to the sale of the shares of Common Stock pursuant to the U.S. Purchase Agreement is a condition to the closing with respect to the sale of the shares of Common Stock pursuant to the International Purchase Agreement, and the closing with respect to the sale of the shares of Common Stock pursuant to the International Purchase Agreement is a condition to the closing with respect to the sale of the shares of Common Stock pursuant to the U.S. Purchase Agreement.

    The U.S. Underwriters and the International Managers have entered into an intersyndicate agreement (the "Intersyndicate Agreement") which provides for the coordination of their activities. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and the International Managers are permitted to sell shares of Common Stock to each other. Pursuant to the Intersyndicate Agreement, sales may be made between the U.S. Underwriters and the International Managers of such number of shares of Common Stock as may be mutually agreed. The price of any shares of Common Stock so sold shall be the initial public offering price, less an amount not greater than the selling concession.

    Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will agree to offer to sell or sell shares of Common Stock only to persons whom they believe are United States Persons or Canadian Persons (as defined in the Intersyndicate Agreement) or to persons whom they believe intend to reoffer or resell the same to United States Persons or Canadian Persons, and the International Managers and any bank, broker or dealer to whom they sell shares of Common Stock will agree not to offer to sell or sell shares of Common Stock to persons whom they believe to be United States Persons or Canadian Persons or to persons whom they believe intend to reoffer or resell the same to United States Persons or Canadian Persons, except in each case for transactions pursuant to the Intersyndicate Agreement which, among other things, permits the Underwriters to purchase from each other and offer for resale such number of shares of Common Stock as the selling Underwriter or Underwriters and the purchasing Underwriter or Underwriters may agree.

    The U.S. Underwriters have advised the Company that they propose initially to offer the shares of Common Stock offered hereby to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of $.85 per share. The U.S. Underwriters may allow, and such dealers may reallow, a discount not in excess of $.10 per share on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

    The Company has granted to the U.S. Underwriters an option, exercisable for 30 days after the date hereof, to purchase up to 324,000 additional shares of Common Stock and to the International Managers an option, exercisable for 30 days after the date hereof, to purchase up to 81,000 additional shares of Common Stock, in each case solely to cover over-allotments, if any, at the initial public offering price less the underwriting discount and less an amount per share equal to any dividends or distributions payable by the Company on the shares offered hereby but not payable on the shares purchased by the U.S. Underwriters or the International Managers, as the case may be, upon the exercise of such option. To the extent that the U.S. Underwriters exercise this option, each of the U.S. Underwriters will be obligated, subject to certain conditions, to purchase approximately the same percentage of such shares which the number of shares of Common Stock to be purchased by it shown in the foregoing table bears to the total number of shares of Common Stock set forth in such table.

    The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

    The Company has agreed that, for a period of 90 days from the date of this Prospectus Supplement, the Company will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to the foregoing or (ii) enter into any swap or other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Common Stock, whether any such swap, agreement, or other transaction described in (i) or (ii) above is to be settled by delivery of Common Stock, other securities, cash or otherwise. The foregoing sentence shall not apply to (A) the Common Stock to be sold in the Offering, (B) any shares of Common Stock issued by the Company upon the exercise of any option outstanding on the date of this Prospectus Supplement, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan.

    Until the distribution of the Common Stock is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the U.S. Underwriters are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

    If the Underwriters create a short position in the Common Stock in connection with this Offering (I.E., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus Supplement), the U.S. Underwriters may reduce that short position by purchasing Common Stock in the open market. The U.S. Underwriters may also elect to reduce any short position through the exercise of all or part of the over-allotment options described above.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

    Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the U.S. Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL MATTERS

    The validity of the Common Stock to be issued in connection with the Offering will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland. Certain legal matters relating to the Offering will be passed upon for the Company by Latham & Watkins, Costa Mesa, California. Brown & Wood LLP, San Francisco, California will act as counsel for the Underwriters.

PROSPECTUS

                                  $300,000,000
                           REALTY INCOME CORPORATION
               DEBT SECURITIES, PREFERRED STOCK AND COMMON STOCK

                            ------------------------

    Realty Income Corporation, a Maryland corporation (the "Company"), may from time to time offer in one or more series (i) its debt securities (the "Debt Securities"), (ii) shares of its Preferred Stock, $1.00 par value per share (the "Preferred Stock"), or (iii) shares of its Common Stock, $1.00 par value per share (the "Common Stock"), with an aggregate public offering price of up to $300,000,000 on terms to be determined at the time of offering. The Debt Securities, the Preferred Stock and the Common Stock (collectively, the "Securities") may be offered, separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement").

    The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the Company's option or repayment at the holder's option, terms for sinking fund payments, terms for conversion into shares of Preferred Stock or Common Stock, covenants and any initial public offering price; (ii) in the case of Preferred Stock, the specific designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to transferability, dividends and other distributions and terms and conditions of redemption and any initial public offering price; and (iii) in the case of Common Stock, any initial public offering price. In addition, such specific terms may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the Securities, in each case as may be appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income tax purposes. See "Restrictions on Ownership and Transfers of Capital Stock." The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.

    The Securities may be offered directly, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such Securities.

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                The date of this Prospectus is October 1, 1997.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The registration statement on Form S-3 (of which this Prospectus is a part) (the "Registration Statement"), the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Common Stock is currently listed on the New York Stock Exchange ("NYSE") and similar information concerning the Company can be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Electronic filings made through the Commission's EDGAR filing system are publicly available through the Commission's web site (http://www.sec.gov).

    The Company has filed with the Commission the Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the Commission's rules and regulations. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed or incorporated by reference as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Securities, reference is hereby made to the Registration Statement and such exhibits and schedules, which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The documents listed below have been filed by the Company under the Exchange Act with the Commission and are incorporated herein by reference:

        (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

        (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

       (iii) the Company's Current Report on Form 8-K dated May 5, 1997; and

        (iv) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Copies of all documents that are incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request. Requests should be directed to the Corporate Secretary of the Company, 220 West Crest Street, Escondido, California 92025 (telephone number: (760) 741-2111).

                                  THE COMPANY

    Realty Income Corporation, a Maryland corporation (the "Company"), is a fully integrated, self-administered and self-managed real estate investment trust ("REIT") that focuses on the acquisition of long-term net lease properties. The Company's philosophy is to employ a strategy of acquiring, owning and managing properties that are preleased on a long-term net lease basis to national and regional chain operators in a variety of consumer service and retail industries throughout the United States. As of August 19, 1997, the Company directly owned controlling interests in 771 properties located throughout the United States.

    The Company commenced operations as a REIT on August 15, 1994 through the merger and consolidation of 25 public and private real estate limited partnerships (the "Consolidation"). From September 1993 until May 28, 1997, the Company existed as a corporation formed under the laws of the State of Delaware (the "Delaware Company"). In March 1997, the Company formed Realty Income of Maryland, Inc., a Maryland corporation and wholly-owned subsidiary of the Delaware Company (the "Maryland Company"), specifically for the purpose of reincorporating the Company under the laws of the State of Maryland (the "Reincorporation"). The Maryland Company conducted no business and had no material assets or liabilities prior to May 28, 1997. On May 28, 1997, the Delaware Company was merged into the Maryland Company pursuant to an Agreement and Plan of Merger approved by the Company's stockholders. Upon completion of the merger, the Maryland Company changed its name to Realty Income Corporation. The Reincorporation did not result in any change in the Company's business, assets or liabilities and did not result in any relocation of management or other employees. For a more complete description of the potential effects of the Reincorporation, reference is hereby made to the section entitled, "Reincorporation of the Company in Maryland and Related Changes to the Rights of Stockholders" of the Company's Proxy Statement filed with the Commission on March 28, 1997 in connection with its 1997 Annual Meeting of Stockholders, which section is incorporated by reference herein.

    The Company's executive offices are located at 220 West Crest Street, Escondido, California 92025, and the telephone number is (760) 741-2111.

                                USE OF PROCEEDS

    Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities for general corporate purposes, which may include the construction and acquisition of additional properties and other acquisition transactions, the expansion and improvement of certain properties in the Company's portfolio, and the repayment of indebtedness.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    The following table sets forth ratios of earnings to fixed charges for the periods shown. The years ended December 31, 1996 and 1995 and the six months ended June 30, 1997 are for the Company. The results of operations used to compute the ratio for the year ended December 31, 1994 are comprised of those of the combined 10 private and 15 publicly held real estate limited partnerships that were included in the Consolidation (collectively, the "Predecessor") from January 1, 1994 through August 15, 1994 and those of the Company from August 16, 1994 through December 31, 1994. The ratio shown for the year ended December 31, 1993 is derived from the combined historical financial information of the Predecessor. Ratios are not shown for the year ended December 31, 1992 because the Predecessor did not have any fixed charges for such period.

  SIX MONTHS                          YEAR ENDED DECEMBER 31,
ENDED JUNE 30,   ------------------------------------------------------------------
     1997             1996             1995             1994             1993
---------------  ---------------  ---------------  ---------------  ---------------
      6x               14x              10x              39x            5,865x

    The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. For this purpose, earnings consist of net income before extraordinary items plus fixed charges (excluding interest costs capitalized). Fixed charges consist of interest expense (including interest costs capitalized) and the amortization of debt issuance costs. To date, the Company has not issued any Preferred Stock; therefore, the ratios of earnings to fixed charges and preferred share dividends are the same as the ratios presented above.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

    The Debt Securities will be direct obligations of the Company, which may be secured or unsecured, and which may be senior or subordinated indebtedness of the Company. The Debt Securities may be issued under one or more indentures, each dated as of a date on or before the issuance of the Debt Securities to which it relates and in the form that has been filed as an exhibit to the Registration Statement of which this Prospectus is a part or incorporated by reference herein by means of a post-effective amendment to the Registration Statement or a Form 8-K, subject to such amendments or supplements as may be adopted from time to time. Each such indenture (collectively, the "Indenture") will be entered into between the Company and a trustee (the "Trustee"), which may be the same Trustee. The Indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made hereunder relating to the Indenture and the Debt Securities are summaries of certain anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such Debt Securities. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

TERMS

    The particular terms of the Debt Securities offered by a Prospectus Supplement will be described in the particular Prospectus Supplement, along with any applicable modifications of or additions to the general terms of the Debt Securities as described herein and in the applicable Indenture. Accordingly, for a description of the terms of any series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus. To the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement.

    Except as set forth in any Prospectus Supplement, the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by the Company's Board of Directors or as set forth in the applicable Indenture or one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series.

    Each Indenture will provide that the Company may, but need not, designate more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series. If two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee and, except as otherwise indicated herein, any action described herein to be taken by a Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

    The following summaries set forth certain general terms and provisions of the Indenture and the Debt Securities. The Prospectus Supplement relating to the series of Debt Securities being offered will contain further terms of such Debt Securities, including the following specific terms:

        (1) the title of such Debt Securities;

        (2) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

        (3) the price (expressed as a percentage of the principal amount thereof) at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities that is convertible into Common Stock or Preferred Stock, or the method by which any such portion shall be determined;

        (4) if convertible, the terms on which such Debt Securities are convertible, including the initial conversion price or rate and conversion period and, in connection with the preservation of the Company's status as a REIT, any applicable limitations on the ownership or transferability of the Common Stock or the Preferred Stock into which such Debt Securities are convertible;

        (5) the date or dates, or the method for determining such date or dates, on which the principal of such Debt Securities will be payable;

        (6) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

        (7) the date or dates, or the method for determining such date or dates, from which any interest will accrue, the dates upon which any such interest will be payable, the record dates for payment of such interest, or the method by which any such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

        (8) the place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for conversion or registration of transfer or exchange and where notices or demands to or upon the Company in respect of such Debt Securities and the Indenture may be served;

        (9) the period or periods, if any, within which, the price or prices at which and the terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the Company's option;

        (10) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

        (11) if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

        (12) whether the amount of payments of principal of (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

        (13) whether such Debt Securities will be issued in certificated and/or book-entry form, and, if so, the identity of the depositary for such Debt Securities;

        (14) whether such Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

        (15) the applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable Indenture, or any modification thereof;

        (16) any deletions from, modifications of or additions to the events of default or covenants of the Company with respect to such Debt Securities;

        (17) whether and under what circumstances the Company will pay any Additional Amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment;

        (18) the subordination provisions, if any, relating to such Debt Securities;

        (19) the provisions, if any, relating to any security provided for such Debt Securities; and

        (20) any other terms of such Debt Securities.

    If so provided in the applicable Prospectus Supplement, the Debt Securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). In such cases, any material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

    Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

    Unless otherwise described in the applicable Prospectus Supplement, the principal of (and premium, if any) and interest on any series of Debt Securities will be payable at the applicable Trustee's corporate trust office, the address of which will be set forth in the applicable Prospectus Supplement; PROVIDED, HOWEVER, that, unless otherwise provided in the applicable Prospectus Supplement, at the Company's option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

    Subject to certain limitations imposed on Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for any authorized denomination of other Debt Securities of the same series and of a like aggregate principal amount and tenor upon surrender of such Debt Securities at the office of any transfer agent designated by the Company for such purpose. In addition, subject to certain limitations imposed on Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the office of any transfer agent designated by the Company for such purpose. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer and the person requesting such transfer must provide evidence of title and identity satisfactory to the Company and the applicable transfer agent. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Company may at any time rescind the designation of any transfer agent appointed with respect to the Debt Securities of any series or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

    Neither the Company nor any Trustee shall be required to (a) issue, register the transfer of or exchange Debt Securities of any series if such Debt Security may be among those selected for redemption during a period beginning at the opening of business 15 days before the mailing or first publication, as the case may be, of notice of redemption of such Debt Securities and ending at the close of business on (i) if the Debt Securities of such series are issuable only in registered form, the day of mailing of the relevant notice of redemption or (ii) if the Debt Securities of such series are issuable in bearer form, the day of the first publication of the relevant notice of redemption or, if such Debt Securities are also issuable in registered form and there is no such publication, the day of mailing of the relevant notice of redemption; (b) register the transfer of or exchange any Debt Security in registered form, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part; or (c) exchange any Debt Security in bearer form so selected for redemption, except in exchange for a Debt Security of such series in registered form that is simultaneously surrendered for redemption; or (d) issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the holder's option, except the portion, if any, of such Debt Security not to be so repaid.

MERGER, CONSOLIDATION OR SALE OF ASSETS

    Each Indenture will provide that the Company will not consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any person unless (a) either the Company shall be the continuing entity, or the successor person (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall be a corporation organized and existing under the laws of the United States or any State thereof and shall expressly assume the Company's obligation to pay the principal of (and premium, if any) and interest on all the Debt Securities issued under such Indenture and the due and punctual performance and observance of all the covenants and conditions contained in such Indenture and in such Debt Securities; (b) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred, and any liens on any property or assets of the Company or any Subsidiary that are incurred, created or assumed as a result thereof as having been created, incurred or assumed, by the Company or such Subsidiary at the time of such transaction, no event of default under the Indenture, and no event that, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and (c) an officers' certificate and legal opinion covering such conditions shall be delivered to the Trustee.

CERTAIN COVENANTS

    EXISTENCE. Except as permitted under "--Merger, Consolidation or Sale of Assets," each Indenture will require the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, all material rights (by certificate of incorporation, by-laws and statute) and all material franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any right or franchise if its Board of Directors determines that the preservation thereof is no longer desirable in the conduct of its business.

    MAINTENANCE OF PROPERTIES. Each Indenture will require the Company to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the Company's judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that the Company and its Subsidiaries shall not be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business.

    INSURANCE. Each Indenture will require the Company to, and to cause each of its Subsidiaries to, keep in force upon all of its properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

    PAYMENT OF TAXES AND OTHER CLAIMS. Each Indenture will require the Company to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed on it or any Subsidiary or on the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings.

    PROVISION OF FINANCIAL INFORMATION. Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, each Indenture will require the Company, within 15 days after each of the respective dates by which the Company would have been required to file annual reports, quarterly reports and other documents with the Commission if the Company were so subject, (a) to transmit by mail to all holders of Debt Securities issued under such Indenture, as their names and addresses appear in the applicable register for such Debt Securities, without cost to such holders, copies of the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections, (b) to file with the applicable Trustee copies of the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections, and (c) to supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder of such Debt Securities.

    Except as may otherwise be provided in the Prospectus Supplement relating to any series of Debt Securities, the term "Subsidiary", as used in the Indenture, means with respect to the Company, any other Person of which more than 50% of
(i) the equity or other ownership interests or (ii) the total voting power of shares of capital stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or general or managing partners thereof is at the time owned by the Company or one or more of the other Subsidiaries of the Company or a combination thereof.

    ADDITIONAL COVENANTS. Any additional covenants of the Company with respect to any of the series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

    Unless otherwise provided in the applicable Indenture, each Indenture will provide that the following events are "events of default" with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series when due, whether at stated maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance of any other covenant of the Company contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice to the Company by the Trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of such series; (e) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any of its Subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000, whether such indebtedness exists at the date of the relevant Indenture or shall thereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or such obligations being accelerated, without such acceleration having been rescinded or annulled; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary of the Company; and (g) any other Event of Default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" has the meaning ascribed to such term in Regulation S-X promulgated under the Securities Act, as such Regulation was in effect on January 1, 1996.

    If an event of default under any Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms thereof) of all the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of not less than a majority of the principal amount of the outstanding Debt Securities of such series may rescind and annul such declaration and its consequences if (a) the Company shall have deposited with the applicable Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (other than principal and premium, if any, and interest which have become due solely as a result of such acceleration), plus certain fees, expenses, disbursements and advances of the applicable Trustee and
(b) all events of default, other than the nonpayment of accelerated principal (or specified portion thereof), premium, if any, and interest with respect to Debt Securities of such series have been cured or waived as provided in the Indenture. Each Indenture will also provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may waive any past default with respect to such series and its consequences, except a default (y) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (z) in respect of a covenant or provision contained in such Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series affected thereby.

    Each Indenture will require each Trustee to give notice to the holders of Debt Securities within 90 days of a default under the Indenture unless such default shall have been cured or waived, subject to certain exceptions; PROVIDED, HOWEVER, that such Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified Responsible Officers of the Trustee consider such withholding to be in such holders' interest.

    Each Indenture will provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it, and no direction inconsistent with such written request has been given to the Trustee during such 60-day period by holders of a majority in principal amount of the outstanding Debt Securities of such series. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof.

    Each Indenture will provide that, subject to provisions in the Trust Indenture Act of 1939 relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under the Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee; provided that such direction shall not conflict with any rule of law or the Indenture and the Trustee may refuse to follow any direction that may involve the Trustee in personal liability or that may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

    Within 120 days after the close of each fiscal year, the Company will be required to deliver to the Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof.

MODIFICATION OF THE INDENTURE

    Modifications and amendments of any Indenture will be permitted with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities of each series issued under such Indenture affected by such modification or amendment; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the holder of each Debt Security affected thereby, (a) change the stated maturity of the principal of, or any installment of principal, interest (or premium, if any) on, any such Debt Security; (b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any Debt Security (or reduce the amount of premium payable upon any such repayment); (c) change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security when due; (e) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby.

    The holders of a majority in aggregate principal amount of outstanding Debt Securities of any series may, on behalf of all holders of Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants in the applicable Indenture.

    Modifications and amendments of an Indenture will be permitted to be made by the Company and the Trustee without the consent of any holder of Debt Securities for any of the following purposes: (a) to evidence the succession of another person to the Company as obligor under the Indenture; (b) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in the Indenture; (c) to add events of default for the benefit of the holders of all or any series of Debt Securities; (d) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, PROVIDED that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect; (e) to change or eliminate any provisions of the Indenture, PROVIDED that any such change or elimination does not apply to any outstanding Debt Securities of a series created prior to the date of such amendment or supplement that are entitled to the benefit of such provision; (f) to secure the Debt Securities; (g) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Common Stock or Preferred Stock; (h) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;
(i) to cure any ambiguity, defect or inconsistency in the Indenture or to make any other provisions with respect to matters or questions arising under the Indenture PROVIDED, HOWEVER, that such action shall not adversely affect the interests of holders of Debt Securities of any series in any material respect; or (j) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and discharge of any series of such Debt Securities, PROVIDED, HOWEVER, that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect.

    Each Indenture will provide that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (a) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (b) the principal amount of any Debt Security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (a) above), (c) the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Indexed Security in the applicable Indenture, and (d) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor shall be disregarded.

    Each Indenture will contain provisions for convening meetings of the holders of Debt Securities of a series. A meeting may be permitted to be called at any time by the Trustee, and also, upon request, by the Company or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in the Indenture. Except for any consent or waiver that must be given by the holder of each Debt Security affected thereby, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; PROVIDED, HOWEVER, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the

Indenture will be binding on all holders of Debt Securities of that series. The persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series shall constitute a quorum for a meeting of holders of such series; PROVIDED, HOWEVER, that if any action is to be taken at such meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum.

    Notwithstanding the foregoing provisions, each Indenture will provide that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of such series and one or more additional series: (a) there shall be no minimum quorum requirement for such meeting and
(b) the principal amount of the outstanding Debt Securities of all such series that are entitled to vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

    Unless otherwise indicated in the applicable Prospectus Supplement, upon request of the Company any Indenture shall cease to be of further effect with respect to any series of Debt Securities issued thereunder specified in such Company request (except as to certain limited provisions of such Indenture which shall survive) when either (i) all Debt Securities of such series have been delivered to the Trustee for cancellation or (ii) all Debt Securities of such series have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and the Company has irrevocably deposited with the applicable Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

    Each Indenture will provide that, unless otherwise indicated in the applicable Prospectus Supplement, the Company may elect either to (a) defease and be discharged from any and all obligations with respect to any series of Debt Securities (except for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold money for payment in trust) ("defeasance") or (b) be released from its obligations with respect to certain covenants (which will be described in the relevant Prospectus Supplement) applicable to such Debt Securities under the applicable Indenture (which may include, subject to a limited exception, the covenants described under "--Certain Covenants"), and any omission to comply with such obligations shall not constitute a default or an event of default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Company with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

    Such a trust may only be established if, among other things, the Company has delivered to the applicable Trustee an opinion of counsel (as specified in the applicable Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based on a ruling of the Internal Revenue Service (the "IRS") or a change in applicable U.S. federal income tax law occurring after the date of the applicable Indenture. In the event of such defeasance, the holders of such Debt Securities would thereafter be able to look only to such trust fund for payment of principal (and premium, if any) and interest.

    "Government Obligations" means securities that are (a) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; PROVIDED, HOWEVER, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

    Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(a) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security or (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

    In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any event of default, other than the event of default described in clause (d) under "--Events of Default, Notice and Waiver" with respect to the specified sections of the applicable Indenture (which sections would no longer be applicable to such Debt Securities) or clause (g) thereunder with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such

Debt Securities are payable, and Government Obligations on deposit with the applicable Trustee, may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such event of default. The Company would, however, remain liable to make payment of such amounts due at the time of acceleration.

    The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

CONVERSION RIGHTS

    The terms and conditions, if any, upon which the Debt Securities are convertible into Common Stock or Preferred Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Common Stock or Preferred Stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities and any restrictions on conversion, including restrictions directed at maintaining the Company's REIT status.

UNCLAIMED PAYMENTS

    All amounts paid by the Company to a paying agent or a Trustee for the payment of the principal of or any premium or interest on any Debt Security that remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the holder of such Debt Security thereafter may look only to the Company for payment thereof.

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

                          DESCRIPTION OF COMMON STOCK

    The Company has authority to issue 100,000,000 shares of Common Stock, $1.00 par value per share. As of August 19, 1997, the Company had outstanding 22,994,964 shares of Common Stock.

GENERAL

    The following description of the Common Stock sets forth certain general terms and provisions of the Common Stock to which any Prospectus Supplement may relate, including a Prospectus Supplement providing that the Common Stock will be issuable upon conversion of Debt Securities or Preferred Stock. The statements below describing the Common Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's charter (the "Charter") and Bylaws (the "Bylaws").

TERMS

    Subject to the preferential rights of any other shares or series of stock and to the provisions of the Charter regarding the restrictions on transfer of stock, holders of Common Stock are entitled to receive dividends when, as and if authorized and declared by the Company's Board of Directors out of assets legally available therefor. Payment and authorization of dividends on the Common Stock and purchases of shares thereof by the Company may be subject to certain restrictions if the Company fails to pay dividends on the Preferred Stock. See "Description of Preferred Stock." Upon any liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share equally and ratably in any assets available for distribution to them, after payment or adequate provision for payment of the debts and other liabilities of the Company and the preferential amounts owing with respect to any outstanding Preferred Stock. Subject to the provisions of the Charter regarding the restrictions on transfer of stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. The Company's Board of Directors is divided into three classes of directors. The initial terms of the Class I, Class II and Class III directors will expire in 1998, 1999 and 2000, respectively. Beginning in 1998, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. The staggered terms of directors may reduce the possibility of a tender offer or an attempt to change control of the Company even though a tender offer or change in control might involve a premium price for the Common Stock or otherwise be in the best interest of the stockholders. Holders of Common Stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all the shares of the Company's Common Stock voting for the election of directors can elect all the directors of the class standing for election at the time if they choose to do so and the holders of the remaining shares cannot elect any directors of such class. Holders of shares of Common Stock do not have preemptive rights, which means they have no right under the Charter, Bylaws or Maryland law to acquire any additional shares of Common Stock that may be issued by the Company at a subsequent date. Holders of shares of Common Stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights. All shares of Common Stock now outstanding are, and additional shares of Common Stock offered will be when issued, fully paid and nonassessable.

    Under the Maryland General Corporation Law (the "MGCL"), a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. The Charter provides that any such action shall be effective if approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

    The Charter authorizes the Board of Directors to reclassify any unissued shares of Common Stock into other classes or series of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to transferability, dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

MARYLAND BUSINESS COMBINATION LAW

    Under the MGCL, certain "business combinations" (including certain issuances of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares (an "Interested Stockholder") or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be approved by two super-majority stockholder votes unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. The business combinations provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the Board of Directors prior to the time that the Interested Stockholder becomes an Interested Stockholder.

These provisions of the MGCL may delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interests of the stockholders.

MARYLAND CONTROL SHARE ACQUISITIONS LAW

    The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control Shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

    A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

    If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

    The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

    As permitted by the MGCL, the Bylaws contain a provision exempting the Company from the control share acquisition statute any and all acquisitions by any person of the Company's shares of stock. There can be no assurance that such provision will not be amended or eliminated by the Board of Directors at any time in the future.

RESTRICTIONS ON OWNERSHIP

    For the Company to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), not more than 50% in value of its outstanding capital stock may be owned, actually or constructively, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement and certain other requirements relating to its tax status as a REIT, the Company may take certain actions to limit the actual, beneficial or constructive ownership by a single person or entity of the Company's outstanding equity securities. See "Restrictions on Ownership and Transfers of Capital Stock."

TRANSFER AGENT

    The registrar and transfer agent for the Common Stock is The Bank of New
York.

                         DESCRIPTION OF PREFERRED STOCK

    The Company is authorized to issue 20,000,000 shares of Preferred Stock, $1.00 par value per share, of which no shares were outstanding as of August 19, 1997.

GENERAL

    The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Charter (including any applicable Articles Supplementary) and the Bylaws.

    The Charter authorizes the Board of Directors to classify any unissued shares of Preferred Stock and to reclassify any previously classified but unissued shares of any class or series, as authorized by the Board of Directors. Prior to issuance of shares of each series, the Board is required by the MGCL and the Charter to set, subject to the provisions of the Charter regarding the restrictions on transfer of stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to transferability, dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Thus, the Board could authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of the Company that might involve a premium price for holders of Common Stock or otherwise be in their best interest. As of the date hereof, no shares of Preferred Stock are outstanding and the Company has no present plans to issue any Preferred Stock. The Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

    Reference is made to the Prospectus Supplement relating to the Preferred Stock offered thereby for specific terms of and other information concerning the Preferred Stock, including:

        (1) the title of such Preferred Stock;

        (2) the number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

        (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

        (4) whether such Preferred Stock is cumulative or not and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate;

        (5) the procedures for any auction and remarketing, if any, for such Preferred Stock;

        (6) the provision for a sinking fund, if any, for such Preferred Stock;

        (7) any voting rights of such Preferred Stock;

        (8) the provision for redemption, if applicable, of such Preferred
    Stock;

        (9) any listing of such Preferred Stock on any securities exchange;

        (10) the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock, including the conversion price (or manner of calculation thereof);

        (11) a discussion of federal income tax considerations applicable to such Preferred Stock;

        (12) any limitations on actual, beneficial or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve the Company's REIT status;

        (13) the relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

        (14) whether liquidation preferences on Preferred Stock shall be counted as liabilities of the Company in determining whether distributions to junior stockholders can be made under the MGCL;

        (15) any limitations on issuance of any series or class of Preferred Stock ranking senior to or on a parity with such series or class of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

        (16) any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

RANK

    Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company, rank (a) senior to all classes or series of Common Stock and to all equity securities ranking junior to such Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (b) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the affairs of the Company; and (c) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the affairs of the Company. For these purposes, the term "equity securities" does not include convertible debt securities.

DIVIDENDS

    Holders of shares of the Preferred Stock of each series or class shall be entitled to receive, when, as and if authorized and declared by the Company's Board of Directors, out of the Company's assets legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the Company's stock transfer books on such record dates as shall be fixed by the Company's Board of Directors.

    Dividends on any series or class of Preferred Stock may be cumulative or noncumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Company's Board of Directors fails to authorize a dividend payable on a dividend payment date on any series or class of Preferred Stock for which dividends are noncumulative, then the holders of such series or class of Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series or class are declared or paid for any future period.

    If any shares of Preferred Stock of any series or class are outstanding, no full dividends shall be authorized or paid or set apart for payment on the Preferred Stock of any other series or class ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series or class for any period unless (a) if such series or class of Preferred Stock has a cumulative dividend, then full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series or class for all past dividend periods and the then current dividend period or (b) if such series or class of Preferred Stock does not have a cumulative dividend, then full dividends for the then current dividend period have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series or class. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of Preferred Stock of any series or class and the shares of any other series or class of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series or class, then all dividends authorized on shares of Preferred Stock of such series or class and any other series or class of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall be authorized pro rata so that the amount of dividends authorized per share on the Preferred Stock of such series or class and such other series or class of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of Preferred Stock of such series or class (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) and such other series or class of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series or class that may be in arrears.

    Except as provided in the immediately preceding paragraph, unless (a) if such series or class of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period and (b) if such series or class of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no dividends (other than in the Common Stock or other stock of the Company ranking junior to the Preferred Stock of such series or class as to dividends and upon liquidation) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made on the Common Stock or any other stock of the Company ranking junior to or on a parity with the Preferred Stock of such series or class as to dividends or upon liquidation, nor shall the Common Stock or any other stock of the Company ranking junior to or on a parity with the Preferred Stock of such series or class as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for other stock of the Company ranking junior to the Preferred Stock of such series or class as to dividends and upon liquidation).

    Any dividend payment made on shares of a series or class of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series or class that remains payable.

REDEMPTION

    If so provided in the applicable Prospectus Supplement, the shares of Preferred Stock will be subject to mandatory redemption or redemption at the Company's option, as a whole or in part, in each case on the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

    The Prospectus Supplement relating to a series or class of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series or class is payable only from the net proceeds of the issuance of stock of the Company, the terms of such Preferred Stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into shares of the applicable stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

    Notwithstanding the foregoing, unless (a) if such series or class of Preferred Stock has a cumulative dividend, full cumulative dividends on all shares of such series or class of Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period and (b) if such series or class of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, then no shares of such series or class of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of such series or class are simultaneously redeemed; PROVIDED, HOWEVER, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series or class to preserve the Company's REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series or class. In addition, unless (i) if such series or class of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series or class of Preferred Stock have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series or class of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series or class have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Stock of such series or class (except by conversion into or exchange for stock of the Company ranking junior to the Preferred Stock of such series or class as to dividends and upon liquidation); PROVIDED, HOWEVER, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series or class to preserve the Company's REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series or class.

    If fewer than all the outstanding shares of Preferred Stock of any series or class are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by the Company.

    Notice of redemption will be mailed at least 30, but not more than 60, days before the redemption date to each holder of record of a share of Preferred Stock of any series or class to be redeemed at the address shown on the Company's stock transfer books. Each notice shall state: (a) the redemption date; (b) the number of shares and series or class of the Preferred Stock to be redeemed; (c) the redemption price; (d) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (e) that dividends on the shares to be redeemed will cease to accumulate on such redemption date; and (f) the date on which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the shares of Preferred Stock of any series or class are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder and, upon redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. If notice of redemption of any shares of Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any shares of Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Preferred Stock, such shares of Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. In order to facilitate the redemption of shares of Preferred Stock of any series or class, the Board of Directors may fix a record date for the determination of shares of such series or class of Preferred Stock to be redeemed.

    Subject to applicable law and the limitation on purchases when dividends on a series or class of Preferred Stock are in arrears, the Company may, at any time and from time to time, purchase any shares of such series or class of Preferred Stock in the open market, by tender or by private agreement.

LIQUIDATION PREFERENCE

    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of the Common Stock or any other series or class of stock of the Company ranking junior to any series or class of the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the affairs of the Company, the holders of such series or class of Preferred Stock shall be entitled to receive out of assets of the Company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Company. If, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series or class of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of stock of the Company ranking on a parity with such series or class of Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of such series or class of Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

    If liquidating distributions shall have been made in full to all holders of any series or class of Preferred Stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of stock ranking junior to such series or class of Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other entity, or the sale, lease, transfer or conveyance of all or substantially all of the Company's property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Company.

VOTING RIGHTS

    Holders of the Preferred Stock will not have any voting rights, except as set forth below or as indicated in the applicable Prospectus Supplement.

    Unless provided otherwise for any series or class of Preferred Stock, so long as any shares of Preferred Stock of a series or class remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of such series or class of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series or class voting separately as a class), (a) authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking prior to such series or class of Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized stock of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (b) amend, alter or repeal the provisions of the Charter or the Articles Supplementary for such series or class of Preferred Stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series or class of Preferred Stock or the holders thereof; PROVIDED, HOWEVER, that any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series or class of Preferred Stock, or any increase in the amount of authorized shares of such series or class or any other series or class of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series or class with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series or class of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

CONVERSION RIGHTS

    The terms and conditions, if any, upon which shares of any series or class of Preferred Stock are convertible into shares of Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the Preferred Stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Preferred Stock.

RESTRICTIONS ON OWNERSHIP

    For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, actually or constructively, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement and certain other requirements relating to its tax status as a REIT, the Company may take certain actions to limit the actual, beneficial or constructive ownership by a single person or entity of the Company's outstanding equity securities. See "Restrictions on Ownership and Transfers of Capital Stock."

TRANSFER AGENT

    The transfer agent and registrar for any series or class of Preferred Stock will be set forth in the applicable Prospectus Supplement.

            RESTRICTIONS ON OWNERSHIP AND TRANSFERS OF CAPITAL STOCK

    The following summary of certain restrictions on the ownership and transfer of shares of stock of the Company does not purport to be complete and is subject to, and qualified in its entirety by reference to, the applicable provisions of the Charter and Bylaws.

    In order for the Company to qualify as a REIT under the Code, no more than 50% in value of its outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made). In addition, if the Company, or an owner of 10% or more of the Company, actually or constructively owns 10% or more of a tenant of the Company (or a tenant of any partnership in which the Company is a partner), the rent received by the Company (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT's stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made).

    Because the Company expects to continue to qualify as a REIT, the Charter contains restrictions on the ownership and transfer of Common Stock which are intended to assist the Company in complying with these requirements. The Charter provides that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by number or value, whichever is more restrictive) of the outstanding shares of Common Stock (the "Ownership Limit"). The constructive ownership rules of the Code are complex, and may cause shares of Common Stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of Common Stock (or the acquisition of an interest in an entity that owns, actually or constructively, Common Stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding Common Stock and thus violate the Ownership Limit, or such other limit as permitted by the Board of Directors. The Board of Directors may, but in no event is required to, waive the Ownership Limit with respect to a particular stockholder if it determines that such ownership will not jeopardize the Company's status as a REIT. As a condition of such waiver, the Board of Directors may require a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving the REIT status of the Company.

    The Charter further prohibits (i) any person from actually or constructively owning shares of Common Stock of the Company that would result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT, and (ii) any person from transferring shares of Common Stock of the Company if such transfer would result in shares of stock of the Company being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

    Any person who acquires or attempts to acquire actual or constructive ownership of shares of stock of the Company that will violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to the Company and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on the Company's status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interest of the Company to attempt to qualify, or to continue to qualify, as a REIT and such determination is approved by a two thirds vote of the Company's stockholders as required by the Charter. Except as otherwise described above, any change in the Ownership Limit would require an amendment to the Charter.

    Pursuant to the Charter, if any purported transfer of Common Stock or any other event would otherwise result in any person violating the Ownership Limit or such other limit as permitted by the Board of Directors, or result in the Company being "closely held" under Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT, then that number of shares in excess of the Ownership Limit or such other limit shall be transferred to a trust for the benefit of a charitable beneficiary as described below and the purported transferee (the "Prohibited Transferee"), shall acquire no rights (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such excess shares (the "Prohibited Owner") shall cease to have any rights) in such excess shares. Any such excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the "Beneficiary"). Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Within 20 days of receiving notice from the Company of the transfer of shares to the trust, the trustee of the trust (who shall be designated by the Company and be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such excess shares to a person or entity who could own such shares without violating the Ownership Limit, or such other limit as permitted by the Board of Directors, and distribute to the Prohibited Transferee or Prohibited Owner, as applicable, an amount equal to the lesser of the price paid by the Prohibited Transferee or Prohibited Owner for such excess shares or the net sales proceeds received by the trust for such excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such excess shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the Market Price (as defined in the Charter) of such excess shares as of the date of such event or the net sales proceeds received by the trust for such excess shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such excess shares by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to such excess shares, and also will be entitled to exercise all voting rights with respect to such excess shares. Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Transferee or Prohibited Owner, as applicable, prior to the discovery by the Company that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if the Company has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by the Company that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. In the event that the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limit or such other limit as permitted by the Board of Directors, then the Charter provides that the transfer of the excess shares will be void.

    In addition, shares of stock of the Company held in the trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift or other transaction which does not involve a purchase of stock, the Market Price as of the day of the event which resulted in the transfer of such excess shares to the trust) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon such a sale to the Company, the interest of the Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Transferee or Prohibited Owner.

    If any purported transfer of shares of Common Stock would cause the Company to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

    All certificates representing shares of Common Stock will bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for the Common Stock or otherwise be in the best interest of stockholders.

    Under the Charter, each stockholder shall upon demand be required to disclose to the Company in writing such information as the Company may request in order to determine the Company's status as a REIT.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following summary of certain federal income tax considerations to the Company is based on current law, is for general information only, and is not tax advice. The tax treatment of a holder of any of the Securities will vary depending upon the terms of the specific Securities acquired by such holder, as well as his particular situation, and this discussion does not attempt to address any aspects of federal income taxation relating to holders of Securities. Certain federal income tax considerations relevant to holders of the Securities will be provided in the applicable Prospectus Supplement relating thereto.

    EACH INVESTOR IS URGED TO CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT, AS WELL AS HIS OWN TAX ADVISOR, REGARDING THE TAX CONSEQUENCES TO HIM OF THE ACQUISITION, OWNERSHIP AND SALE OF THE SECURITIES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY AS A REIT

    GENERAL. The Company has elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Code, commencing with its taxable year ended December 31, 1994. The Company believes that, commencing with its taxable year ended December 31, 1994, it has been organized and has operated in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that it has operated or will operate in a manner so as to qualify or remain qualified.

    These sections of the Code are highly technical and complex. The following sets forth the material aspects of the sections that govern the federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. Latham & Watkins has acted as tax counsel to the Company in connection with this Prospectus and the Company's election to be taxed as a REIT.

    Latham & Watkins has rendered an opinion to the Company as of September 12, 1997 to the effect that commencing with the Company's taxable year ended December 31, 1994, the Company has been organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation has enabled and will continue to enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters, and that Latham & Watkins undertakes no obligation to update this opinion subsequent to such date. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code discussed below, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of the Company's operation in any particular taxable year will satisfy such requirements. See "--Failure to Qualify."

    If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a regular corporation. However, the Company will be subject to federal income tax as follows: First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference. Third, if Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a real estate investment trust because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by (b) a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its real estate investment trust ordinary income for such year, (ii) 95% of its real estate investment trust capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, with respect to any asset (a "Built-in Gain Asset") acquired by the Company from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-in Gain Asset in the hands of the Company is determined by reference to the basis of the asset in the hands of the C corporation, if the Company recognizes gain on the disposition of such asset during the 10-year period (the "Recognition Period") beginning on the date on which such asset was acquired by the Company, then, to the extent of the Built-in Gain (i.e., the excess of (a) the fair market value of such asset over (b) the Company's adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury Regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-in Gain assume that the Company has made an election pursuant to IRS Notice 88-19.

    REQUIREMENTS FOR QUALIFICATION. The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors,
(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest, (3) which would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code, (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code, (5) the beneficial ownership of which is held by 100 or more persons, (6) during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) and (7) which meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions. The Code provides that conditions (1) to (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) will not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust.

    The Company believes that it has satisfied condition (5) and that it has issued sufficient shares to allow it to satisfy condition (6). In addition, the Company's Charter provides for restrictions regarding ownership and transfer of the Company's capital stock, which restrictions are intended to assist the Company in continuing to satisfy the share ownership requirements described in
(5) and (6) above. Such ownership and transfer restrictions are described in "Restrictions on Ownership and Transfers of Capital Stock." There can be no assurance, however, that such transfer and ownership restrictions will, in all cases, prevent a violation of the stock ownership provisions described in (5) and (6) above. The ownership and transfer restrictions pertaining to a particular class or series of capital stock will be described in the applicable Prospectus Supplement pertaining to such class or series.

    The Company owns, and has owned, interests in various partnerships. In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the real estate investment trust for purposes of

Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, the Company's proportionate share of the assets, liabilities and items of income of the partnerships in which the Company is a partner will be treated as assets, liabilities and items of income of the Company for purposes of applying the requirements described herein. See "--Tax Risks Associated with the Partnerships."

    The Company owns 100% of the stock of a subsidiary that is a qualified REIT subsidiary (a "QRS") and may acquire stock of one or more new subsidiaries. A corporation will qualify as a QRS if 100% of its stock is held by the Company at all times during the period such QRS was in existence. A QRS will not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a QRS will be treated as assets, liabilities and such items (as the case may be) of the Company for all purposes of the Code including the REIT qualification tests. For this reason, references under "Certain Federal Income Tax Considerations" to the income and assets of the Company shall include the income and assets of any QRS. A QRS will not be subject to federal income tax and the Company's ownership of the voting stock of a QRS will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of such issuer's voting securities or more than 5% of the value of the Company's total assets, described below under "--Asset Tests."

    INCOME TESTS. In order to maintain qualification as a REIT, the Company annually must satisfy three gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year.

    Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a real estate investment trust described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the real estate investment trust, or an owner of 10% or more of the real estate investment trust, actually or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the real estate investment trust generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the real estate investment trust derives no revenue; PROVIDED, HOWEVER, the Company may directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. The Company does not and will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above), (ii) rent any property to a Related Party Tenant, (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease), or (iv) perform services considered to be rendered to the occupant of the property, other than through an independent contractor from whom the Company derives no revenue. Notwithstanding the foregoing, the Company may take certain of the actions set forth in (i) through (iv) above to the extent such actions will not, based on the advice of tax counsel to the Company, jeopardize the Company's tax status as a REIT.

    The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

    If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a real estate investment trust for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed above under "--General," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

    ASSET TESTS. The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (including stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) public debt offering of the Company), cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities.

    ANNUAL DISTRIBUTION REQUIREMENTS. The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 95% of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. In addition, if the Company disposes of any asset during its Recognition Period, the Company will be required, pursuant to IRS regulations which have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates.

    It is possible that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company. In the event that such timing differences occur, in order to meet the 95% distribution requirement, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

    Under certain circumstances, the Company may be able to rectify a failure to meet the above distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

    Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its real estate investment trust ordinary income for such year, (ii) 95% of its real estate investment trust capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements set forth above.

    DISTRIBUTION OF ACQUIRED EARNINGS. In addition to the above annual distribution requirements, a REIT is not allowed to have accumulated earnings and profits attributable to non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute any such earnings and profits. In a corporate reorganization qualifying as a tax-free statutory merger, the acquired corporation's earnings and profits are carried over to the surviving corporation. Any earnings and profits treated as having been acquired by a REIT through such a merger will be treated as accumulated earnings and profits of the REIT attributable to non-REIT years. On August 17, 1995, R.I.C. Advisor, Inc., a California corporation ("R.I.C. Advisor"), merged with and into the Company (the "Merger") pursuant to an Agreement and Plan of Merger dated as of April 28, 1995, by and among the Company, R.I.C. Advisor and the shareholders of R.I.C. Advisor. Accordingly, as a result of the Merger, the Company was treated as having acquired the earnings and profits (the "Acquired Earnings") of R.I.C. Advisor. The Company was required to distribute (or be deemed to distribute) the Acquired Earnings prior to the close of 1995. Failure to do so would result in the loss of the Company's REIT status, which would have a material adverse effect on the financial position and results of operations of the Company and its ability to make distributions to stockholders and debt service payments. See "--Failure to Qualify."

    The amount of the Acquired Earnings was based on the earnings and profits of R.I.C. Advisor immediately prior to the Merger. The Acquired Earnings were determined through an earnings and profits study based on the corporate tax returns of R.I.C. Advisor for the tax years beginning with R.I.C. Advisor's date of incorporation through the date of the Merger. The Company requested that KPMG Peat Marwick LLP perform certain procedures relating to the amount of the earnings and profits of R.I.C. Advisor for purposes of the earnings and profits distribution requirement. Based on KPMG Peat Marwick LLP's conclusions (which were based on R.I.C. Advisor's tax returns as filed with the Internal Revenue Service (the "IRS"), certain other information provided by R.I.C. Advisor and other assumptions and qualifications set forth in KPMG Peat Marwick LLP's report) and other relevant factors, the Company believes that it made (or was deemed to make) distributions to its shareholders which were sufficient to distribute the Acquired Earnings prior to the close of 1995.

    The calculation of the amount of Acquired Earnings is subject to challenge by the IRS. The IRS may examine R.I.C. Advisor's prior tax returns and propose adjustments to increase its taxable income. Because the earnings and profits study used to calculate the amount of Acquired Earnings was based on these returns, such adjustments may increase the amount of the Acquired Earnings. If the IRS determines that the Company did not distribute all of the Acquired Earnings prior to the end of 1995, the Company would fail to qualify as a REIT for 1995 and perhaps for subsequent years, which would have a material adverse effect on the financial position and results of operations of the Company and its ability to make distributions to stockholders and debt service payments. See "--Failure to Qualify." However, the Company may make an additional distribution within 90 days of such a determination by the IRS to distribute the Acquired Earnings and would be required to pay to the IRS an interest charge based on 50% of the amount not previously distributed. If such additional distribution is made, the Company's failure to distribute the Acquired Earnings would not prevent it from qualifying as a REIT for years subsequent to 1995.

TAX RISKS ASSOCIATED WITH THE PARTNERSHIPS

    The Company presently owns an interest in one partnership and previously owned an interest in other partnerships. The ownership of an interest in a partnership may involve special tax risks, including the possible challenge by the IRS of (i) allocations of income and expense items, which could affect the computation of taxable income of the Company, and (ii) the status of a partnership as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. If the partnership was treated as an association taxable as a corporation for federal income tax purposes, the partnership would be treated as a taxable entity. In addition, in such a situation, (i) if the Company owned more than 10% of the outstanding voting securities of such partnership, or the value of such securities exceeded 5% of the value of the Company's assets, the Company would fail to satisfy the asset tests described above and would therefore fail to qualify as a REIT, (ii) distributions from the partnership to the Company would be treated as dividends, which are not taken into account in satisfying the 75% gross income test described above and could, therefore, make it more difficult for the Company to satisfy such test, (iii) the interest in the partnership held by the Company would not qualify as a "real estate asset," which could make it more difficult for the Company to meet the 75% asset test described above, and (iv) the Company would not be able to deduct its share of any losses generated by the partnerships in computing its taxable income. See "--Failure to Qualify" for a discussion of the effect of the Company's failure to meet such tests for a taxable year. The Company believes that each of the partnerships in which the Company owns or has owned an interest have been and will be treated for tax purposes as a partnership (rather than an association taxable as a corporation). The Company's position will not be binding on the IRS and no assurance can be given that the IRS will not successfully challenge the status of any partnership as a partnership for federal income tax purposes.

FAILURE TO QUALIFY

    If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Such a failure to qualify for taxation as a REIT would reduce the cash available for distribution by the Company to stockholders and to pay debt service and could have an adverse effect on the market value and marketability of the Securities. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXPAYER RELIEF ACT OF 1997

    On August 5, 1997, President Clinton signed into law the Taxpayer Relief Act of 1997 (H.R. 2014), which will have the effect of modifying certain REIT-related Code provisions for tax years beginning on or after January 1, 1998. Some of the potentially significant REIT-related changes contained in this legislation include: (i) the rule disqualifying a REIT for any year in which it fails to comply with certain regulations requiring the REIT to monitor its stock ownership is replaced with an intermediate financial penalty; (ii) the rule disqualifying a REIT in any year that it is "closely held" does not apply if during such year the REIT complied with certain regulations which require the REIT to monitor its stock ownership, and the REIT did not know or have reason to know that it was closely held; (iii) a REIT is permitted to render a DE MINIMIS amount of impermissible services to tenants in connection with the management of property and still treat amounts received with respect to such property (other than certain amounts relating to such services) as qualified rent; (iv) the rules regarding attribution to partnerships for purposes of defining qualified rent and independent contractors are modified so that attribution occurs only when a partner owns a 25% or greater interest in the partnership;
(v) the 30% gross income test is repealed; (vi) any corporation wholly-owned by a REIT is permitted to be treated as a qualified REIT subsidiary regardless of whether such subsidiary has always been owned by the REIT; (vii) the ordering rule for purposes of the requirement that newly-electing REITs distribute earnings and profits accumulated in non-REIT years is modified; (viii) the class of excess noncash items for purposes of the REIT distribution requirements is expanded; (ix) the rules regarding the treatment of hedges are modified; and (x) certain other Code provisions relating to REITs are amended. Some or all of the provisions could affect both the Company's operations and its ability to maintain its REIT status for its taxable years beginning in 1998.

STATE AND LOCAL TAXES

    The Company may be subject to state or local taxes in other jurisdictions such as those in which the Company may be deemed to be engaged in activities or own property or other interests. Such tax treatment of the Company in states having taxing jurisdiction over it may differ from the federal income tax treatment described in this summary.

                              PLAN OF DISTRIBUTION

    The Company may sell the Securities to one or more underwriters for public offering and sale by them or may sell the Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Securities will be named in the applicable Prospectus Supplement.

    Underwriters may offer and sell the Securities at a fixed price or prices, which may be changed, at prices relating to the prevailing market prices at the time of sale or at negotiated prices. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Securities for whom they may act as agent. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and such compensation received from the Company will be described, in the applicable Prospectus Supplement.

    Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

    Certain of the underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with and perform services for the Company and its subsidiaries in the ordinary course of business.

    Unless otherwise specified in the related Prospectus Supplement, each series of Securities will be a new issue with no established trading market, other than the Common Stock. The Common Stock is currently listed on the NYSE. Unless otherwise specified in the related Prospectus Supplement, any shares of Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance. The Company may elect to list any series of Debt Securities or Preferred Stock on an exchange or Nasdaq, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, there can be no assurance as to the liquidity of, or the trading market for, the Securities.

                                    EXPERTS

    The consolidated financial statements and financial statement schedule of Realty Income Corporation as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 included in Realty Income Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent certified public accountants, and have been incorporated herein by reference in reliance upon the reports of KPMG Peat Marwick LLP, incorporated herein by reference, and upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    The validity of the Securities will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll. Certain legal matters will be passed upon for the Company by Latham & Watkins.

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER TO SELL, OR A SOLICITATION OR AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                   PAGE
                                                 ---------
Prospectus Supplement Summary..................        S-3
Risk Factors...................................       S-13
Use of Proceeds................................       S-18
Distribution Policy............................       S-18
Capitalization.................................       S-19
Price Range of Common Stock and Distribution
  History......................................       S-20
Business and Properties........................       S-21
Management.....................................       S-50
Certain U.S. Federal Income Tax Considerations
  to Holders of Common Stock...................       S-53
Underwriting...................................       S-58
Legal Matters..................................       S-60

                        PROSPECTUS
Available Information..........................          2
Incorporation of Certain Documents by
  Reference....................................          2
The Company....................................          3
Use of Proceeds................................          3
Ratios of Earnings to Fixed Charges............          3
Description of Debt Securities.................          4
Description of Common Stock....................         14
Description of Preferred Stock.................         17
Restrictions on Ownership and Transfers of
  Capital Stock................................         22
Certain Federal Income Tax Considerations......         25
Plan of Distribution...........................         31
Experts........................................         32
Legal Matters..................................         32

                                2,700,000 SHARES

                                     [LOGO]

                                  COMMON STOCK

                               ------------------

                             PROSPECTUS SUPPLEMENT

                            ------------------------

                              MERRILL LYNCH & CO.
                           A.G. EDWARDS & SONS, INC.
                            PAINEWEBBER INCORPORATED
                            SUTRO & CO. INCORPORATED
                           WHEAT FIRST BUTCHER SINGER

                                OCTOBER 8, 1997

-------------------------------------------
                                     -------------------------------------------
-------------------------------------------
                                     -------------------------------------------

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED OCTOBER 1, 1997)

                                2,700,000 SHARES

                                     [LOGO]

                                  COMMON STOCK
                               ------------------

    Realty Income Corporation, a Maryland corporation (the "Company" or "Realty Income"), is a fully integrated, self-administered and self-managed real estate investment trust ("REIT") that acquires, owns and manages net leased, retail properties. The Company is the nation's largest publicly-traded owner of freestanding, single-tenant, retail properties diversified geographically and by industry and operated under net lease agreements and, through its predecessors, has been in the real estate investment business since 1969. As of August 31, 1997, the Company owned a diversified portfolio of 774 properties located in 42 states with over 5.7 million square feet of leasable space. Over 99 percent of the Company's single-tenant properties were leased as of August 31, 1997 pursuant to leases with an average remaining term (excluding extension options) of approximately 8.4 years.

    The Company currently pays regular monthly distributions to holders of its outstanding shares of common stock, par value $1.00 per share ("Common Stock"). The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "O." On October 8, 1997, the last reported sale price of the Common Stock on the NYSE was $27 1/16 per share.

    All of the 2,700,000 shares of Common Stock being offered hereby are being sold by Realty Income. Of the 2,700,000 shares of Common Stock offered hereby, 540,000 shares are being offered outside of the United States and Canada by the International Managers (the "International Offering") and 2,160,000 shares are being offered in a concurrent offering inside the United States and Canada by the U.S. Underwriters (the "U.S. Offering" and, together with the International Offering, the "Offering"). The price to public and underwriting discount per share are identical for the International Offering and the U.S. Offering. See "Underwriting."

    The shares of Common Stock are subject to certain restrictions on ownership and transfer designed to preserve the Company's status as a REIT for federal income tax purposes. See "Restrictions on Ownership and Transfers of Capital Stock" in the accompanying Prospectus.

    SEE "RISK FACTORS" BEGINNING ON PAGE S-13 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.
                            ------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO
      WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                                          PRICE TO       UNDERWRITING      PROCEEDS TO
                                                           PUBLIC         DISCOUNT(1)      COMPANY(2)
Per Share............................................      $27.00           $1.415           $25.585
Total(3).............................................    $72,900,000      $3,820,500       $69,079,500

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting expenses payable by the Company estimated at $400,000.

(3) The Company has granted the International Managers and U.S. Underwriters (the "Underwriters") options, exercisable within 30 days after the date hereof, to purchase up to 81,000 and 324,000 additional shares of Common Stock, respectively, in each case to cover over-allotments, if any. If all such shares are purchased, the total Price to Public, Underwriting Discount and Proceeds to Company will be $83,835,000, $4,393,575 and $79,441,425, respectively. See "Underwriting."

                         ------------------------------

    The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if issued by the Company and delivered to and accepted by the Underwriters, subject to approval of certain legal matters by counsel for the Underwriters and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the Common Stock will be made in New York, New York on or about October 15, 1997.

                           --------------------------

MERRILL LYNCH INTERNATIONAL
        A.G. EDWARDS & SONS, INC.
                    PAINEWEBBER INTERNATIONAL
                                SUTRO & CO. INCORPORATED
                                                      WHEAT FIRST BUTCHER SINGER

                                ----------------

           The date of this Prospectus Supplement is October 8, 1997.

    NEW WITHHOLDING REGULATIONS. Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the "New Withholding Regulations") were issued by the Treasury Department on October 6, 1997 and are expected to be published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but unify current certification procedures and forms and clarify reliance standards. For example, the New Withholding Regulations adopt a certification rule which was in the proposed regulations, under which a foreign stockholder who wishes to claim the benefit of an applicable treaty rate with respect to dividends received from a United States corporation will be required to satisfy certain certification and other requirements. In addition, the New Withholding Regulations require a corporation that is a REIT to treat as a dividend the portion of a distribution that is not designated as a capital gain dividend or return of basis and apply the 30% withholding tax (subject to any applicable deduction or exemption) to such portion, and to apply the FIRPTA withholding rules (discussed above) with respect to the portion of the distribution designated by the REIT as capital gain dividend. The New Withholding Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. THE DISCUSSION SET FORTH ABOVE IN "TAXATION OF NON-U.S. STOCKHOLDERS" DOES NOT TAKE THE NEW WITHHOLDING REGULATIONS INTO ACCOUNT. PROSPECTIVE NON-U.S. STOCKHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE NEW WITHHOLDING REGULATIONS.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in a purchase agreement (the "International Purchase Agreement"), the Company has agreed to sell to the International Managers named below (the "International Managers"), and the International Managers have severally agreed to purchase, the number of shares of Common Stock set forth opposite their respective names below.

                                                                                    NUMBER OF
                UNDERWRITER                                                          SHARES
                --------------------------------------------------------------  -----------------
Merrill Lynch International...................................................         108,000
A.G. Edwards & Sons, Inc......................................................         108,000
PaineWebber International (U.K.) Ltd..........................................         108,000
Sutro & Co. Incorporated......................................................         108,000
Wheat, First Securities, Inc..................................................         108,000
                                                                                       -------
                Total.........................................................         540,000
                                                                                       -------
                                                                                       -------

    The Company has also entered into a purchase agreement (the "U.S. Purchase Agreement" and, together with the International Purchase Agreement, the "Agreements") with Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc., PaineWebber Incorporated, Sutro & Co. Incorporated and Wheat, First Securities, Inc. (the "U.S. Underwriters"). Subject to the terms and conditions set forth in the U.S. Purchase Agreement, the Company has agreed to sell to the U.S. Underwriters, and the U.S. Underwriters have severally agreed to purchase, an aggregate of 2,160,000 shares of Common Stock. The initial public offering price per share and the underwriting discount per share are identical under the International Purchase Agreement and the U.S. Purchase Agreement.

    In the International Purchase Agreement and the U.S. Purchase Agreement, the several International Managers and the several U.S. Underwriters (collectively, the "Underwriters"), respectively, have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Common Stock being sold pursuant to such Agreement if any of the shares of Common Stock being sold pursuant to such Agreement are purchased. The International Purchase Agreement provides that, in the event of a default by an International Manager, the purchase commitments of the non-defaulting International Managers may in certain circumstances be increased, and the U.S. Purchase Agreement provides that, in the event of a default by a U.S. Underwriter, the purchase commitments of the non-defaulting U.S. Underwriters may in certain circumstances be increased. The closing with respect to the sale of the shares of Common Stock pursuant to the International Purchase Agreement is a condition to the closing with respect to the sale of the shares of Common Stock pursuant to the U.S. Purchase Agreement, and the closing with respect to the sale of the shares of Common Stock pursuant to the U.S. Purchase Agreement is a condition to the closing with respect to the sale of the shares of Common Stock pursuant to the International Purchase Agreement.

    The International Managers and the U.S. Underwriters have entered into an intersyndicate agreement (the "Intersyndicate Agreement") which provides for the coordination of their activities. Under the terms of the Intersyndicate Agreement, the International Managers and the U.S. Underwriters are permitted to sell shares of Common Stock to each other. Pursuant to the Intersyndicate Agreement, sales may be made between the International Managers and the U.S. Underwriters of such number of shares of Common Stock as may be mutually agreed. The price of any shares of Common Stock so sold shall be the initial public offering price, less an amount not greater than the selling concession.

    Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will agree to offer to sell or sell shares of Common Stock only to persons whom they believe are United States Persons or Canadian Persons (as defined in the Intersyndicate Agreement) or to persons whom they believe intend to reoffer or resell the same to United States Persons or Canadian Persons, and the International Managers and any bank, broker or dealer to whom they sell shares of Common Stock will agree not to offer to sell or sell shares of Common Stock to persons whom they believe to be United States Persons or Canadian Persons or to persons whom they believe intend to reoffer or resell the same to United States Persons or Canadian Persons, except in each case for transactions pursuant to the Intersyndicate Agreement which, among other things, permits the Underwriters to purchase from each other and offer for resale such number of shares of Common Stock as the selling Underwriter or Underwriters and the purchasing Underwriter or Underwriters may agree.

    The International Managers have advised the Company that they propose initially to offer the shares of Common Stock offered hereby to the public at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of $.85 per share. The International Managers may allow, and such dealers may reallow, a discount not in excess of $.10 per share on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

    The Company has granted to the International Managers an option, exercisable for 30 days after the date hereof, to purchase up to 81,000 additional shares of Common Stock and to the U.S. Underwriters an option, exercisable for 30 days after the date hereof, to purchase up to 324,000 additional shares of Common Stock, in each case solely to cover over-allotments, if any, at the initial public offering price less the underwriting discount and less an amount per share equal to any dividends or distributions payable by the Company on the shares offered hereby but not payable on the shares purchased by the International Managers or the U.S. Underwriters, as the case may be, upon the exercise of such option. To the extent that the International Managers exercise this option, each of the International Managers will be obligated, subject to certain conditions, to purchase approximately the same percentage of such shares which the number of shares of Common Stock to be purchased by it shown in the foregoing table bears to the total number of shares of Common Stock set forth in such table.

    The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

    The Company has agreed that, for a period of 90 days from the date of this Prospectus Supplement, the Company will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), directly or indirectly (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to the foregoing or (ii) enter into any swap, agreement or other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Common Stock, whether any such swap or other transaction described in (i) or
(ii) above is to be settled by delivery of Common Stock, other securities, cash or otherwise. The foregoing sentence shall not apply to (A) the Common Stock to be sold in the Offering, (B) any shares of Common Stock issued by the Company upon the exercise of any option outstanding on the date of this Prospectus Supplement, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan.

    Until the distribution of the Common Stock is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the U.S. Underwriters are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

    If the Underwriters create a short position in the Common Stock in connection with this Offering (I.E. if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus Supplement), the U.S. Underwriters may reduce that short position by purchasing Common Stock in the open market. The U.S. Underwriters may also elect to reduce any short position through the exercise of all or part of the over-allotment options described above.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

    Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the U.S. Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

    Each International Manager has agreed that (i) it has not offered or sold and will not offer or sell any shares of Common Stock to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Common Stock to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on; and
(iii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to any shares of Common Stock in, from or otherwise involving the United Kingdom.

    Purchasers of the shares of Common Stock offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of their country of purchase, in addition to the offering price set forth on the cover page hereto.

                                 LEGAL MATTERS

    The validity of the Common Stock to be issued in connection with the Offering will be passed upon for the Company by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland. Certain legal matters relating to the Offering will be passed upon for the Company by Latham & Watkins, Costa Mesa, California. Brown & Wood LLP, San Francisco, California will act as counsel for the Underwriters.

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    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER TO SELL, OR A SOLICITATION OR AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.
                            ------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                   PAGE
                                                 ---------
Prospectus Supplement Summary..................        S-3
Risk Factors...................................       S-13
Use of Proceeds................................       S-18
Distribution Policy............................       S-18
Capitalization.................................       S-19
Price Range of Common Stock and Distribution
  History......................................       S-20
Business and Properties........................       S-21
Management.....................................       S-50
Certain U.S. Federal Income Tax Considerations
  to Holders of Common Stock...................       S-53
Underwriting...................................       S-58
Legal Matters..................................       S-60

                        PROSPECTUS
Available Information..........................          2
Incorporation of Certain Documents by
  Reference....................................          2
The Company....................................          3
Use of Proceeds................................          3
Ratios of Earnings to Fixed Charges............          3
Description of Debt Securities.................          4
Description of Common Stock....................         14
Description of Preferred Stock.................         17
Restrictions on Ownership and Transfers of
  Capital Stock................................         22
Certain Federal Income Tax Considerations......         25
Plan of Distribution...........................         31
Experts........................................         32
Legal Matters..................................         32

                                2,700,000 SHARES

                                     [LOGO]

                                  COMMON STOCK

                               ------------------

                             PROSPECTUS SUPPLEMENT

                            ------------------------

                          MERRILL LYNCH INTERNATIONAL
                           A.G. EDWARDS & SONS, INC.
                           PAINEWEBBER INTERNATIONAL
                            SUTRO & CO. INCORPORATED
                           WHEAT FIRST BUTCHER SINGER

                                OCTOBER 8, 1997

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